THIS DOCUMENT IS A COPY OF THE FORM S-4 REGISTRATION STATEMENT FILED ON JANUARY 13, 1994 PURSUANT TO RULE 201 TEMPORARY HARDSHIP EXEMPTION.
                                           File No. 33-______
     As filed with the Securities and Exchange Commission on January ___, 1994.

- ----------------------------------------------------------------



                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                   ------------------------------------


                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                   -------------------------------------


                              INTERFACE, INC.
             (Exact name of issuer as specified in its charter)

      Georgia                        2273              58-1451243
    (State or other          (Primary Standard      (I.R.S. Employer
     jurisdiction of           Industrial           Identification
     organization)             Classification        Number)
                               Code Number)

                             Orchard Hill Road
                               P.O. Box 1503
                          LaGrange, Georgia 30241
                               (706) 882-1891
       (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                          David W. Porter, Esquire
               Vice President, General Counsel and Secretary

                           INTERFACE, INC.
         2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339
                                (404) 319-6471
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                        G. Kimbrough Taylor, Esquire
                             KILPATRICK & CODY
            1100 Peachtree Street, Atlanta, Georgia  30309-4530
                      Telephone:  (404) 815-6500


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as possible after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of a subsidiary of the Registrant with and into Prince Street
Technologies, Ltd., a Georgia corporation ("PST"), pursuant to the Agreement and Plan of Merger described in the enclosed
Prospectus have been satisfied or waived.

       If the securities being registered on this Form are being
offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the
following box.   ----

                     CALCULATION OF REGISTRATION FEE

Title of each                                                                  Proposed
class of securities                                         Proposed           Maximum
to be registered                                            Maximum           Aggregate      Amount of
                                           Amount to        Offering Price     Offering      registration
                                           be Registered    per Unit           Price          fee
- -------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.10 per share                 822,604 shares <F1>    <F2>              <F2>             $808.96
- ----------------------

<F1> The number of shares of Interface, Inc. Class A Common Stock being registered hereunder is based upon the anticipated maximum number of such shares required to consummate the Merger pursuant to the provisions of the Acquisition
     Agreement.   The Registrant will remove from registration by
     means of a post-effective amendment any shares being registered hereunder which are not issued in connection with the Merger.

<F2> In accordance with Rule 457(f)(2), the registration fee has been calculated on the basis of $2,345,998, the combined book value of Prince Street Technologies, Ltd./Prince Street
     Holding Company, as of October 3, 1993.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              INTERFACE, INC.

                           Cross Reference Sheet

      Pursuant to Item 501(b) of Regulation S-K, showing the location in the Prospectus
             of the information required by Part I of Form S-4.

    Item Number and Caption in Form S-4       Location or Caption in
                                               Prospectus
    -----------------------------------       -----------------------
    A. INFORMATION ABOUT THE
       TRANSACTION.

    1. Forepart of the Registration
       Statement and Outside Front
       Cover Page of Prospectus ..........  Cover Page of
                                            Registration
                                            Statement; Cross
                                            Reference Sheet; Outside
                                            Front Cover Page
     2.Inside Front and Outside
       Back Cover Pages of
       Prospectus ........................ Inside Front Cover Page;
                                            Outside Back Cover Page
     3. Risk Factors, Ratio
       of Earnings to Fixed
       Charges and Other
       Information.   .................... Summary;

    4. Terms of the
       Transaction ....................... Summary; The Proposed
                                         Merger; Comparison of
                                         Securities of Interface
                                         and PST
    5. Pro Forma Financial
       Information ......................  Not Applicable

    6. Material Contacts with the
       Company being Acquired ........... Summary; The Proposed
                                          Merger

    7. Additional Information Required
       for Reoffering by Persons and
       Parties Deemed to be
       Underwriters...................... Not Applicable

    8. Interests of Named Experts
       and Counsel ...................... Not Applicable

    9. Disclosure of Commission
       Position on Indemnification
       for Securities Act
       Liabilities ...................... Not Applicable

    B. INFORMATION ABOUT
       THE REGISTRANT.

    10. Information With Respect
        to S-3 Registrants .............. Summary; Incorporation of
                                           Documents by Reference
     11. Incorporation of
         Certain Information by
         Reference ....................... Incorporation of Documents
                                           by Reference
    12. Information With Respect
        to S-2 or S-3 Registrants........ Not Applicable

    13. Incorporation of Certain
        Information by Reference......... Not Applicable

    14. Information With Respect
        to Registrants Other Than
        S-2 or S-3 Registrants........... Not Applicable

    C.   INFORMATION ABOUT THE
         COMPANY BEING ACQUIRED.

    15. Information With Respect
        to S-3 Companies................. Not Applicable

    16. Information With Respect
        to S-2 or S-3 Companies ......... Not Applicable

    17. Information With Respect
        to Companies Other Than
        S-2 or S-3 Companies ............ Summary; Certain
                                          Information Regarding PST
                                          and PSHC; Management's
                                          Discussion and Analysis of
                                          Financial Condition and
                                          Results of Operations of
                                          PST; Financial Statements
                                          of PST and PSHC

    D.   VOTING AND MANAGEMENT INFORMATION.

    18. Information if Proxies,
        Consents or Other
        Authorizations are to be
        Solicited ....................... Not Applicable

    19. Information if Proxies,
        Consents or Other
        Authorizations are not
        to be Solicited or in an
        Exchange Offer................... Outside Front Cover Page;
                                           Summary; The Proposed
                                           Merger; Incorporation of
                                           Documents by Reference;
                                           Certain Information
                                           Regarding PST and PSHC

         SUBJECT TO COMPLETION, DATED JANUARY __, 1994

                         INTERFACE, INC.

                            PROSPECTUS
                      ______________________


    This Prospectus relates to the proposed merger (the "Merger") of PST Acquisition Corp, a Georgia corporation ("Sub") and a wholly-owned subsidiary of Interface, Inc., a Georgia corporation ("Interface"), with and into Prince Street Technologies, Ltd., a Georgia corporation ("PST"), immediately following the merger (the "PST/PSHC Combination") with and into PST of Prince Street Holding Company, a Georgia corporation ("PSHC") and the parent company of PST, and, at the effective time of the Merger, the conversion of all of the outstanding shares of PST ("PST Shares") into the right to receive an aggregate of [$9,871,242] payable in the discretion of Interface, subject to certain limitations described herein, in cash or shares of Interface Class A Common Stock ("Interface Stock"), or a combination thereof, pursuant to
an Acquisition Agreement  dated   as  of   December  3,  1993
(the "Acquisition Agreement"), among Interface, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton Corp., PSHC, Steven C. Andrade and Robert D. Williams.

    This Prospectus is being delivered to current shareholders of PST and PSHC in connection with the issuance of shares of
Interface Stock ("Merger Shares")  to them  in the Merger.   All
information regarding Interface and Sub in this Prospectus has been supplied by Interface, and all information regarding PST and PSHC has been supplied by PST and PSHC. This Prospectus is first being sent to shareholders of PST and PSHC on or about _____________, 1994.

    THE  INTERFACE  STOCK  HAS  LIMITED  VOTING  RIGHTS.   FOR  A
DESCRIPTION OF SUCH LIMITED RIGHTS, SEE "COMPARISON OF SECURITIES OF INTERFACE AND PST".

    While this Prospectus contains certain information about corporate actions that are required by shareholders of PST and PSHC to permit the consummation of the Merger, this document is not a proxy statement of either PST or PSHC, neither of which is soliciting any proxy or consent of shareholders hereby.

               WE ARE NOT ASKING YOU FOR A PROXY AND
              YOU ARE REQUESTED NOT TO SEND US A PROXY

                          _______________

   THE SECURITIES TO WHICH THIS PROSPECTUS RELATES HAVE NOT BEEN
     APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                   SENTATION TO THE CONTRARY IS A
                         CRIMINAL OFFENSE.
                          _______________

     The  Interface Stock  is  traded through  the NASDAQ
National Market System under the  symbol "IFSIA".  On __________,
1994, the last  reported sale price of the Interface Stock
through the NASDAQ National Market System was $____ per share.
                          _______________

         The date of this Prospectus is ___________, 1994.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS   AND,   IF  GIVEN   OR   MADE,   SUCH
INFORMATION   OR REPRESENTATIONS MUST NOT  BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY INTERFACE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INTERFACE,
PST OR PSHC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR SINCE THE DATES AS OF WHICH CERTAIN INFORMATION IS SET FORTH HEREIN.


                             TABLE OF CONTENTS


    AVAILABLE INFORMATION

    INCORPORATION OF DOCUMENTS BY REFERENCE

    SUMMARY

    THE PROPOSED MERGER

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF PST

    CERTAIN INFORMATION REGARDING PST AND PSHC


    COMPARISON OF SECURITIES OF INTERFACE AND PST

    LEGAL MATTERS

    EXPERTS

    INDEX TO FINANCIAL STATEMENTS AND APPENDICES

                           AVAILABLE INFORMATION

     Interface is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by Interface with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
and at  the following Regional Offices of the  Commission:   New
York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Interface with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Interface and the
securities  offered   hereby,  reference   is  made  to  the
Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such
reference.   The  Registration Statement, including the exhibits
thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Prospectus and are deemed to be a part hereof from the date of the filing of such documents:

     (1) Interface's Annual Report on Form 10-K for the fiscal year ended January 3, 1993;

     (2) Interface's Quarterly Reports on Form 10-Q for the quarters ended April 4, 1993, July 4, 1993, and October 3,
1993;

     (3)  Interface's  Current Report  on Form  8-K, dated July
6, 1993, as amended September 2, 1993; and

     (4)  The  description  of  Interface's  Class  A  Common
Stock contained in the registration statement on Form 8-A, filed with the Commission on April 30, 1984, as amended by Form 8 filed
August 19, 1988;

     In addition, all documents filed by Interface pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the closing of the Merger shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS
(OTHER THAN  EXHIBITS   TO  SUCH   DOCUMENTS  UNLESS  SUCH
EXHIBITS  ARE SPECIFICALLY  INCORPORATED  BY  REFERENCE  HEREIN)
ARE  AVAILABLE, WITHOUT  CHARGE,  UPON  REQUEST  FROM   ANY
PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO DANIEL T. HENDRIX, VICE PRESIDENT-FINANCE, INTERFACE, INC., P.O. BOX 1503, LAGRANGE, GEORGIA 30241, TELEPHONE NUMBER (706) 882-1891. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1994.

                                  SUMMARY

     THE  FOLLOWING SUMMARY  IS QUALIFIED  IN ITS  ENTIRETY BY
THE DETAILED  INFORMATION  APPEARING ELSEWHERE  IN  THIS
PROSPECTUS  OR INCORPORATED  BY REFERENCE HEREIN.  CAPITALIZED
TERMS USED AND NOT OTHERWISE DEFINED  IN THIS  SUMMARY HAVE THE
MEANINGS ASCRIBED  TO THEM ELSEWHERE IN THIS PROSPECTUS.

GENERAL

     This Prospectus relates to the proposed merger (the "Merger") of PST Acquisition Corp, a Georgia corporation ("Sub") and a wholly-owned subsidiary of Interface, Inc., a Georgia corporation ("Interface"), with and into Prince Street Technologies, Ltd., a Georgia corporation ("PST"), immediately following the merger (the "PST/PSHC Combination") with and into PST of Prince Street Holding Company, a Georgia corporation ("PSHC") and the parent company of PST, and, at the effective time of the Merger (the "Effective Time"), the conversion of all of the then-outstanding shares of PST ("PST Shares") into
the   right  to  receive  an  aggregate   of [$9,871,242] and
payable in the discretion of Interface, subject to certain limitations described herein, in cash, Interface Class A Common Stock ("Interface Stock"), or a combination thereof, pursuant to an Acquisition Agreement dated as of December 3, 1993 (the "Acquisition Agreement"), among Interface, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell,
Jacqueline A. Colando,   Traccton  Corp.,   and  PSHC
(collectively   the  "PST Shareholders");  and  Steven  C.
Andrade and  Robert  D.  Williams (collectively,  with  the PST
Shareholders  other  than PSHC,  the "Shareholders").    See
"THE  PROPOSED MERGER  -  The  Acquisition Agreement".   (The
shares of Interface Stock to be issued to the Shareholders in the Merger are referred to herein collectively as the "Merger Shares".)

     The Acquisition Agreement appears as Appendix A to this Prospectus and is incorporated herein, and any summary contained herein of the terms of the Acquisition Agreement is qualified by reference to the Acquisition Agreement.

THE PARTIES

     Interface.    Interface,  through  its  various
subsidiaries, manufactures and sells in domestic and international markets carpet tiles under the Interface and Heuga brands, and interior fabrics under the Guilford of Maine and Steven Linens brands, for use in offices, healthcare facilities, airports, educational and other institutions and
retail  facilities.   Through  its Bentley  Mills subsidiary,
which it acquired during the second quarter of 1993, the Company also manufactures and sells high quality, designer-oriented broadloom carpeting used primarily for commercial
and institutional  applications.   In addition,  Interface
manufactures and sells chemicals used in various rubber and plastic products, and offers Intersept , a proprietary
antimicrobial chemical,  under a   licensing  program   to
manufacturers   of  other   products. Interface's  executive
offices are located at Orchard Hill Road, P.O. Box 1503, LaGrange, Georgia 30241; its telephone number is (706) 882-1891.

     PST.   PST is engaged  in the manufacture  and distribution
of innovative and technically advanced tufted broadloom carpeting specified by interior designers and architects and sold to flooring contractors for use by end-users in commercial interiors. PST's offices are located at 36 Enterprise Boulevard, Atlanta, Georgia; its telephone number is (404) 691-0507.

     Sub.   Sub  was  formed in  December  1993 as  a  wholly-
owned subsidiary of Interface to serve as a vehicle to effect the Merger. Sub's address and telephone number are the same as those of Interface.

     PSHC.   PSHC is the  parent company  of PST by  virtue of
its ownership of all the outstanding Class A common stock of PST. PST is the only operating subsidiary of PSHC, and PSHC is not otherwise engaged in any business operations and does not own any other significant assets. As a result of the PST/PSHC Combination to be effected immediately prior to the Merger, PSHC will no longer exist as a separate entity at the time of the Merger and, accordingly, is not a party to the Merger.

SUMMARY HISTORICAL INFORMATION

     The following summary historical information, which does not give effect to the Merger, should be read in conjunction with the consolidated financial statements and notes thereto of Interface, Inc. and subsidiaries, which are incorporated herein by reference, and the combined financial statements of PST and PSHC (the combined group being referred to herein as "PST/PSHC") appearing elsewhere in this Prospectus.

                                                           Interface, Inc. and Subsidiaries
                                                         (In thousands, except per share amounts)

                                                        ----------------------------------------
Statements of Operations
Data:                                               Fiscal Year<F1>                      Nine Months ended   Nine Months ended
                           1992         1991         1990       1989       1988<F2>      October 3, 1993     October 4, 1992
                           ----         ----         ----        ----      ------        ----------------    ----------------
  Net sales                $594,078      $581,786    $623,467    $581,756     $396,651    $452,672             $447,505
  Costs of sales            404,130       393,733     410,652     382,455      263,508     309,437              302,422
  Selling, general and
      administrative
      expenses              149,509       150,100     153,317     135,468        87,445     110,927             113,204
  Other expense (income)     21,878        23,623      21,818      23,202        11,587      18,656              17,523
   Income before taxes on
      income                 18,561        14,330      37,680      40,631        34,111      13,652              14,356
   Taxes on income            6,311         5,409      14,078      16,084        13,926       4,781               5,265
   Net income                12,250         8,921      23,602      24,547        20,185       8,871               9,091
   Earnings per share:
      Primary                   .71           .52        1.37        1.43          1.18         .49                 .53
      Fully diluted<F4>         .71           .52        1.24        1.27          1.15         .49                 .53
   Cash dividends paid        4,142         4,136       4,133       3,600         2,649       3,586               3,106
   Cash dividends per
      share                      .24           .24         .24        .21          .16          .18                 .18
   Property additions<F3>     14,476        15,375      23,705     25,333       49,261       11,225              11,513
   Depreciation and
      amortization            22,257        19,723      21,570     17,243       11,621       20,520              16,977
   Weighted average shares
      outstanding
      Primary                 17,253        17,230      17,214     17,146       17,109       17,280              17,249
      Fully diluted           23,398        23,375      23,359     23,291       18,726       24,068              23,393

Balance Sheet Data:                                 At Fiscal Year End <F1>

                               1992         1991         1990       1989       1988         At October 3, 1993
                               ----         ----         ----        ----       ----        ------------------
   Working capital          $138,834      $150,541     $156,638    $131,953     $127,328           $158,543
   Current ratio                2.5           2.3          2.4        2.2          2.3               2.4
   Net property and
      equipment             $137,605      $139,406      $141,125   $126,917     $119,006            $143,059
   Total assets              534,120       569,438       582,371    525,814      493,371             643,480
   Total long-term debt      235,488       240,137       254,578    244,158      249,136             297,988
   Shareholders' equity      186,349       198,977       198,409    157,001      135,985             211,032
   Book value per share       10.79         11.55         11.52      9.14         7.94                 12.21
 ____________________________________________

<F1> Interface's fiscal year ends on the Sunday nearest December 31.
<F2> During 1988, Interface completed an acquisition
     accounted for as a purchase.
<F3> Includes property and equipment obtained in acquisitions of businesses.
<F4> For  fiscal years 1992 and  1991 and the nine  months ended
     October, 3, 1993 and October 4, 1992, earnings per share on a fully diluted basis are antidilutive.


                        Prince Street Holding Company and Prince Street Technologies, Ltd.
                        (In thousands, except per share amounts and number of shares outstanding)
                      -------------------------------------------------------------------------
Statements of Operations Data:
                                                                      Fiscal Year <F1>
                                                    -----------------------------------------------------------------------
                                               1993            1992           1991         1990                1989
                                               ----             ----           ---         ----                ----
 Net sales                                    $30,671          $27,814         $28,066      $21,348           $18,624
 Costs of goods sold                            21,014          19,414          18,560       15,107            12,531
 Selling, general and
   administrative
   expenses                                     7,800           7,821           6,908        6,382              5,460
 Other
expense (income)                                  889             885             982          673                519
 Income (loss) before income
   taxes and extraordinary item                   968            (306)          1,616         (814)               114
 Income tax (provision) benefit                  (398)             81             676)          41                (46)
 Income (loss) before
   extraordinary item                             570            (225)            940         (773)                68
Extraordinary item - utilization
   of operating loss carry-
   forward                                         88             --              226           --                 --
Net income (loss)                                 658             (225)         1,166         (773)                68
 Pro forma earnings per share                     952.63          (326.24)      1,687.23    (1,119.14)             98.75
 Cash dividends paid                               --              --               --          --                 --
Property additions                              1,205            1,330           1,022          879               615
 Depreciation and
   amortization                                   722              642             495          312               180
 Pro forma weighted average
   shares outstanding                             691             691             691           691               691


Balance Sheet Data:

                                                                       At Fiscal Year End <F1>
                                              ---------------------------------------------------------------------------
                                             1993               1992            1991          1990               1989
                                             ----             -----            ----          ----                ----
Working capital                              $2,434            $2,291          $3,035       $2,846                $768
Current ratio                                     1.4               1.4             1.6          1.8                 1.2
 Net property and
   equipment                                  $4,223          $ 3,799           $3,017       $2,528              $1,132
 Total assets                                 12,321           11,499           11,863        9,161               5,470
 Total long-term debt                          4,315            4,630            4,392        4,793                 843
 Shareholders' equity                          2,746            2,088            2,313        1,147               1,347
 Book value per share                          3,974            3,021            3,348        1,660               1,949
 ____________________________

<F1> PST/PSHC's fiscal year ends on the Sunday nearest September 30.

THE MERGER

     Background and  General.   Immediately prior to  the
Effective Time, PSHC and PST will effect the PST/PSHC Combination pursuant to which PSHC, the owner of all the outstanding shares of PST Class A common stock, will be merged into PST, with PST as the surviving corporation in the PST/PSHC Combination. Each share of PSHC common stock issued and outstanding immediately prior to the PST/PSHC Combination will be converted into the right to receive .000295377 shares of Class B common stock of
PST.   The shares of PST Class A common   stock  held  by  PSHC
will  be  cancelled,  and  all  the outstanding  shares   of  PST
Class B common stock issued and outstanding immediately prior to the PST/PSHC Combination will continue unchanged after the PST/PSHC Combination and will continue to evidence the same number of shares of Class B common stock of PST.

     At the Effective Time, following the PST/PSHC Combination, Sub will be merged with and into PST, and Interface will thereby become the holder of all of the issued and outstanding shares of PST. Sub will cease to exist as a separate corporation, and PST will be the surviving corporation in the Merger (the "Surviving Corporation"). The articles of incorporation of PST and the bylaws of Sub, as in effect at the Effective Time, will be the articles of incorporation and the bylaws of the Surviving Corporation.

     Conversion of PST Shares. At the Effective Time, all of the then-outstanding shares of PST, which will consist solely of shares of PST Class B common stock as a result of the PST/PSHC Combination (collectively, the "PST Shares"), will be converted
into the  right to   receive   an   aggregate   of   [$9,871,242]
 (the    "Merger Consideration"),  as adjusted  from  the
initial $10,500,000 base amount  as  described in  "THE  PROPOSED
MERGER  -  The Acquisition Agreement".   In exchange for the PST
Shares, each Shareholder will be   entitled  to  receive  a   pro
rata  amount   of  the  Merger Consideration  as  set  forth  on
Exhibit  C  to  the  Acquisition Agreement.

     The Merger Consideration is expected to be paid in shares of Interface Stock, valued for such purpose at the average of the closing sale prices for Interface Stock as reported by
the NASDAQ National  Market   System  ("NASDAQ")  for  the   60
trading days immediately preceding the Closing Date (the "Closing Date Price"). Interface will have the option, however, to pay up to 20% of the aggregate Merger Consideration in cash, with the balance payable in Interface Stock, or, if the Closing Date Price is less than $12.00 per share, to pay the entire Merger Consideration in cash.

     Following the consummation of the PST/PSHC Combination, there will be 691 PST Shares outstanding, each of which will be entitled to a pro rata amount of the Merger Consideration (that is, approximately $14,285.44 per share). The Closing Date Price cannot be predicted at this time; however, using for illustration purposes only the following sales price information for the Interface Stock, the PST Shares would be converted in the Merger into the following numbers of shares of Interface Stock if the Closing Date Price were as follows and if the Merger Consideration were paid entirely in Interface Stock:

                                                Maximum Aggregate Shares  Shares of Interface
                                                  of Interface Stock     Stock Per PST Share
                                                  ------------------     -------------------
Last Reported Closing Sales
Price of Interface Stock
on ________, 1994 <F1>

Average of Closing Sales
Prices of Interface Stock
for the 60 Consecutive Trading
Days Ending ____________, 1994 <F1>

Average of Closing Sales
Prices of the Interface Stock
for the 40 Consecutive Trading
Days Ending ____________, 1994 <F1>
____________________________________________________________

<F1> N.B.:  Last Trading Date immediately preceding date of Prospectus

POSITION OF THE  PST AND PSHC  BOARDS OF DIRECTORS AND  REASONS
FOR THE MERGER

     The Board of Directors of each of PST and PSHC have approved the Merger and have informed Interface that they
desire that the Merger be  consummated.   Moreover, each  of  the
Shareholders  has executed   the   Acquisition   Agreement,
which   obligates   the Shareholders  to  cause PST  and  PSHC to
consummate the PST/PSHC Combination and to cause PST immediately thereafter to consummate the Merger, subject only to the satisfaction or waiver of certain limited conditions. Such executions by the Shareholders may be tantamount to their respective consents to the Merger and the PST/PSHC Combination as shareholders of PST or PSHC, as the case may be, although a Shareholder might breach his or her agreement under the Acquisition Agreement and refuse to vote for or consent to the PST/PSHC Combination or the Merger to the extent a separate vote or consent of shareholders may be required under applicable provisions of the Georgia Business Corporation Code in order to consummate the PST/PSHC Combination or the Merger. With respect to any such required vote or consent, the Board of Directors of PST and PSHC each recommend that the Shareholders approve the PST/PSHC Combination or the Merger, as the case may be.

     For a description of the relationships among Interface, PST and PSHC prior to the Acquisition Agreement, and the reasons for entering into the Acquisition Agreement, see "Certain Pre-Existing Relationships Between the Parties" and "Background and Reasons for the Merger" under "THE PROPOSED MERGER", below.

APPROVALS OF THE MERGER

     Interface.   The  Acquisition  Agreement and  the
transactions contemplated thereby have been approved and adopted by the Board of Directors of Interface and are not required under Georgia law to be approved by the shareholders of Interface.
  The Acquisition Agreement and the transactions contemplated thereby have been approved and adopted by the Board of Directors and sole shareholder of Sub.

     PST and PSHC. The Acquisition Agreement and the transactions contemplated thereby have been approved and adopted
by the  Boards of Directors  of PST  and PSHC.   Under  Georgia
law, the  PST/PSHC Combination   is  required  to  be approved
by the holders of a majority of the outstanding shares of PSHC common stock and the holders of the outstanding shares of the PST Class A and Class B common stock voting as a single class, and the Merger is required to be approved by the holders of a majority of the PST Shares. Each shareholder of PST and PSHC has executed the Acquisition Agreement and has granted an irrevocable proxy in favor of Robert S. Weiner, the Chairman and Chief Executive Officer of PST and PSHC, to vote such holder's PST and PSHC common stock with respect to matters relating to the PST/PSHC Combination and the Merger. Dr. Weiner has informed Interface that he intends to vote all such shares in favor of approval of the Acquisition Agreement, the PST/PSHC Combination and the Agreement and Plan of Merger between Sub and PST (which is attached to the Acquisition Agreement as Exhibit B), to the extent any such separate approval by PST or PSHC shareholders is required by Georgia law. Executive officers and directors of PST (after the PST/PSHC Combination) will beneficially own 87.5% of the outstanding PST Shares.

DISSENTERS' RIGHTS

     Under Georgia law, holders of shares of Interface common stock will not be entitled to dissenters' rights in connection with the Merger because Interface is not a party to the Merger. Although each holder of PST Shares has entered into the Acquisition Agreement and has granted an irrevocable
proxy to  Dr. Weiner  to vote   his,  her,  or  its  PST  Shares,
a Shareholder may have dissenters' rights under Georgia law if Dr. Weiner votes such Shareholder's PST Shares against the
Merger.   See "THE  PROPOSED MERGER - Rights of Dissenting
Shareholders".   Dr.  Weiner and such Shareholder, however, would
be liable to Interface for damages for breach of the Acquisition Agreement in any such event.

CONDITIONS TO AND TERMINATION OF THE MERGER

     The consummation of the Merger is subject to a number of conditions, including the consummation of the PST/PSHC
Combination. See "THE PROPOSED MERGER - The Acquisition
Agreement".

EFFECTIVE TIME

     The Effective Time of the Merger will occur on the date and at the time that the articles or certificate of merger of Sub and PST are filed with the Secretary of State of Georgia as contemplated by the Acquisition Agreement, unless a later date or time is specified therein. Interface anticipates that the closing pursuant to the Acquisition Agreement will occur on, or as promptly thereafter as reasonably practicable, the first business day (the "Closing Date") that is 20 business days after
the date of this  Prospectus (or a lesser   number  of   days
if  permitted   by  applicable   legal requirements) and as of
which all conditions to consummation of the Merger have been satisfied or waived by the party or parties legally entitled to do so.

INDEMNIFICATION

     The Acquisition Agreement provides for the Shareholders, jointly and severally, to indemnify Interface and its affiliates and PST and PSHC, subject to a threshold of one-half of one percent (1/2%) of the Merger Consideration and a limitation of their total liability to not more than 50% of the
Merger Consideration, with respect  to   losses  arising  out
of  or  relating   to  certain representations,   warranties
and   agreements   made    by   the Shareholders, PST and PSHC in
the Acquisition Agreement. (Without regard to such threshold and liability limitation, however, the Shareholders could be liable to Interface (up to $350,000) if PST or PSHC pays any termination fee to a company with which the Shareholders previously had entered into a letter of intent to sell PST and
PSHC.   See "THE PROPOSED MERGER  - Background and Reasons for
the Merger".  Interface contends that neither PST nor  PSHC has
any  binding  obligation  to pay  such  a  fee.)   The
Acquisition Agreement provides that neither PST nor PSHC will be liable to any Shareholder as a result of any breach of any representation, warranty or agreement of PST or PSHC in the Acquisition Agreement, and that no Shareholder will have a right of contribution against either PST or PSHC on account of any event arising prior to or as of the Closing Date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    Neither Interface nor PST nor PSHC has made any representation regarding the federal income tax consequences resulting from the Merger or the other transactions contemplated by the Acquisition Agreement, and no opinion of counsel has been furnished with respect to such matters. Accordingly, while a discussion is included herein as to Interface's belief with respect to certain possible federal income tax consequences, the Shareholders are urged to consult their own respective tax advisors regarding the tax
consequences to  them resulting  from such transactions.   See
"THE PROPOSED MERGER - Certain Federal Income Tax Consequences".

EXCHANGE OF STOCK CERTIFICATES

    At the Effective Time, each Shareholder will be required to surrender certificates representing all of such Shareholder's PST Shares in order to receive certificates representing the portion of the Merger Consideration payable in Interface Stock issuable to such Shareholder.

REGULATORY APPROVALS

    No governmental approvals are required with respect to the Merger except for the acceptance by the Georgia Secretary of State of the articles or certificate of merger that will be filed by Interface and PST with the Georgia Secretary of
State.   Filings have  been made with the Federal Trade
Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and early termination of the waiting period has been received.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the purchase method of accounting. See "THE PROPOSED MERGER - Accounting Treatment of the Merger".

MARKET PRICES OF INTERFACE STOCK

     The Interface Stock is traded through NASDAQ under  the
symbol "IFSIA".   On December 3, 1993  (the last trading day
prior to the public announcement of the Acquisition Agreement), the closing sale price of the Interface Stock as reported by NASDAQ was $14.375 per share. On ____________, 1994 (the last trading day before the date of this Prospectus), such closing sale price as reported by NASDAQ was $______________. There is no public market for the PST Shares. See "CERTAIN INFORMATION REGARDING PST AND PSHC - Stock Ownership and Other Stock Information".

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth certain data concerning the historical net earnings, dividends and book value per share for each of Interface and PST\PSHC, which do not give effect to the Merger, and for Interface and PST/PSHC on a pro forma and equivalent pro forma basis, respectively, after giving effect to the payment of the Merger Consideration. The pro forma information presented is for informational purposes only and is not necessarily indicative of future combined earnings or financial position that would have been reported had the Merger been completed at the beginning of the respective periods or as of the date for which such unaudited pro forma information is presented. The information presented below should be read in conjunction with the historical financial statements of Interface incorporated by reference herein and of PST and PSHC included elsewhere herein.

                                           Interface                     Interface
                                         (historical)                 (pro forma consolidated)<F1>
                                ----------------------------           ------------------------
                                                Nine months                         Nine months
                                 Year ended          ended               Year ended        ended
                                 January 3,        October 3,            January 3,      October 3,
                                 1993              1993                   1993             1993
                                 ---------         ---------             ----------     -----------
 Net earnings per common share      $.71              $.49                  $.68            $.50

 Cash dividends declared per
   share ..................        $.24               $.18                  $.24             $.18

Book value per common share
   at period end...........        $10.79            $10.77                 $10.95           $11.03

                                                                             PST/PSHC
                                               PST/PSHC                      equivalent
                                              (historical)               (pro forma consolidated)<F2>
                                        -------------------------        -------------------------
                                       Year ended     Nine months                     Nine months
                                       Year ended        ended           Year ended       ended
                                       September 27,    October 3,        January 3,    October 3,
                                           1992          1993                1993          1993
                                       -----------      ---------         ----------     -----------
 Net earnings per common share            $(326.24)    $551.37            $626.73        $460.82

 Cash dividends declared per
   share..................                  ---          ---                ---             ---
Book value per common share at
   period end                            $3,021.32    $3,973.95        $10,092.00      $10,166.00
 _________________________________

<F1>  Based  on  the  purchase  method  of  accounting, assuming a
      Closing Date Price of $15.50 per share and the issuance of 636,854 shares of Interface Stock in payment of the Merger
      Consideration.    Final  determination  of required  purchase
      accounting adjustments  and the fair value  of the assets  and
      liabilities of  PST has  not yet been made.   Interface  will
      undertake a study to determine the fair value of PST's assets and liabilities and will make appropriate purchase accounting adjustments based upon completion of that study.

<F2> Equivalent  pro forma consolidated  per share  information for PST/PSHC reflects the Interface pro forma consolidated per share information, as adjusted to a pre-Merger PST/PSHC share basis, assuming a conversion ratio of 921.64 shares of Interface Stock for each share of PST common stock.


                        THE PROPOSED MERGER

     The following is  a brief  summary of certain  aspects of
the Merger.    This summary  does  not purport  to  be complete
and is qualified  in   its  entirety  by  reference   to  the
Acquisition Agreement, which appears as Appendix A to this Prospectus and is incorporated herein by reference.

BACKGROUND AND REASONS FOR THE MERGER

     Background

     During 1990, PST began to seek additional capital in order to finance expansion of its operations, equipment purchases and
other working  capital requirements.   PST  had discussions  with
several potential sources of capital about a variety of financing options. On July 20, 1990, Interface and PST entered into a financing arrangement pursuant to which Interface and PST executed a loan agreement for a $3,700,000 credit facility (the "Loan Agreement"), Interface was granted a stock subscription warrant to acquire up to a specified percentage of the equity of PST (the "Stock Warrant"), and all of the shareholders of PST executed a stock option agreement pursuant to which Interface was granted an option to acquire all of the outstanding shares of PST for a price determined pursuant to certain formulae (the "Stock Option
Agreement").   In addition,  Interface  was  also  granted, under
the  Stock  Option Agreement,  a  right  of  first  refusal  in
the  event  that  the shareholders  of  PST   desired  to  sell
their  PST  shares   or substantially all of the assets of PST to
a third party.

     On August 20, 1993, PST, PSHC and the Shareholders executed a letter of intent with Mohawk Industries, Inc. ("Mohawk"), pursuant to which the Shareholders expressed their intent to sell the assets and business of PST and PSHC to Mohawk for a purchase price estimated to be in the $10,000,000 to $13,000,000
range, subject to various  purchase   price  adjustments  and
the   execution  of  a definitive  acquisition  agreement  (the
"First  Mohawk  Letter of Intent").   On or about August 23,
1993, PST informed Interface of the existence of the  First
Mohawk Letter of Intent.   On September 10, 1993, Interface
informed PST that it intended to exercise its right of first refusal under the Stock Option Agreement within the exercise
period  provided therein.   On September 17,  1993, Mohawk
withdrew its offer under the First Mohawk Letter of Intent, thereby terminating, at that time, any discussions of PST's acquisition by Mohawk, or Interface's acquisition of PST pursuant to its right of first refusal.

     On October 13, 1993, PST, PSHC and the Shareholders executed a second letter of intent (the "Second Mohawk Letter of Intent") with Mohawk pursuant to which the Shareholders once again expressed their intent to sell the assets and business of PST and PSHC to Mohawk for a purchase price estimated by the Shareholders to be $12,000,000, or $15,000,000 if Interface exercised its Stock Warrant, subject to various purchase price adjustments and the execution of a definitive acquisition agreement. The Second Mohawk Letter of Intent provided for up to 100% of the purchase price to be paid in Mohawk common stock. On or about October 13, 1993, PST informed Interface of the existence of the Second Mohawk Letter of Intent. Between October 13, 1993 and November 15, 1993, a series of negotiations took place between Interface and representatives of the Shareholders regarding the terms and conditions on which Interface might exercise its right of first refusal, including the valuation of the Mohawk proposal. On November 15, 1993, Interface notified the Shareholders that it had elected to exercise its right of first refusal under the Stock Option Agreement, and the parties proceeded to prepare definitive acquisition documents to
consummate the  transaction.   After  a  series of  further
negotiations, the parties  executed  the   definitive
acquisition  documentation  on December 3, 1993.

    Reasons for the Merger

     The shareholders of PST and PSHC desired more liquidity for their investments in PST and PSHC, neither of whose shares are publicly traded, and were thus seeking a purchaser for PST and PSHC. When the shareholders executed the Second Mohawk Letter of Intent, Interface's right of first refusal under the Stock Option Agreement was triggered, and the PST Shareholders were obligated thereby to sell their shares of PST to Interface if Interface exercised its right of first refusal.

     In connection with negotiating the 1990 financing transaction, Interface obtained certain future rights, as part of the Stock Option Agreement, to purchase all of the capital stock of PST. Interface did so because it believed that it might want to acquire PST in the future depending upon developments in PST's and Interface's respective businesses
and  in  the  carpet  industry generally.   In addition to  the
right of first refusal, the Stock Option Agreement conferred upon Interface an outright option for such a purchase at any time during the period from October 31, 1994 to March 31,
1995.   However,  upon  receiving  notice that  the Shareholders
had entered into the Second Mohawk Letter of Intent and had initiated the right of first refusal procedure, Interface was forced to decide whether to acquire PST immediately or to allow Mohawk, which, like Interface, is a leading carpet manufacturer, to pursue its acquisition of PST. After a review of PST's business and financial prospects, Interface concluded that PST's product lines, proprietary processes and favorable relationships with the design community would complement and expand Interface's existing product lines and production capabilities, including its newly-acquired broadloom carpet operation, and would be beneficial to Interface's operations generally. Consequently, Interface elected to exercise its right to acquire PST.

CERTAIN PRE-EXISTING RELATIONSHIPS BETWEEN THE PARTIES

     Loan Agreement

     Under the Loan Agreement, Interface agreed to lend $3,000,000 to PST pursuant to a fixed rate promissory note (the "Fixed Rate Note") and committed to lend an additional $700,000 to PST pursuant to a floating rate promissory note (the "Floating Rate Note"). As collateral for the loans, PST granted Interface a security interest in all of its inventory and equipment and certain of its real property located in Cartersville, Georgia, on which PST operates a skein dye facility. Certain of the equipment in which Interface was granted a security interest is subject to a prior security interest of another lender.

    The Fixed Rate Note provides for interest to accrue at eight percent (8%) per annum, payable quarterly. The Floating Rate Note provides for interest to accrue at the prime rate of interest charged by Bankers Trust Company, adjusted quarterly, plus one-half (1/2) percentage point per annum, payable quarterly; as of the date of this Prospectus, the effective rate is ___________ per cent (___%). The principal outstanding on each of the Fixed Rate Note and the Floating Rate
Note is payable, by their respective terms, in a single balloon payment on the earlier of (a) thirty (30) days after (but not earlier than October 31, 1994) (i) Interface delivers notice of its intention to surrender its option, or terminate a previous election to exercise its option under the Stock Option Agreement or (ii) expiration of the option period provided for in the Stock Option Agreement without Interface having elected to exercise its option, or (b) seven days after the closing of the purchase of all of the stock of PST pursuant to an exercise by Interface of its option under the Stock Option Agreement. The Fixed Rate Note further provides for a $2,000,000 mandatory prepayment upon the death of Robert
S. Weiner prior to its maturity date.

     As of the date hereof, $3,000,000 in principal is outstanding under the Fixed Rate Note, and $563,498 in principal is outstanding under the Floating Rate Note.

     The Loan Agreement contains certain financial covenants that require PST to maintain, among other things, certain levels of net worth and certain financial ratios, and restricts
dividends, fficer  compensation and  property acquisitions.   As
of  its 1993 fiscal year  end,  PST was  in default  on one  of
these  financial covenants,  but  has  received  a   waiver  of
such  default  from Interface.   See note 4 to the combined
financial statements of PST and PSHC.

     Stock Warrant

     The  Stock Warrant provided  Interface with  the right,  for a period of 10 years from July 20, 1990, to subscribe for and purchase 125 shares of PST's Class A common stock and 68.5 shares of PST's Class B common stock, representing twenty percent (20%) of the equity of PST on a fully diluted basis (subject to adjustment based upon PST's financial performance during its fiscal years 1991 through 1994, and certain anti-dilution provisions contained therein) at a price of $3,000,000. As a result of PST's financial performance for its 1991 through 1993 fiscal years, at the time the Acquisition Agreement was executed, adjustments required by the Stock Warrant resulted in Interface's being entitled to subscribe for and purchase thirty percent (30%) of PST's outstanding equity, on a fully diluted basis, at the $3,000,000 purchase price. Pursuant to the terms of the Stock Warrant, upon sixty (60) days' written notice (during which Interface could exercise the Warrant), PST would have the right to redeem the Stock Warrant on March 31, 1995 for $3,000,000 plus certain additional payments to Interface. The Acquisition Agreement provides that Interface shall cancel the Stock Warrant at or prior to the closing.

         Stock Option

     The Stock Option Agreement granted Interface the right and option to purchase all, but not less than all, of the capital stock of PST owned by the Shareholders at a purchase price equal to the greater of $8,750,000 or an amount calculated pursuant to certain formulae based upon the average net income of PST over the three-year period ending September 30, 1994. The option was exercisable at any time from October 1, 1994 to
March  31, 1995 (the  "Option Period").   The Stock  Option
Agreement also granted Interface a right of first refusal if the Shareholders received prior to the commencement of the Option Period an offer from a third party to purchase the PST shares or substantially all of the assets of PST. The purchase price for PST under the right of first refusal was stated as the lesser of (i) the aggregate consideration proposed to be paid to the Shareholders in the offer by the third party, and ( i) the greater of (a) such amounts determined by the application of certain formulae calculated on PST's (1) net sales and (2) average net income, or (b) $7,500,000. Interface exercised its right of first refusal under the Stock Option Agreement in response to the Second Mohawk Letter of Intent and the parties proceeded to enter into the Acquisition Agreement.

        Business Relations Agreement

     On July 20, 1990, Interface and PST entered into a business relations agreement (the "Business Relations Agreement"), whereby each party agreed, through March 31, 1995, to promote the products of the other with their respective customers in certain situations where such customers had a need
for products  sold by  the other party.    The  Business
Relations  Agreement  was  terminated  by Interface on  January
14,  1993  in  accordance  with  its  rights thereunder.

THE ACQUISITION AGREEMENT

     General

     The Acquisition Agreement provides that, upon the satisfaction or waiver of certain conditions to the closing, the
parties shall cause two mergers to occur.   First, PSHC and PST
will  be combined into a single entity by PSHC's merger into PST,
with PST continuing as the surviving corporation.   Immediately
thereafter, Sub will be merged into PST, and PST will continue as the surviving corporation and become a wholly-owned subsidiary of Interface.

     Pursuant to the PST/PSHC Combination, the PST articles of incorporation will be the articles of incorporation of PST, as the surviving corporation, and the PST bylaws will be the bylaws of PST as the surviving corporation. The PST/PSHC Combination will become effective upon the filing with the Secretary of State of Georgia of duly executed articles or a certificate of Merger. Pursuant to the PST/PSHC Combination (i) all the outstanding shares of Class A common stock of PST will be cancelled and retired, and no consideration will be delivered in respect thereof; (ii) each issued and outstanding share of the Class B common stock of PST will continue unchanged as one share of Class B common stock of PST (and the Class B common stock will then constitute the only class of PST common stock issued and outstanding); and (iii) each share of the common stock of PSHC issued and outstanding at the time of the PST/PSHC Combination will be converted into, and certificates therefor shall thereafter evidence only the right to receive upon surrender by the holder thereof, .000295377 shares of Class B common stock of PST.

     Pursuant to the Merger, the PST articles of incorporation
will be  the  articles  of  incorporation  of  PST,  as   the
surviving corporation, and the Sub bylaws  will be the bylaws of
PST,  as the surviving  corporation.   At the  Effective Time,
(i) each  of the issued  and outstanding  shares  of common
stock of Sub will be converted into one share of PST Class B common stock; and (ii) all of the shares of the Class B common stock of PST issued and outstanding immediately prior to the Effective Time will be converted into, and certificates therefor shall thereafter evidence only the right to receive upon surrender by the holder thereof, a pro rata amount of the Merger Consideration as set forth on Exhibit C to the Acquisition Agreement, which appears as Appendix A to this
Prospectus.   As a result of the PST/PSHC Combination, no shares
of Class A common stock of PST or shares of PSHC will be outstanding at the Effective Time.

     The Merger Consideration will be payable entirely in shares of Interface Stock, based upon the Closing Date Price, unless
(i) Interface has exercised its option under the Acquisition Agreement to pay up to 20% of the Merger Consideration in cash by providing written notice thereof to the Shareholders no later than five (5) days before Closing, or (ii) Interface exercises
its further option under  the  Acquisition  Agreement  to   pay
100% of the Merger Consideration in cash if the Closing Date Price is less than $12.00 per share.

     Following the consummation of the PST/PSHC Combination, there will be 691 PST Shares outstanding, each of which will be entitled to a pro rata amount of the Merger Consideration (that is, approximately $14,285.44 per share). The Closing Date Price cannot be predicted at this time; however, using for illustration purposes only the following sales price information for the Interface Stock, the PST Shares would be converted in the Merger into the following numbers of shares of Interface Stock if the Closing Date Price were as follows and if the Merger Consideration were paid entirely in Interface Stock:

                                          Maximum Aggregate Shares       Shares of Interface
                                          of Interface Stock            Stock Per PST Share
                                        ------------------------      -------------------
Last Reported Closing Sales Price
of Interface Stock on ________,
1994

Average of Closing Sales Prices
of Interface Stock for the 60
Consecutive Trading Days
Ending ____________, 1994

Average of Closing Sales Prices
of the Interface Stock for the 40
Consecutive Trading Days Ending
____________, 1994


     In lieu of issuing a fractional share to a Shareholder, Interface may pay such holder an amount of cash equal to the amount of such fraction multiplied by the Closing
Date Price.

     None of the outstanding shares of Interface Stock will be modified in the Merger, and all of such shares will continue to be outstanding capital stock of Interface after the Effective Time. All outstanding options or other rights to acquire Interface Stock will be unaffected by the Merger, and will continue to be outstanding in accordance with their terms.

REPRESENTATIONS AND WARRANTIES

    The Acquisition Agreement contains various representations and warranties of the Shareholders relating to, among other things: (a) organization and similar corporate matters; (b)
 capital structure and ownership of shares; (c) compliance with agreements and governmental regulations; (d) corporate books and records; (e) necessary consents; (f) possession of franchises and licenses; (g) certain accounting and financial reporting matters; (h) the absence of undisclosed liabilities; (i)
title  to  property;  (j)  bank accounts;  (k)   receivables;
(l)   inventory;  (m)   returns  and consignments;  (n)  personal
property;  (o)  real  property;   (p) authority to conduct
business and intellectual property rights (q) material contracts; (r) insurance; (s) customers and suppliers; (t) contingencies; (u) taxes; (v) parachute payments; (w) employment and labor matters; (x) employee benefit matters; (y) environmental matters; (z) the absence of certain business
practices;  (aa) governmental  reports;  (bb)  agreements    and
transactions with related parties; and (cc) the absence of changes since the date of PST's most recent fiscal year end. Any misrepresentation or breach of warranty with respect to these matters by the Shareholders, PST or PSHC could entitle Interface to refuse to consummate the Merger or to seek indemnification as discussed below.

     The   Acquisition   Agreement  contains   representations
and warranties of Interface with respect to organization, authorization and full disclosure. Any misrepresentation or breach of warranty with respect to these matters by Interface could entitle the Shareholders to refuse to consummate the Merger.

INDEMNIFICATION

         The Acquisition  Agreement provides that the
Shareholders will indemnify and hold harmless Interface, its affiliates, their respective officers and directors, PST and PSHC for any losses, damages, liabilities, costs and expenses ("Losses") arising out of or relating to any
misrepresentation, breach  of  warranty,  or nonfulfillment   of
an agreement contained in the Acquisition Agreement or in any certificate, schedule, instrument or document delivered
pursuant   thereto,  and   all  Losses  of   any  nature
whatsoever, whether known or unknown, to the extent such Losses relate to a liability of PST that was not reflected or reserved against in full in PST's audited balance sheet as at September 27, 1992, or that were not disclosed to Interface as required by the Acquisition Agreement.

     The  Shareholders   will  not   be  obligated  to   make
such indemnification  with respect  to  any Losses  until the aggregate Losses exceed one-half of one percent (1/2%) of the Merger Consideration; thereafter such indemnification will
be limited to an   aggregate  maximum  of  fifty  percent  (50%)
of  the  Merger Consideration.   (Without  regard to  such
threshold and liability limitation, however, the Shareholders could be liable to Interface (up to $350,000) if PST or PSHC pays any termination fee to Mohawk. Interface contends that neither PST nor PSHC has any binding obligation to pay such fee.) The Acquisition Agreement provides that neither PST nor PSHC
will  be liable to any  Shareholder as a result   of   any
misrepresentation,  breach   of   warranty   or nonfulfillment
of an agreement of PST or PSHC in the Acquisition Agreement, and no Shareholder will have a right of contribution against either PST or PSHC on account of any event arising prior to or as of the Closing Date.

CERTAIN OTHER AGREEMENTS

     Adjustment   to  Merger   Consideration.    Pursuant   to
the Acquisition Agreement, the initial $10,500,000 base amount of Merger Consideration was subject to downward adjustment if PST's adjusted earnings before interest and taxes for its fiscal year ended October 3, 1993, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, with certain agreed upon non-GAAP adjustments ("Adjusted EBIT"), was less than $2,060,371. The Adjusted EBIT was only $[1,928,279], and accordingly the Merger Consideration was reduced from $10,500,000 to $[9,871,242], based on a formula in the Acquisition Agreement that required a reduction equal to 70% of the product of (i)
6.8 multiplied by (ii) the amount that the Adjusted EBIT was less than $2,060,371.

     Non-Competition Agreement.   As an inducement  to Interface
to enter into the Acquisition Agreement and to consummate the Merger, Robert S. Weiner, the Chairman and Chief Executive Officer of PST and PSHC, agreed to a non-competition covenant in the Acquisition Agreement (the "Non-Compete") that will commence on the Closing Date and end on the fourth
anniversary  thereof.    Except  as described  in  the next
sentence, the Non-Compete prohibits Dr. Weiner from engaging in, consulting with, or owning, controlling, managing or otherwise participating in the ownership, control or management of a business engaged in the manufacture, purchase for resale, sale, or distribution, within any part of the continental United States or Canada, of broadloom carpet (including, without limitation, tufted carpet in any roll width) or carpet tile, except as an employee on behalf of PST or its affiliates. Dr. Weiner will not be prohibited from engaging in, consulting with, or owning, controlling, managing or otherwise participating in the ownership, control, or management of an entity that manufactures, sells or distributes broadloom carpet solely and exclusively for use in the residential end user market, and that neither manufactures, sells or distributes any broadloom carpet or carpet tiles for use in any market other
than  the  residential  end  user  market,  nor   is affiliated
with any entity that manufactures, sells or distributes broadloom carpet or carpet tile for use in any market other
than the residential end user market.   Dr. Weiner is also
restricted by the Non-Compete from (i) soliciting the patronage of any person or entity to whom PST sold any products during the 12-month period immediately preceding the Closing Date, or (ii) soliciting or inducing any person employed by PST or PSHC to leave such employment, whether or not such employment is pursuant to a written contract.

     Expenses. The Acquisition Agreement provides that Interface will be responsible for all of its expenses incurred in connection with the negotiation and performance of the
Acquisition Agreement, except  as  discussed below.    The
Acquisition Agreement further provides that PST is permitted to pay up to $500,000 of valid and verifiable bona fide expenses (including brokerage commissions based upon an aggregate Merger Consideration of no more than $12,000,000) associated with the negotiation and performance of the Acquisition Agreement, whether incurred by the Shareholders, PST or PSHC.
The Shareholders (collectively) and Interface have each agreed to pay fifty percent (50%) of all costs and out-of-pocket expenses (including, but not limited to, fees and expenses of Interface's attorneys, accountants and other professionals, and filing fees paid to the Commission or otherwise), incurred by Interface with respect to the preparation and filing of this Prospectus and the Registration Statement of which it is a part, and any other costs and expenses related to the registration of the Interface Stock for issuance in the Merger.

     Restriction  on  Sale of  Shares.    Notwithstanding that
the Merger Shares have been registered for issuance to the Shareholders in the Merger, each Shareholder has agreed that, on any particular day during the period commencing on the Closing Date and continuing through the third anniversary thereof (each a "Sale Date"), the Shareholder will not sell or otherwise dispose of any Interface Stock in excess of the number of shares equal to (i) 100,000 shares or, until the 30th day after the Closing Date, 250,000 shares (as applicable, the "Base Monthly Number") minus (ii) the aggregate number of shares of Interface Stock sold or disposed of by all of the Shareholders during the 30 calendar-day period ending on the date immediately before the Sale Date. The foregoing restriction is in addition to (and shall continue to apply in the absence of) any restriction on the resale by Shareholders of their Merger Shares as a result of Rule 145 under the Securities
Act or any other restriction on transfer of Interface Stock by a Shareholder, such as Rule 144 under the Securities Act if such Shareholder becomes an "affiliate" of Interface within the
meaning of Rule 144. All  certificates   representing  Merger
Shares  shall   bear  an appropriate legend  referencing the
restrictions set forth  in the Acquisition Agreement.

     This  Prospectus does not cover any resale of Merger Shares
by the   Shareholders;  accordingly,   any  Shareholder   who  is
 an "affiliate" of PST within the meaning of Rule 144 as of the time the Shareholders vote or consent (or are deemed to have voted or consented) to approve the Merger, shall in
addition  to  the contractual  restriction  described   above  be
 subject  to   the restrictions provided in Rule 145(d) with
respect to  public offers or  sales  of  Merger   Shares.
Because  the  issuance   to  the Shareholders  of the  Merger
Shares has been registered, however, Rule 145(d) would nonetheless permit a Shareholder who is such an affiliate to sell, within any three-month period, a number of shares of Interface Stock up to the greater of one percent (1%) of the outstanding shares of Interface Stock or the average weekly reported trading volume of Interface Stock during the four calendar weeks preceding the sale, if current public information about Interface is available as described in Rule 144(c) and if the shares are sold in a "broker's transaction" or in a transaction directly with a "market maker", each as defined or described in Rule 144.

     Operations  Pending  Closing.   Pursuant  to  the
Acquisition Agreement, the Shareholders have agreed, during the period from the date of the Acquisition Agreement until the Closing Date, except as permitted by the Acquisition Agreement or as consented to in writing by Interface, to carry on the respective businesses of PST and PSHC only in the ordinary and
usual course and consistent with prior   practices,  without
the   creation  of   any   additional indebtedness for borrowed
money. Pending the Closing, PST and PSHC have agreed (a) not to enter into any material contract, or otherwise to contract or effect any transaction with a related party; (b) not to sell, distribute or supply goods or services to any customer or any third party except in the ordinary course of business at prices and on terms consistent with prior operating practices; (c) not to sell, otherwise dispose of or encumber any of the assets or properties of PST or PSHC, except for the sale of inventory and the normal disposal of used motor vehicles and equipment in the ordinary course of business; (d) not to contract for the purchase of raw materials, products, services and supplies other than as is necessary to
conduct normal business  operations and  to   maintain  normal
inventories  at  prices  and  on  terms consistent  with  prior
operating  practices;  (e)  to   maintain, preserve and protect
all of their assets and properties; (f) to maintain in full force and effect all insurance policies with respect to their assets and properties; (g) to maintain their books, records and accounts in the usual, regular and ordinary course of business; (h) to use their best efforts to preserve their business organizations, to keep available the services of their present employees, to preserve the goodwill of their suppliers, customers and others having business relations with either of them, and to assist in retaining the services of key employees and agents of each after the Closing Date; (i) not to amend their articles of incorporation or bylaws; (j) not to
change their  authorized or issued   share  capital,  nor  to
transfer any shares of stock beneficially or of record; (k) not to grant any right or option to purchase or otherwise acquire any share capital or other security of either company, or declare a dividend or other distribution or payment with respect to any share capital or redeem or otherwise acquire any of their share capital; (l) not to make any changes affecting the banking arrangements of either company; (m) not
to increase   the  compensation  payable  to  any  director,
officer, employee or agent of either company, nor declare and pay any bonuses or profit sharing payments or other arrangements except for the payment of bonuses that were previously disclosed to Interface pursuant to the Acquisition
Agreement;  (n) not to  permit any  of their  employee   benefit
plans   to  enter  into   a  "prohibited transaction" within the
meaning of ERISA; (o) not to fail to take any action necessary to maintain the qualification of each employee benefit plan under ERISA and Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (p) to timely make all contributions or other payments to employee benefit plans that either company is obligated to make as of the date of the Acquisition Agreement.

     Conditions to Closing

     The obligations of the Shareholders to effect the PST/PSHC Combination and the Merger are subject to a number of
conditions, including,  among  others, that:    (a) Interface
pays  the  Merger Consideration  as   required;  and  (b)   the
representations and warranties of Interface contained in the Acquisition Agreement are true and correct as of the date when
made  and as of  the Closing Date.   The  obligations  of
Interface to effect the Merger are subject to a number of conditions, including, among other, that: (a) a certificate evidencing that there are no material adverse changes in the business of either PST or PSHC as of the Closing Date is delivered by the Shareholders to Interface; (b) a legal opinion of counsel to the Shareholders, satisfactory to counsel for Interface, is delivered to Interface; (c) all governmental consents required for the consummation of the transactions contemplated by the Acquisition Agreement have been received and such transactions do not violate any order or decree of any court or governmental body; (d) the delivery to Interface by the Shareholders of all consents necessary for the continuation, in full force and effect after the Closing, of each of PST's and PSHC's leases, loan agreements and other contracts and agreements to maintain each company's business in the same manner as conducted prior to the Closing [, except as affected by the PST/PSHC Combination]; (e) the termination by PST and PSHC, without further liability, of all agreements with the Shareholders or their affiliates or
relatives; and  (f)  no  stop  order   suspending  the
effectiveness of the Registration Statement of which this Prospectus forms a part has been issued and remains in effect.

REGULATORY APPROVALS

     No governmental regulatory approvals are required with respect to the Merger, except for the acceptance by the Georgia Secretary of State of articles or certificate of merger that will be filed by Interface and PST with the Georgia Secretary of
State.   Filings have been  made with the FTC  with respect to
the Merger under the HSR Act, and early termination of the waiting period has been received.

ACCOUNTING TREATMENT OF THE MERGER

     Interface will account for the Merger as a "purchase" under GAAP. Accordingly, PST's results of operations will be included in Interface's consolidated results of operations from and after the Effective Time. For purposes of preparing Interface's consolidated financial statements, Interface will establish a new accounting basis for PST's assets and liabilities based upon the fair values thereof and PST's purchase price, including the transaction costs of consummating the acquisition. Final determination of required purchase accounting adjustments and of the fair value of the assets and
liabilities of  PST has  not yet  been  made.   Interface will
undertake  a study to determine the fair  value of certain of
PST's assets  and  liabilities   and  will   make  appropriate
purchase accounting adjustments based upon completion of that study.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     While Interface believes the following to be an accurate summary of the material federal income tax
consequences resulting from   the  Merger,  neither   Interface
nor  PST   has  made  any representation   regarding  the
federal income tax consequences resulting from the Merger or the other transactions contemplated by the Acquisition
Agreement,  and no  opinion  of counsel  has  been rendered with
respect to such matters.   Accordingly, no assurance is  given
regarding the federal income tax consequences of the Merger, and the Shareholders are urged to consult their own respective tax advisors regarding such consequences (and
the consequences of  other tax  laws) to  them.   For  purposes
of the following discussion, Interface assumes, in each case where a belief as to a "tax-free" reorganization treatment of the Merger is expressed, that the Shareholders will retain a sufficient amount of Merger Shares to meet the continuity of proprietary interest requirement of Section 368 of the Code.

     No Exercise  of Cash  Option.   If Interface  pays all of
the Merger  Consideration  in  shares  of  Interface  Stock,
Interface believes   that  the  Merger  would  be   treated  as
a  "tax-free reorganization"  for  federal  income tax  purposes
under Sections 368(a)(1)(A)  and 368(a)(2)(E)  of the  Code.   In
such event, the principal federal income tax consequences of the Merger would be as follows:

          (1)     Except for the recognition of gain as required by
        Section 356(a) of the Code with respect to (a) expenses of the Shareholders paid by PST or Interface, (b) cash received by the Shareholders in lieu of the issuance of fractional shares of Interface Stock or (c) cash received by the Shareholders upon exercise by such Shareholder of his, her or its dissenters' rights, no gain would be recognized by the Shareholders upon the exchange of capital stock of PST for Interface Stock as a result of the Merger; and

         (2) In general, transaction expenses of the Shareholders paid by PST or Interface, cash received by the Shareholders in lieu of fractional shares or cash received by the Shareholders exercising their dissenters' rights would be treated as amounts distributed in lieu of their shares and would be taxable under the provisions of Section 302 of the Code.

    Exercise   of  Twenty-Percent  Cash   Option.    If
Interface exercises its option to pay up to twenty percent (20%) of the Merger Consideration in cash, Interface believes that the federal income tax characterization of the Merger depends on the amount of cash consideration paid by Interface. If the quotient obtained by dividing (a) the sum of the amount of cash paid by Interface as part of the Merger Consideration plus the transaction expenses of the Shareholders paid by Interface or PST by (b) the sum of the total Merger Consideration plus the transaction expenses of the Shareholders paid by Interface or PST (the "Cash
Consideration Quotient"),  does  not  exceed   twenty  percent
(20%), Interface believes that the Merger would be characterized as a tax-free reorganization under Section
368(a)(1)(A) and Section 368(a)(2)(E) of the  Code.   In such
event, the principal federal income tax consequences of the Merger would be identical to the consequences described above, if Interface makes no election to pay any of the Merger Consideration in cash, as discussed above, except that in addition to such consequences, any part of the Merger Consideration that Interface elects to pay in cash would be treated as amounts distributed in lieu of the shares of the Shareholders and would be taxable under the provisions of Section 302 of the Code.

     If the Cash Consideration Quotient exceeds 20%, however, Interface believes that the Merger would not qualify as a tax-free reorganization under the Code. In such event, the
sum of (a) the fair  market  value   of  the  Interface  Stock
received by the Shareholders, (b) any cash received by the Shareholders, and (c) transaction expenses of the Shareholders paid by PST or Interface would be treated as amounts distributed in lieu of their shares and would be taxable under the provisions of Section 302 of the Code.

     Exercise of One-Hundred-Percent Cash Option. If Interface has and exercises its option to pay 100% of the Merger Consideration in cash (as a result of the Closing Date Price being less than $12.00 per share), Interface believes that the Merger would not qualify as a tax-free reorganization under the Code. In such event, the sum of (1) the cash Merger Consideration and (2) transaction expenses of the Shareholders paid by PST or Interface would be treated as amounts distributed in lieu of their shares and would be taxable under the provisions of Section 302 of the Code.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL
POTENTIAL TAX EFFECTS.    THE  DISCUSSION  IS  BASED  UPON   THE
CODE,  TREASURY REGULATIONS  THEREUNDER  AND   ADMINISTRATIVE
RULINGS  AND   COURT DECISIONS AS OF THE DATE HEREOF.   ALL OF
THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN RESPECTIVE TAX ADVISORS CONCERNING ALL TAX CONSEQUENCES OF THE MERGER TO THEM.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Interface and PST expect that all of the executive officers and employees of PST who are also shareholders of PST will continue as PST employees after the Merger, although none of these persons has entered into an employment agreement with
PST.   Interface is discussing with  these persons their
possible roles  with PST  and Interface after  the  Merger,
including  the  nature and  scope  of responsibilities,   base
and   performance   bonus   compensation arrangements,  and other
terms of  employment.   No agreements  or definitive  terms  have
been reached, and no such matter is a condition to consummation of the Merger or will affect the amount (or manner of payment) of the Merger Consideration or any other term of the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF DISSENTERS' RIGHTS UNDER ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE (THE "GBCC"). THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF ARTICLE 13 OF THE GBCC AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B HERETO AND TO ANY AMENDMENTS TO SUCH PROVISIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROSPECTUS. THE PROVISIONS FOR DEMANDING APPRAISAL
ARE  COMPLEX  AND  MUST   BE  COMPLIED  WITH PRECISELY.   ANY
PST SHAREHOLDER INTENDING TO DISSENT FROM THE PROPOSED MERGER SHOULD CONSULT CAREFULLY THE TEXT OF APPENDIX B AND IS ALSO ADVISED TO CONSULT LEGAL COUNSEL.

     EACH  HOLDER OF PST SHARES IS A  PARTY TO AND HAS EXECUTED
THE ACQUISITION  AGREEMENT.   AS A  RESULT, INTERFACE BELIEVES
THAT NO SHAREHOLDER CAN VOTE AGAINST OR OBJECT TO THE MERGER AND EXERCISE DISSENTERS' RIGHTS WITHOUT BREACHING THE ACQUISITION AGREEMENT. Moreover, each Shareholder has granted an irrevocable proxy in favor of Robert S. Weiner to vote their PST Shares with respect to the Merger and any other matter arising as a result of the Acquisition Agreement, and Dr. Weiner has informed Interface that he intends to vote the PST Shares to approve the Acquisition Agreement and the
Merger.   Subject  to  the  consequences of  a resulting  breach
of the Acquisition Agreement, Shareholders may have dissenters' rights under the GBCC if Dr. Weiner votes the Shareholder's PST Shares against the Merger or if a Shareholder successfully revokes the irrevocable proxy and votes his, her or its PST Shares against the Merger.

     Under the GBCC, any holder of record of PST Shares who objects to the Merger and who fully complies with all the provisions of Article 13 of the GBCC will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of such holder's
PST Shares if the Merger is consummated. A shareholder of record may assert dissenters' rights as to fewer than the shares registered in such holder's name only if the holder dissents with respect to all shares beneficially owned by any particular beneficial owner and notifies PST in writing of the name and address of each person on whose behalf he asserts
dissenters' rights.   For the  purpose of  determining the amount
to be received in connection with the exercise of statutory dissenters' rights under the GBCC, the fair value of a dissenting shareholder's PST Shares equals the value of the shares immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

     Any holder of PST Shares desiring to receive payment of the fair value of such holder's PST Shares in accordance
with the requirements  of the GBCC:   (a) must  deliver to PST
prior to the time the vote or consent is taken, a written notice of the holder's intent to demand payment for the holder's shares if the Merger is consummated; (b) must not vote (personally or through any proxy, including any proxy previously granted to Dr. Weiner) such holder's shares in favor of the Merger or otherwise consent to the Merger; and (c) must
demand   payment  and  deposit  stock  certificates representing
the holder's PST Shares in accordance with theterms of a notice which will be sent to the shareholder by PST no later than 10 days after the Merger is approved. A filing of the written notice of intent to dissent with respect to the Merger Agreement should be sent to: Robert S. Weiner, Prince Street Technologies, Ltd., 36 Enterprise Boulevard, Atlanta,
Georgia    30336.    A shareholder  who  votes for  the  Merger
will  have  no dissenters' rights.    A  shareholder   who  does
not  satisfy  each   of  the aforementioned  requirements is  not
entitled to payment for such holder's PST Shares under the dissenters' rights provisions of the GBCC and will be bound by the terms of the Merger as set forth in the Acquisition Agreement.

     Within 10 days of the later of the Effective Time of the Merger or receipt of a payment demand by a shareholder who deposits stock certificates in accordance with PST's dissenters'notice sent to those shareholders who notified PST of their intent to dissent, PST must offer to pay to such dissenting shareholder the amount PST estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest. Such notice and offer must be accompanied by: (a) PST's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (b) an explanation of how the
interest  was  calculated;  (c)   a  statement  of  the
dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the GBCC; and (d) a copy of the dissenters' rights provisions of Article 13 of the GBCC.

     If the dissenting shareholder accepts PST's offer by written notice to PST within 30 days after PST's offer (or is deemed to have accepted such offer by failure to respond within such 30 days), PST must make payment for such holder's shares within 60 days after the making of the offer or the Effective Time of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such holder's PST Shares.

     If within 30 days after PST offers payment for the shares of a dissenting shareholder, the dissenting shareholder notifies PST in writing that the holder does not accept PST's estimate of fair value of the holder's shares and interest due thereon and demands payment of the holder's own estimate of the fair value of the shares and interest due thereon, then PST, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in a court of competent jurisdiction requesting that the fair value of
such shares be found and determined.   PST must make  all
dissenting shareholders  whose demands  remain unsettled parties
to  the proceeding.   If PST does not  commence the proceeding
within such 60-day period, it shall be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

RESALES OF INTERFACE STOCK

     The Merger Shares that would be issued to the Shareholders have been registered under the Securities Act
pursuant  to the Registration  Statement  of  which   this
Prospectus is a part. However, because certain of the Shareholders will be affiliates of PST as of the time the Merger is approved (or is deemed to have been approved) by the shareholders of PST, such persons will not be able to resell the Merger Shares received by them unless such shares are subsequently registered for resale under the Securities Act or are sold in compliance with the restrictions contained in Rule 145(d) under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, there are certain contractual restrictions on sales by all of the Shareholders of any Interface Stock, whether or not such Interface Stock constitutes Merger Shares received in the Merger. See "The Acquisition Agreement - Certain Other Agreements".

                MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               OF PST
GENERAL

     The following discussions are based on the combined, financial results of PST and PSHC as if they were a single entity during the periods discussed, and most references are
made (for  purposes of convenience)  solely to "PST".   During
these periods,  PSHC had no business operations  except
indirectly  through PST.   PSHC is  the parent company of PST and
does not own any significant assets other than its shares of PST Class A common stock.

RESULTS OF OPERATIONS

     During the three fiscal years ended October 3, 1993, PST's primary focus was to increase its market share in the mid- to upper-end designer specified commercial market. PST introduced many products in the lower price range of the mid- to upper-end market in order to facilitate its entry into
the  end-user/national accounts  market   and   to   accommodate
the   generally   lower renovation/improvement  budgets  of PST's
customers that resulted from recessionary conditions in the United States economy that were prevalent during most of the
period.   During the same time period, PST also expanded and
upgraded its sales force.

     As a result of PST's continuing product introduction and sales force expansion, PST's net sales increased from $28.1 million for the year ended September 29, 1991 to $30.7 million for the year ended October 3, 1993. This 9.3% increase was achieved in spite of the recessionary economic conditions. During the same period, however, operating income decreased from $2.6 million for the year ended September 29, 1991 to $1.9 million for the year ended October 3, 1993, and PST experienced a net loss of approximately $225,000 for the intervening year
ended September 27,  1992.   In each case such declines were due
primarily to increases  in cost of sales and selling expenses.

     The reduction in operating income from the 1991 fiscal year level is primarily the result of an increase in cost of sales as a percentage of net sales for the respective years (68.5%, 69.8% and 66.1% for the 1993, 1992 and 1991 fiscal years, respectively), which reflects both a reduction in average selling price of PST's products during the last three fiscal years and a slight shift in PST's product mix to include more lower-priced products necessary for the end-user/national account markets. These lower-priced products contributed to the reduced average selling price of all products sold, but they also had an offsetting effect on average cost of sales because of the lower costs associated with them; as a result, these products did not cause the increase in cost of sales as a percentage of net sales. The primary factor in the reduction in average selling price was increased competition within the carpet industry brought on by the recessionary economic conditions in the United States that prevailed for most of the period.

     Selling, general and administrative expenses also increased during this period, with the fiscal year 1993 level
exceeding the fiscal  year  1991 level  by 12.9%.   The  rate of
theseincreases exceeded the net sales growth rate during those fiscal years. The increase in these expenses, however, reflects PST's initiatives to strengthen its market position through new and innovative product introductions and expanding and upgrading its sales force.

     The following table shows, as a percentage of net sales, certain items from PST's combined statements of income for the three fiscal years ended October 3, 1993.

                                                                    Fiscal Years
                                                           ----------------------------------------
                                                          1993             1992             1991


                                                           ----            ----              ----
Net sales                                                  100.0%           100.0%          100.0%
Cost of goods sold                                         68.5               69.8           66.1
                                                           -----            ------          ------
  Gross margin                                             31.5               30.2           33.9

Operating expenses:

   Selling expenses                                         18.3              20.4           17.6
    General and administrative expense                       7.1               7.7            7.0
                                                             ---               ----           ----
     Total operating expenses                               25.4               28.1           24.6
                                                            ----               ----           ----
   Operating income                                          6.1                2.1           9.3

Other income (expense):
   Interest                                                 (2.2)             (2.4)          (2.5)
   Factoring commissions                                    (0.9)             (0.9)          (1.0)
   Other                                                     0.2               0.1             --
                                                            ----                ----         ------
      Other income (expense) -- net                         (2.9)              (3.2)          (3.5)

   Income (loss) before income taxes
      and extraordinary item                                 3.2               (1.1)           5.8

Income taxes (provision) benefit:
   Current                                                  (1.4)              -             (1.5)
   Deferred                                                  0.1                0.3          (0.9)

                                                             ----              ----           ----
     Total income taxes (provision) benefit)                (1.3)               0.3          (2.4)


Income (loss) before
   extraordinary item                                        1.9               (0.8)           3.4

Extraordinary item - utilization of
   operating loss carryforward                               0.3                -              0.8
                                                             ---              ------           ---
   Net income (loss)                                         2.2%              (0.8)%          4.2%
                                                             ===              ======           ===

     1993 COMPARED WITH 1992

     For the fiscal year ended October 3, 1993, PST's net sales increased $2.9 million (10.3%) compared to the prior fiscal year. This increase was the result of a 10% increase in unit sales, and a 2.6% increase in average selling price, of PST's products over the prior fiscal year. Unit sales and average selling price of PST's products had been lower in the 1992 fiscal year than in the 1991 fiscal year.

     Cost of sales, which is comprised of direct labor and materials costs and other variable manufacturing expenses, as well as fixed manufacturing expenses, decreased as a percentage of net sales during the 1993 fiscal year as compared to the prior fiscal year (although it remained higher than the
percentage for the 1991 fiscal  year).   This cost  reduction was
primarily the  result of increased  efficiency   in  PST's
utilization  of   raw  materials resulting  from  PST's  emphasis
on controlling waste, and the reduction of workers' compensation costs resulting from PST's continuing efforts to significantly reduce workers' compensation claims.

     Selling, general and administrative expenses as a percentage of net sales decreased for the 1993 fiscal year as
compared to the 1992  fiscal  year.   As discussed  above,  PST
has been committed during the past three fiscal years to increased new product introductions and expansions in its sales force, both of which continued during the 1993 fiscal year. The amounts incurred for these initiatives were lower during the 1993 fiscal year than during the 1992 fiscal year, but the 1993 levels were higher than in years prior to 1992 as PST continued to seek to improve its market position.

     PST's other income (expense) - net continued to be a negative for the 1993 fiscal year, as PST's other expenses
continued  to be greater than  its other income.   However, the
amount of this item for the 1993 fiscal year was slightly less as a percentage of net sales as compared to the 1992 fiscal year. The decrease was mainly due to a reduction in variable interest rates, which offset the effect of higher levels of borrowing under PST's factoring agreement. Under this agreement, the factor (a commercial bank) provides credit services and working capital advances of up to 90% of the value of approved invoices for carpet shipped in the normal course of PST's business.

1992 COMPARED WITH 1991

     For the fiscal year ended September 27, 1992, PST's net sales decreased by $0.25 million (0.9%) compared with the 1991 fiscal year. This decrease was the result of some price erosion and a change in the product mix, which combined to
offset  a 5% increase in unit  sales.   1992  was a  fiercely
competitive period in the carpet industry, as the slowdown in the United States real estate markets continued, which affected adversely the demand for carpet products.

     Cost of sales increased as a percentage of net sales for the 1992 fiscal year as compared to the 1991 fiscal year primarily because of competitive pressures on pricing. During the 1992 fiscal year, PST's average manufacturing cost per square yard remained virtually unchanged, while its average selling price per square yard decreased by 6%. This price reduction was a result of increased competition.

     Selling, general and administrative expense as a percentage of net sales increased for the 1992 fiscal year as compared with the previous year. This increase was due to the increased marketing and product development initiatives that are described above.

     Other income (expense) - net decreased as a percentage of net sales for the 1992 fiscal year as compared to the 1991 fiscal year due to the fall in the prime interest rate in 1992, which determines the rates for PST's bank debt, factor advances and the Floating Rate Note to Interface. Factor commissions also dropped as a percentage of net sales due to a reduction in the rate charged by the factor.

LIQUIDITY AND CAPITAL RESOURCES

     PST's primary capital requirements are for working capital (including inventory, raw materials and other
supplies,   and receivables financing) and debt service.  These
needs are currently met by a combination of cash from operations, funds available under a factoring agreement with a bank and open account credit from suppliers. At October 3, 1993 working capital was $2.4 millon as compared to $2.3 million at September 27, 1992 and $3.0 million at September 29, 1991.

     PST's capital expenditures for equipment and for expansion or improvements to its physical facilities vary from year to year. During the three fiscal years ended October 3, 1993, PST had an aggregate of approximately $3.5 million of capital expenditures, primarily for expansion of its yarn skein dyeing facility and for tufting equipment. (Capital expenditures for 1993, 1992 and 1991 were approximately $1.2 million, $1.3
million and  $1.0 million, respectively.)   PST also repaid  $1.4
million in debt during this period, which had been incurred primarily to finance the above-described expansion of the
dyeing facility.    PST  anticipates approximately  $1.0 million
of capital  expenditures for  the 1994 fiscal year.   PST
believes that cash from operations plus funds available under its factoring agreement will be sufficient to meet its liquidity requirements for the next twelve months, including its debt service requirements. As a result of consummation of the Merger, PST may be liable for certain payments, as described in note 10 to the combined financial statement of PST and PSHC.

             CERTAIN INFORMATION REGARDING PST AND PSHC

BUSINESS AND GENERAL

     PST, which was incorporated in Georgia in 1987, is engaged in the manufacture and distribution of technically advanced tufted broadloom carpeting in approximately 50 different
styles  and textures  for   use  in   mid  to  upscale
commercial interiors. Approximately 85% of PST's sales during 1993 were to or through "specified-to-buy" firms, such as
interior  design   firms  and architects, and approximately 15%
were sold to flooring contractors for use by end-users of carpet products. While most of PST's sales are in the corporate segment of the commercial market, PST also has sales in the hospitality, healthcare, and retail segments of the commercial market.

     PST's Prince Street Technologies (REGISTERED TRADEMARK) products center around multi-dimensional textured carpets with
a hand-tufted look.   Its texturing mechanism  is its proprietary
tufting and "tip-shearing" process, which it markets under the trademark SculptureWeave (REGISTERED TRADEMARK). PST has also developed a new proprietary process, SculptureWeave II, which provides PST with the capability to create new types of products that have both styling and performance advantages over existing techniques. PST has also developed Access Back (REGISTERED TRADEMARK), a patented broadloom backing system that offers the virtues of tufted carpet with the benefits of carpet
tiles.   PST's carpets contain anti-static  fibers in both the
yarn and carpet backing to ensure that the user will not experience electric shocks.

     PST focuses on developing unique products that replicate a designer's specifications, and it emphasizes service to designers. PST believes it provides the interior design industry with the widest range of colors and styles in the carpet industry, and it can generally provide samples of standard carpets to customers in as little as one day and samples of customized products in less than one week. As a result of its emphasis on service and unique products, PST has received design awards from the interior design industry, including the 1993 "DOC" Awards - Monsanto Challenge -for outstanding product development (four awards); the 1992 "DOC" Awards - Monsanto Challenge - for outstanding product development (three awards); 1991 Roscoe Award for outstanding achievement and product design; and 1991 "DOC" Awards - Monsanto Challenge - for outstanding product development (one award).

     PSHC, which was incorporated in Georgia in 1987, serves as the parent holding company of PST and has no other operating
subsidiary and no direct business operations.   Its only material
asset is its investment in PST Class A common stock.

FACILITIES

    PST's  headquarters  and  certain  manufacturing  and
support activities are located near the Hartsfield Atlanta International Airport, approximately eight miles from downtown Atlanta, Georgia. PST's corporate offices and showroom occupy approximately 25% of an approximately 55,000 square foot
building,  which is leased.   The remainder  of  the  building
is used to store carpet samples, architectural sample book inventories and yarns. PST also leases an approximately 58,000 square foot tufting facility and an approximately 20,000 square foot facility located adjacent to its corporate offices. In addition, PST has a skein dye facility in
Cartersville,  Georgia.   The Cartersville  facility comprises
two separate buildings, one of which is owned and one of which is leased, totalling approximately 60,000 square feet.
 PST also leases showrooms in four cities: New York, Chicago, Houston, and San Francisco.

EMPLOYEES

     As of December 28, 1993, PST employed a total of approximately 255 persons, the majority of whom were employed in production positions. PSHC has no employees.

STOCK OWNERSHIP AND OTHER STOCK INFORMATION

     The following table sets forth certain information regarding the Class A and Class B common stock of PST and the common stock of PSHC beneficially owned as of December 28, 1993 by (i) each person who is the beneficial owner of more than 5% of such stock; (ii) each director of PST or PSHC; (iii) each of PST's or PSHC's executive officers; and (iv) all directors and executive officers of PST as a group and all directors and executive officers of PSHC as a group. Except as otherwise indicated, all shares shown in the table below are
held with sole voting  and investment power.   The share
ownership does not reflect the PST/PSHC Combination.


                                                          Percentage of PST Stock
                                                           ------------------------
Name and Address                No. and Class of        Of Class        Of Combined       No. of Shares     Percentage of
or No. in Group                 PST Common Stock       Indicated       Voting Power <F3>     of PSHC        of PSHC Shares
- ---------------                  ----------------      ---------       ----------------     ------------     ---------------

Robert S. Weiner                 114 Class B <F1>        59.7%            49.7% <F4>     1,085,991.5 <F1><F4>   64.2% <F4>
1016 Old Powers Ferry Road
Atlanta, Georgia  30327

John and Nancy O'Donnell          40 Class B <F2>        20.9%             17.4%            206,609 <F2>        12.2%
12 Weathervane
Westport, Connecticut  06880

Jacqueline A. Colando             22 Class B <F2>        11.5%              9.6%            113,816 <F2>         6.7%
7609 Woodland Lane
Burr Ridge, Illinois  60525

Randall J. Hatch                   8 Class B <F2>         4.2%              3.5%            149,182.5 <F2>       8.8%
4702 Ageratum Court
Acworth, Georgia  30102

Robert D. Williams                     0                   --               --               57,043 <F2>          3.4%

PSHC                              500 Class A <F2>       100.0%             16.8%               --                --
36 Enterprise Blvd.
Atlanta, 30336

All directors and executive        162 Class B <F1>       84.8%             70.6%         1,498,826 <F1>         88.5%
officers of PST as a group
(4 persons)

All directors and executive        162 Class B <F1>       84.8%              70.6%        1,498,826 <F1>         88.5%
officers of PSHC as a group
(4 persons)

____________________________

<F1>  Does not include 77 shares of PST Class B common stock, 500 shares of PST Class A common stock, and 606,757.5 shares of PSHC common stock, with respect to which Dr. Weiner holds irrevocable proxies granting him sole voting power. As a result of such proxies, Dr. Weiner may be deemed beneficially to own 100% of the Class A and Class B common stock of PST and 100% of the PSHC common stock.

<F2>  Shares are subject to an irrevocable proxy in favor of
      Robert S. Weiner that grants sole voting power to Dr.
      Weiner.

<F3>  The Class A and Class B common stock vote as a single
      class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to 13 votes.

<F4>  As a result of his controlling stock ownership of PSHC shares (64.2%), Dr. Weiner controls the vote of PSHC's shares of PST Class A common stock, and accordingly he controls 66.4% of the combined voting power of PST's outstanding shares, without regard to the irrevocable proxies he has received from the other Shareholders.


     As of December 31, 1993, there were outstanding 500 shares of PST Class A common stock, 191 shares of PST Class B common
stock, and  1,692,750 shares of PSHC common stock.   As of that
same date, there were seven holders of record of PST Class B common stock, one holder of record of PST Class A common stock and six holders of record of the PSHC common stock. There is no public trading market for the PST Class A or Class B common stock or the PSHC common stock.

     Neither PST nor PSHC paid any cash dividends on its respective Class A or Class B common stock during the 1992 and 1993 fiscal years.

               COMPARISON OF SECURITIES OF INTERFACE AND PST

GENERAL

     The following is a summary of material differences between the rights of holders of PST Shares and the rights of holders of Interface Stock. If the Merger is consummated, and Interface does not have or does not exercise the option to pay 100% of the Merger Consideration in cash, then holders of PST Shares at the Effective Time will become holders of shares of
Interface Stock.  The rights of  such  former  PST   Shareholders
(including the former PSHC shareholders) as holders of Interface Stock will be governed by the laws of the State of Georgia and by the Interface articles of incorporation and
the Interface bylaws.   Because each  of PST and Interface is
organized under the laws of Georgia, these differences arise from  various  provisions  of  the  respective  articles  of
ncorporation and bylaws  of PST  and Interface.   This summary
is qualified in its entirety by reference to the full text of such documents.

VOTING RIGHTS

     The Interface articles of incorporation divide the common stock of Interface into two classes and provide that, except with respect to the election and removal of directors and except as required by the GBCC, holders of both classes of Interface common stock vote as a single class on all matters
and are  entitled to cast  one  vote per  share.   Neither  class
has  cumulative voting rights.   Holders of the Interface Class B
Common Stock ("Interface Class B Stock") are entitled as a class to elect a majority of the Interface Board of Directors.
Holders of the Interface Stock are entitled as a class to elect the remaining directors, and accordingly the holders of a majority of the Interface Class B Stock are able to control the management of Interface.

     The common stock of PST is also divided into two classes with disparate voting rights. The PST Class B Common Stock and the PST Class A Common Stock vote together as a single class on all matters as to which the PST shareholders are entitled to
vote,  except as required by the GBCC.   In all such matters, the
holders of the PST Class B Common Stock are entitled to 13 votes per share, and the holders of the PST Class A Common Stock are entitled to one vote per share. Upon consummation of the PST/PSHC Combination, all of the outstanding shares of PST Class A Common Stock will be cancelled and retired.

PREFERRED STOCK PREFERENCE

     Interface currently has outstanding 250,000 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred") which are entitled to a preferential 7% annual cumulative cash dividend, payable quarterly, and to preferential liquidation rights. Shares of Series A Preferred are non-voting, except as required by law and in limited circumstances to protect their preferential dividend and liquidation rights, although they are convertible into shares of Interface Stock at the rate of one share of Interface Stock for each $14.7875 of face value
(plus accrued dividends)  of Series A Preferred.

     PST has no shares of preferred stock outstanding.

SPECIAL MEETINGS OF SHAREHOLDERS

     The Interface bylaws require the Interface chairman of the board or president to call a special meeting of the Interface shareholders upon the request of the holders of 75% or
more of all classes  of Interface common  stock outstanding.   In
addition, the Interface bylaws impose certain other requirements as to the form of the request and the length of time an Interface shareholder must hold his, her or its stock prior to making such a request.

     The PST articles of incorporation permit the holders of 25% or more of the outstanding PST common stock to call a special meeting of the PST Shareholders.

SHAREHOLDER ACTION WITHOUT MEETING

     The Interface bylaws permit the Interface shareholders to take action without a meeting by a written consent signed by the holders of all of the outstanding shares of Interface common stock entitled to vote.

     The PST articles of  incorporation permit the PST
Shareholders to take action without a meeting by a written consent signed by the holders of PST common stock holding the amount of shares of PST common stock that would be necessary to approve the action at a meeting of PST Shareholders.

SHAREHOLDER PROPOSALS AND NOMINATIONS

     The Interface bylaws require notice  to the Interface Board
of Directors,  in   advance  of  any  shareholders   meeting,  of
any shareholder  proposals  or  nominations  by   any
shareholders  of candidates  for  election as  directors.    In
addition, Interface shareholders that wish to make shareholder proposals or director nominations must provide the information specified by the Interface bylaws with respect to such proposals or nominations to the Interface Board of Directors.

     PST has no similar provisions in its bylaws or articles of incorporation.

SUPERMAJORITY BOARD VOTE

     The Interface bylaws require in certain circumstances the affirmative vote of two-thirds of the entire Interface Board of Directors to recommend or approve certain extraordinary corporate transactions specified in the Interface bylaws involving certain 10% shareholders and persons commencing or announcing an intention to commence a tender offer or proxy contest involving Interface common stock.

     PST has no similar provisions in its bylaws or articles of incorporation.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

     The provision of  the GBCC  concerning "Business
Combinations with   Interested   Shareholders"   (the   "Business
 Combinations Provision") generally prohibits Georgia corporations who have chosen in their bylaws to be covered by the statute from entering into certain business combination transactions with any "interested shareholder" (generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the voting stock of the corporation), unless the corporation's board of directors approves the business combination (a) prior to the
date   the   interested  shareholder   became  an   interested
shareholder or acquired 90% or more of the outstanding voting stock of the corporation as part of the transaction in which it became an interested shareholder; or (b) after the date the interested shareholder became an interested shareholder, if it acquired 90% or more of the outstanding voting stock of the corporation and a majority of the remaining outstanding voting stock approved the business combination.

     Interface  has elected  in its  bylaws to  be governed  by
the Business  Combinations   Provision.    The   Business
Combinations Provision is not applicable to PST because PST has not indicated in its bylaws that it would so apply.

                               LEGAL MATTERS

     Certain legal matters regarding the issuance of Interface Stock in connection with the Merger have been passed upon for Interface by the law firm of Kilpatrick & Cody, Atlanta, Georgia.

                                 EXPERTS

     The  consolidated   financial  statements  and   schedules
of Interface incorporated by reference in this Prospectus have been audited by BDO Seidman, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The combined financial statements of PST and PSHC at October 3, 1993 and September 27, 1992 and for each of the three years in the period ended October 3, 1993, appearing in this Prospectus, have been audited by Deloitte & Touche, independent certified public accountants, to the extent set forth in their report appearing elsewhere herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a potential future liability relating to a proposed merger), and are included herein in reliance upon such report thereon given upon the authority of said firm as experts in auditing and accounting.

                INDEX TO FINANCIAL STATEMENTS AND APPENDICES


COMBINED FINANCIAL STATEMENTS OF PST AND PSHC

Independent Auditors' Report

Combined Balance Sheets at October 3, 1993 and September 27, 1992

Combined Statements of Operations for the three years ended
October 3, 1993

Combined Statements of Shareholders' Equity for the three years ended October 3, 1993

Combined Statements of Cash Flows for the three years ended
October 3, 1993

Notes to Combined Financial Statements

APPENDICES

Acquisition Agreement

Article 13 of the Georgia Business Corporation Code

                 PRINCE STREET HOLDING COMPANY
             AND PRINCE STREET TECHNOLOGIES, LTD.

                 Combined Financial Statements
             for the Years Ended October 3, 1993,
          September 27, 1992, and September 29, 1991,
               and Independent Auditors' Report


INDEPENDENT AUDITORS' REPORT


To the Boards of Directors and Stockholders of
  Prince Street Holding Company and Prince Street Technologies,
Ltd.:

We have audited the accompanying combined balance sheets of Prince Street Holding Company ("PSHC") and Prince Street Technologies, Ltd. ("PST") (as so combined "the Company") as October 3, 1993 and September 27, 1992 and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended
October 3, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company at October 3, 1993 and September 27, 1992 and the results of its operations and its cash flows for each of the three years in the period ended October 3, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 10, the shareholders of the Company have entered into an acquisition agreement with Interface, Inc.
which provides for PSHC to merge into PST and immediately thereafter for PST to merge with a subsidiary of Interface, Inc. Consummation of such merger could cause the Company to incur certain future liabilities to another potential merger partner.


                                            s/ Deloitte & Touche
                                          DELOITTE & TOUCHE


December 29, 1993

PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.

COMBINED BALANCE SHEETS
   ---------------------------------------------------------------------------------------
                                                    October 3,            September 27,
                                                      1993                    1992
                                                    ---------              ------------

ASSETS
    CURRENT ASSETS:
       Cash and cash equivalents                    $ 185,381               $ 460,662
       Accounts receivable:
        Trade                                         186,002                  138,181
        Factor                                      1,248,702                  591,600
        Rebates and other                             525,592                  178,334
        Income tax refund receivable                                            58,289
         Officers, employees, and affiliate            88,517                  223,788
                                                   ----------               ---------

          Total accounts receivable                 2,048,813                1,190,192

      Inventory                                     5,213,195                5,218,067

      Sample books                                    440,465                  443,565

      Prepaid expenses and other current assets        53,106                   98,387
                                                   ----------                ---------
          Total current assets                      7,940,960               7,410,873

    PROPERTY AND EQUIPMENT:
      Land                                             54,200                   54,200
      Buildings                                       662,480                  648,350
      Leasehold improvements                          276,229                  239,003
      Machinery and equipment                       4,771,529                3,795,022
      Furniture and fixtures                          743,949                  712,244
      Vehicles                                        156,198                  146,611
                                                    ---------               ----------
                                                    6,664,585                5,595,430
       Less accumulated depreciation and
        amortization                                2,441,457                1,796,094
                                                    ---------                ---------
          Property and equipment - net              4,223,128                3,799,336

    OTHER ASSETS                                      156,591                  144,843

    LOANS TO SHAREHOLDERS                            100,000

    DUE FROM AFFILIATES                                                         43,794
                                                  -----------              -----------
                                                  $12,320,679              $11,498,846
                                                   ===========             ===========

                                                    October 3,           September 27,
     LIABILITIES AND SHAREHOLDERS' EQUITY             1993                    1992
                                                    ----------            -------------
    CURRENT LIABILITIES:

      Accounts payable                             $ 4,056,832          $  3,674,508
      Accrued payroll and commissions                  393,826               357,169
      Customer deposits                                195,219               334,197
      Current maturities of long-term debt             454,499               456,624
      Current income tax payable                       152,993
      Other current liabilities                        224,274               297,472
      Due to affiliates                                 29,069
                                                   -----------             ----------
        Total current liabilities                    5,506,712             5,119,970

    LONG-TERM DEBT -  Net of current maturities      3,860,853             4,173,871

    DEFERRED INCOME TAXES                              188,081                89,968

    DEFERRED RENT                                       19,035                27,303

    SHAREHOLDERS' EQUITY:

    Prince Street Holding Company common stock,
      $.01 par value; 10,000,000 shares
      authorized, 1,692,749 shares issued
      and outstanding                                   16,928                16,928
     Prince Street Holding Company additional
      paid-in capital                                  774,883               774,883
     Prince Street Technologies, Ltd. common stock,
      Class B, $.01 par value; 10,000,000 shares
      authorized, 191 shares issued and outstanding          2                     2
     Prince Street Technologies, Ltd. additional
      paid-in capital                                  689,810               689,810
     Retained earnings                               1,274,375               616,111
     Stock subscription receivable                     (10,000)              (10,000)

                                                     ---------             ----------
       Total shareholders' equity                    2,745,998              2,087,734
                                                     ----------            ----------
                                                   $12,320,679            $11,498,846
                                                   ===========             ===========


    See notes to combined financial statements.


PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.

COMBINED STATEMENTS OF OPERATIONS

- ----------------------------------------------------------------------------------------------------------------------------
                                                                             Year Ended

                                                October 3,                    September 27,                    September 29,
                                                  1993                            1992                            1991
                                             --------------                   -------------                    -------------
    NET SALES                                 $   30,671,460                   $27,814,070                     $   28,066,119

    COST OF GOODS SOLD                            21,013,566                    19,413,580                         18,560,165
                                              --------------                  ------------                     --------------
       Gross margin                             9,657,894                     8,400,490                          9,505,954

    OPERATING EXPENSES:
      Selling expenses                             5,611,475                     5,683,816                          4,931,196
      General and administrative expenses          2,189,432                     2,137,632                          1,976,429
                                               --------------                  ------------                     --------------
          Total operating expenses                 7,800,907                     7,821,448                          6,907,625
                                               --------------                   ------------                     --------------

    OPERATING INCOME                               1,856,987                       579,042                          2,598,329

    OTHER INCOME (EXPENSES):
      Interest                                      (679,530)                     (662,579)                          (716,461)
      Factoring commissions                         (261,772)                     (255,586)                          (273,062)
      Other                                           51,974                        33,172                              7,366
                                               --------------                 ------------                     --------------
      Other income (expenses) -  net                (889,328)                     (884,993)                          (982,157)
                                               --------------                 ------------                     --------------
   EARNINGS (LOSS) BEFORE INCOME TAXES AND
      EXTRAORDINARY ITEM                             967,659                      (305,951)                         1,616,172

    INCOME TAXES (PROVISION) BENEFIT:
      Current                                       (418,452)                                                        (433,013)
      Deferred                                        20,840                        80,520                           (243,226)
                                                --------------                  ------------                     --------------
    EARNINGS (LOSS) BEFORE EXTRAORDINARY
      ITEM                                           570,047                      (225,431)                           939,933

    EXTRAORDINARY ITEM - Utilization of
      operating loss carryforward                     88,217                                                          225,946
                                               --------------                  ------------                      --------------
    NET EARNINGS (LOSS)                       $      658,264                  $   (225,431)                     $     1,165,879
                                              ==============                  ============                      ===============

    PRO FORMA EARNINGS (LOSS) PER SHARE OF
      COMMON STOCK BEFORE EXTRAORDINARY
      ITEM                                    $       824.96                  $    (326.24)                     $     1,360.25
                                              ==============                  ============                      ==============

    PRO FORMA NET EARNINGS (LOSS) PER
      SHARE OF COMMON STOCK                   $       952.63                  $    (326.24)                    $      1,687.23
                                              ==============                  ============                     ===============

    PRO FORMA WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING (See Note 10)                   691                           691                                 691

    See notes to combined financial statements.

PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.
COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                             Prince Street                 Prince Street
                             Holding Company             Technologies, Ltd.
                             --------------------------------------------------------------------
                                               Additional    Common      Additional  Retained     Stock
                                   Common        Paid-in     Stock        Paid-in     Earnings   Subscription
                                   Stock         Capital     Class B      Capital     (Deficit)    Receivable      Total
                                ------------------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 1990          $ 16,928       $ 774,883   $ 2       $ 689,810    $ (324,337)   $(10,000)   $ 1,147,286

      Net income                                                                         1,165,879                  1,165,879
                                      --------       ---------   ----       ---------    ----------    --------    -----------
BALANCE, SEPTEMBER 29, 1991            16,928         774,883     2         689,810        841,542     (10,000)     2,313,165

      Net loss                                                                            (225,431)                  (225,431)

                                      --------       ---------  ----       ----------   ----------    ---------    ----------
BALANCE, SEPTEMBER 27, 1992            16,928         774,883     2         689,810       616,111     (10,000)       2,087,734

      Net income                                                                          658,264                      658,264
                                       --------      ---------   ----       ---------    ----------    ---------    ----------
BALANCE, OCTOBER 3, 1993             $ 16,928       $ 774,883   $ 2         $ 689,810    $1,274,375    $(10,000)    $2,745,998
                                      ========       =========   ====       =========    ==========    =========    ==========

See notes to combined financial statements.

PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.

COMBINED STATEMENTS OF CASH FLOWS
   ------------------------------------------------------------------------------------------------------------------------
                                                                                  Year Ended
                                       ----------------------------------------------------------------
                                                  October 3,          September 27,       September 29,
                                                    1993                     1992            1991
     OPERATING ACTIVITIES:
       Net income(loss)                        $    658,264           $   (225,431)       $  1,165,879
       Adjustments to reconcile net income
      (loss) to net cash provided by
      (used in) operating activities:
        Depreciation                                722,294                 641,823             494,815
        Amortization of discount on note payable
          and deferred loan cost                    149,931                 133,905             118,971
        Loss (gain) on disposals of assets           (6,575)                 10,604              38,292
        Loan forgiven in lieu of consulting fees    118,867
        Changes in operating assets and liabilities:
          Accounts receivable - trade and other    (395,079)                (48,397)            155,535
          Accounts receivable factor               (657,102)              1,801,941           (1,699,388)
          Tax refund receivable                      58,289                 (24,715)             (33,574)
          Inventory                                   4,872                (409,040)             (13,501)
          Sample books                                3,100                (131,373)              35,023
          Prepaids and other assets                   4,735                 172,737             (297,457)
          Accounts payable                          382,324                 913,355              338,357
          Taxes payable                             152,993                (278,822)             278,822
          Accrued payroll and commissions            36,657                 (58,039)             144,526
          Customer deposits                        (138,978)               (248,622)             331,308
          Other current liabilities                 (73,198)                 33,641               37,595
          Deferred income taxes                      98,113                 (80,520)             170,488
          Deferred rent                             (8,268)                (12,624)                1,741
                                           ---------------            ------------         -------------
            Net cash provided by
            operating activities                 1,111,239               2,190,423             1,267,432


    INVESTING ACTIVITIES:
      Purchases of property and equipment       (1,205,381)             (1,330,242)           (1,022,491)
      (Increase) decrease in due from
        affiliates                                  72,863                (174,049)              (4,127)
      Decrease in investments                                                                     20,000
       Cash received on asset disposal              65,870                     500
       Increase (decrease) in short-term
          investment                                                        69,096               (69,096)
       (Increase) decrease in officer, employee,
          and affiliate receivables                135,271                 (124,531)             (20,277)
                                             --------------            -------------            ---------
            Net cash used in investing
              activities                          (931,377)              (1,559,226)          (1,095,991)

    FINANCING ACTIVITIES:
      Cash overdraft                                                       (637,607)              637,607
      Proceeds from long-term debt                                          564,813
      Principal payments on long-
         term debt and capital
         lease obligations                         (455,143)               (450,544)             (398,888)
      Repayment of notes payable to shareholder                                                  (111,100)
                                             ---------------           -------------         -------------
            Net cash provided by (used in)
              financing activities                  (455,143)               (523,338)              127,619
                                              ---------------          --------------       --------------

    NET INCREASE IN CASH AND CASH EQUIVALENTS         275,281                 107,859               299,060

    CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR      460,662                 352,803                53,743
                                               ---------------         --------------        --------------
    CASH AND CASH EQUIVALENTS, END OF YEAR     $      185,381            $     460,662        $      352,803
                                               ===============            ==============       ==============

PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 3, 1993, SEPTEMBER 27, 1992,
AND SEPTEMBER 29, 1991 (continued)
- -----------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest during the years ended October 3, 1993, September 27, 1992, and September 29, 1991 was approximately $537,000, $539,000 and $607,000, respectively.

Cash paid for income taxes during the years ended October 3, 1993, September 27, 1992, and September 29, 1991 was $0, approximately $303,000, and $0, respectively.

SUPPLEMENTAL   DISCLOSURE  OF   NONCASH  INVESTING   AND
FINANCING ACTIVITIES:

During the year ended October 3, 1993, PST exchanged equipment with an aggregate net book value of approximately $23,000 for similar equipment. The exchange was accounted for s a like
kind exchange of  similar equipment.   PSHC forgave  a   loan
receivable and the related interest of approximately $132,000 from a shareholder in lieu of consulting services performed by the shareholder.

During the year ended September 27, 1992, PST sold a piece of equipment to a vendor in exchange for a credit memo in the amount of $18,000. PST applied the credit memo against purchases during the year ended September 27, 1992.

During the year ended September 29, 1991, PST made a deposit of $123,000 with an affiliated company for the purchase of a machine. During the year ended September 27, 1992, PST applied the deposit to the cost of the machine.

PRINCE STREET HOLDING COMPANY
AND PRINCE STREET TECHNOLOGIES, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 3, 1993, SEPTEMBER 27, 1992,
AND SEPTEMBER 29, 1991
- -------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Prince Street Technologies, Ltd.,  ("PST") is a carpet
manufacturer whose  products   are  sold   throughout  the
United  States  for commercial  use.   The  combined financial
statements include the financial statements of Prince Street Holding Company ("PSHC") and PST (as so combined "the Company").
PSHC will  be merged into PST in 1994.   Such acquisition will
be accounted for as if it were a pooling-of-interests since the transaction will be between related parties (Note 10).

Inventory - Inventories are stated at the lower of cost or market. Cost includes materials, direct and indirect labor,
and factory overhead.   Market for  finished goods and  work in
process  is net realizable value, and for  raw materials is
replacement cost.   PST uses  the   first-in,  first-out  (FIFO)
method   of  valuing  its inventories.

Sample  Books  -   The  cost  of  manufacturing   sample  books
is capitalized and amortized on a straight-line basis over the estimated period of benefit of 12 months.

Property  and  Equipment  -    Property, plant,  and  equipment
is recorded  at  cost.    Additions,  renewals,  and  betterments
are capitalized.    Maintenance and  repairs are charged  to
expense as incurred.     Depreciation  of  property   for
financial reporting purposes is generally provided on the straight-line method over the following useful lives:

     Buildings                               30 years
     Leasehold improvements                7-10 years
     Furniture, fixtures, and equipment       7 years
     Vehicles                                 5 years

Income Taxes - Deferred income taxes are provided for timing differences in recording various items for financial
and income tax reporting purposes.   The Company does not expect
the adoption of FASB 109, Accounting for Income Taxes, which is required for fiscal years beginning after December 15, 1992, to have a material effect on the consolidated financial statements.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Fiscal Year - The Company's fiscal year is either a 52- or 53-week period with year-end falling on the Sunday closest to September 30.
Pro Forma Earnings Per Share - The Company's earnings per share are computed by dividing net earnings by the pro forma weighted average outstanding common shares computed after giving effect to the pending merger described in Note 10 between PST and PSHC.

Recently  Issued  Accounting    Standards  -  The FASB  has
issued Statement 106,   "Employers' Accounting For
Postretirement         Benefits  Other  Than Pensions"    and
Statement 112,  "Employers' Accounting  For Postemployment
Benefits."   The  Company does  not offer any benefits of  the
type addressed in these statements and, therefore, does not expect these pronouncements to have any impact on the Company's operating results or financial position.

Reclassifications - Certain amounts have been reclassified to conform to the current year presentation.

2.  FACTORED RECEIVABLES

PST maintains a factoring agreement for substantially all sales. This agreement provides PST immediate payment for
receivables sold to  the factor.     These  payments are  for
receivables that are currently due or are advances for receivables that are due in the future.

PST sold certain  receivables to  the factor on  a recourse
basis. Receivables  subject to  recourse in  the   amount of
$144,524 and $255,198 were uncollected by the factor at October 3, 1993 and September 27, 1992, respectively.

3.  INVENTORIES

At October 3, 1993 and September 27, 1992, inventories comprised the following:

                                           1993             1992

         Raw materials                 $1,727,473      $1,641,584
         Work in process                  506,822         543,478
        Finished goods                 2,978,900       3,033,005
                                     ----------      ----------
                                    $5,213,195      $5,218,067
                                    ==========      ==========
4. LONG-TERM DEBT

The following represents PST's long-term debt and capital lease obligations at October 3, 1993 and September 27, 1992:

                                                                            1993             1992
                                                                          -------          -------
Subordinated  $3,000,000 note  payable  to Interface,  Inc. net of unamortized discount  of $183,126 and  $323,116 at October 3,
1993 and September 27,  1992, respectively, maturing October
1994.  The stated rate of interest of 8% is payable quarterly and the
effective interest rate is 14%                                           $  2,816,874      $2,676,874

Installment note payable having  receivables and certain
equipment as collateral,  due September 1995 with  monthly
principal payments of $25,000 beginning December 1990. Interest at 1.5% above prime is payable monthly.  The rate of interest was
8% at October 3, 1993  and September 27, 1992, respectively                   650,000          950,000

Advances under the additional credit facility with Interface,
Inc., as  described below, maturing October 1994.  Interest at
1/2% above prime is payable quarterly.  The rate of interest was
6.5% at October 3, 1993 and September 27, 1992, respectively              $     563,498      $  563,498

Capital  lease obligations  due March  1995 with  aggregate
monthly payments of principal and interest of $9,408.  The
effective interest rate is 11.28%                                                205,050          288,402

Note  payable with certain equipment  as collateral, due April
1994 with monthly principal and interest payments of $4,250.  The
rate of interest is 12.1%                                                          28,589           73,163

Capital  lease  obligation due  through  April  1995 with
combined monthly principal and interest payments of $2,962.  The
effective interest rate is 12.4%                                                   51,341            78,558
                                                                             -------------     -------------
                                                                                4,315,352         4,630,495
Less current maturities                                                           454,499           456,624
                                                                             -------------     --------------
Long-term debt and capital lease obligations, net of
current maturities                                                           $  3,860,853      $  4,173,871
                                                                             =============      ============

In connection with the note payable to Interface, PST issued stock warrants with an ascribed value of $575,109 to acquire
common stock (see  Note 6).     Accordingly, the  principal
amount of the note payable was discounted by the value ascribed to the warrants and is reflected in the financial statements through recording a credit to additional paid-in capital and a charge to the discount on the note. Such discount will be amortized to interest expense over the term of the loan.

The note payable to Interface is subordinate to a limited extent to the secured installment note payable due September 1995 as
well as any advances  under the  factoring agreement.   The
Interface  note payable  has  as  collateral  certain  inventory, equipment, and buildings and provides for an additionalloan facility of $700,000 upon the occurrence of certain events.
The additional advances bear interest at 1/2% above the prime rate (6.5% at October 3, 1993) and have the same repayment terms as the $3,000,000 note. At October 3, 1993 and September 27, 1992, PST had borrowed $563,498 against the additional facility.

       Aggregate maturities of long-term debt and capital lease obligations are as follows:

              Fiscal Year Ending

           1994                                     $  454,499
           1995                                      3,810,687
           1996                                         50,000
                                                    ----------
                                                   $ 4,315,186
                                                   ===========

The Interface  loan agreement requires PST to maintain, among other things, certain levels  of net worth and  certain financial
ratios, as  well   as  restricts  dividends,  officers'
compensation,  and property additions.

At September 27, 1992, PST was in default of the following financial statement ratio covenants; current ratio of
notless than 150%   - actual ratio 146%;  ratio of net income
plus income taxes plus interest expense (net of amortization of loan discount) to interest expense (net of amortization of loan discount) not less than 2.75 - actual 0.50; audited financial statements furnished to lender no later than 90 days after year end; as well as a covenant not to guarantee indebtedness of others, and on January 14, 1993 obtained a waiver of such defaults.

In  fiscal   1993,  PST   exceeded  the  restrictions   on
capital expenditures  and lease obligations.   Capital
expenditures and new lease obligations limited to $700,000 actual $1,205,381. Subsequent to October 3, 1993, PST obtained a waiver of such default.

    The installment note payable also contains restrictive covenants requiring maintenance of certain levels of net worth and certain financial ratios along with limitations on
obligations incurred for  capital  expenditures.    In fiscal
1993,  PST  exceeded  the restrictions   on  capital
expenditures   and  lease  obligations. Capital  expenditures and
new lease obligations were limited to $413,873 - actual expenditures $1,205,381. Subsequent to October 3, 1993, PST obtained a waiver of such default.

5.  INCOME TAXES

For the  year ended October  3, 1993,  PST utilized its entire
net operating  loss   carryforward  for   book  and  tax
purposes  of approximately $228,000 and $535,000, respectively,
resulting in an extraordinary item  of $88,217.   At October  3,
1993,  PST has  an alternative  minimum   tax  credit
carryforward   for income  tax purposes of approximately
$200,000.

Income tax expense for the years ended October 3, 1993, September 27, 1992, and September 29, 1993 consists of the following:

                                        1993           1992        1991

       Current tax expense:
          Federal                    $(399,148)                $(371,108)
          State                        (19,304)                  (61,905)
                                      ---------                 ---------
                                      (418,452)                  (433,013)

       Deferred tax expense:
          Federal                       28,703     $ 80,520      (198,512)
          State                         (7,863)                   (44,714)
                                      ----------    --------      --------
                                        20,840       80,520      (243,226)
                                      ----------    --------      ---------
                                     $(397,612)    $ 80,520     $(676,239)
                                     ==========    ========     =========

The actual income tax expense differs from the income tax expense that would result from the application of the U.S. Federal Corporate income tax rate of 34% in each of the three fiscal years as follows:

                                                                                 1993          1992         1991

           Computed tax expense at the U.S. federal corporate
              income tax rate                                                 $ (329,004)   $104,023    $ (549,498)

           Increase resulting from:
             State income tax, net of federal benefit                            (17,930)                   (70,369)
             Permanent differences                                               (22,461)     (18,359)      (20,716)
             Other - net                                                         (28,217)      (5,144)      (35,656)
                                                                                ---------      -------     ---------
                                                                              $ (397,612)    $(80,520)   $ (676,239)
                                                                              ===========    ========     ===========

Deferred taxes  arise  from the  recognition  of certain  items of revenue  and expense for tax purposes in different years from those in  which they  are recognized  in the  financial
statements.   The sources of these differences and the tax effect
of each for each of the three fiscal years are as follows:

                                                                                 1993          1992         1991



           Depreciation                                                      $(42,544)                    $(104,852)
           Inventories                                                         (6,824)                      (37,694)
           Alternative minimum tax                                             96,000       $ 80,520         11,888
           Workers' compensation                                                                            (27,915)
           Contingency                                                         13,600
           Other - net                                                        (39,392)                      (84,653)
                                                                             --------       ---------     ---------
           Net deferred income tax (provision) benefit                       $ 20,840       $ 80,520      $(243,226)
                                                                             =========      ========      =========

6.  SHAREHOLDERS' EQUITY

During 1989, PST was involved in a recapitalization whereby 25% of the ownership of the Class A common stock of PST was reissued as Class B common stock which has a 13-to-1 voting
preference.   The remaining  500 shares of Class A common  stock
are held by PSHC, an entity owned by the Class B common
shareholders of PST.  All of the Class  B   common  stock  is
subject   to  shareholder  agreements restricting its transfer.

In connection with the $3,000,000 note payable to Interface, Inc., PST entered into a stock warrant agreement entitling Interface to acquire common stock representing 20% of the outstanding common stock of  PST for  a purchase  price of
$3,000,000.   The  warrant agreement   contains  antidilution
provisions which prevent the percentage of ownership subject to purchase from being reduced by issuance of additional stock or stock options at a price per share ower than certain stated
minimum amounts  per share.   In addition to the stock warrant
agreement, the shareholders entered into a stock option agreement granting Interface the right and option to purchase all, but not less than all, of the capital stock of PST owned by the shareholders at a purchase price equal to the greater of $8,750,000 or an amount calculated pursuant to certain formulae based upon the average net income of PST over the three-year
period  ending  September  30,  1994.    The  option  is
exercisable at any time from October 1, 1994 to March 31, 1995
(the "Option  Period").    The   stock  option  agreement  also
granted Interface a  right of  first refusal  if the
shareholders received prior to the commencement of the Option Period an offer from a third party to purchase their PST
shares.   The purchase price for the shares  of PST under the
right of first refusal was stated as the lesser of (i) the aggregate consideration proposed to be paid to the shareholders in the offer by the third party, and (ii) the greater of (a) such amounts determined by the application of certain formulae calculated on PST's (1) net sales and (2) average net income, or
(b) $7,500,000.

The warrant agreement also specifies that the percentage of common stock purchasable under the warrant agreement for $3,000,000 will be adjusted downwards or upwards between 2%
and 6% per year if annual earnings, as defined, fall below or exceed certain threshold amounts. The maximum percentage
purchasable is 40% and the minimum is 15%.   For  the years
ended October 3, 1993 and September 27, 1992, the percentage of common stock purchasable under the warrant agreement was adjusted upwards  5%, based  on annual earnings,  as defined.
No adjustment of the percentage of ownership occurred based on annual earnings, as defined, for the year ended
September  28,    1991.    The  aggregate  percentage available
to Interface at October 3, 1993 is 30%.

The warrant agreement is exercisable through July 20, 2000 and may be redeemed by PST on March 31, 1995 by repayment of the $3,000,000 note to Interface plus an amount equal to 12% per annum of $3,000,000 or such lesser amount as shall be outstanding under the note, which shall increase to 20% per annum on any portion of such note repaid prior to redemption of the warrant agreement.

7.  STOCK OPTIONS

At October 3, 1993, 83 shares of Class B common stock are reserved for issuance upon exercise of options granted to
officers and key employees.   The options, which  were granted
during  1989, have an option price of $10 and  expire ten years
from the issue date.   At October  3,  1993  and September  27,
1992, all 83 options were outstanding and exercisable. On November 22, 1993, all 83 stock options were canceled by the option holders.

8.  RENT EXPENSE AND LEASE COMMITMENTS

Rent  expense charged  against  income  amounted  to
approximately $609,000,  $548,000,  and    $443,000  in  1993,
1992, and 1991, respectively. Deferred rent is provided to recognize rent expense on the straight-line basis.

Future minimum rental commitments under noncancelable capital and operating leases at October 3, 1993 are as follows:

                                                 Capital       Operating
            Fiscal Year Ending                    Leases          Leases

           1994                                  $148,457       $530,210
           1995                                  144,831         495,918
           1996                                                  141,509
           1997                                                   50,290
           Thereafter                                             45,714
                                                 -------         -------
          Future minimum lease payments         293,288       $1,263,641
                                                              ==========
           Less amount representing interest     36,897
                                                 -------
           Present value of future minimum
             lease payments                     $256,391
                                                ========


Property and equipment includes equipment under capital ease of $653,736 with accumulated depreciation of $343,476 and $244,660 at October 3, 1993 and September 27, 1992, respectively.


9.  RELATED PARTY TRANSACTIONS

In 1988, PSHC entered into an agreement with a former officer to purchase common stock and prohibit competition from such former officer for $180,000, payable $5,000 monthly for 36
months.  PST  has   an  equipment  maintenance  agreement   with
a  company ("Traccton")  which is  controlled by  the majority
shareholder of PST.  During 1991,   PST expensed approximately
$96,000  under this maintenance agreement.   During   1991,  PST
purchased $261,200 of machinery and equipment from Traccton and made a $123,000 deposit on future equipment purchases. The
deposit was  applied against equipment purchases in   1992. PST
purchased $850,000 and $297,612 of machinery and equipment from Traccton during 1993 and 1992, respectively.

In 1989, PST entered into a consulting agreement with a shareholder to provide certain consulting services through 1993.
In 1991, PST paid the remaining future amounts due under the agreement of $150,000 at a discount.

10. SUBSEQUENT EVENT

On December 3, 1993, the shareholders of the Company signed an acquisition agreement which provided for PSHC to merge into PST and immediately thereafter for PST to merge with a subsidiary of Interface, Inc. In the merger of PSHC into PST, all of the shares held by PSHC will be canceled and the existing shareholders of PSHC, who are also the remaining shareholders of PST, will be issued 500 shares of PST Class B common stock in exchange for the outstanding shares of PSHC. The number of outstanding shares of PST Class B common stock after the merger of PSHC and PST will be 691.

On October 13, 1993, Mohawk Industries, Inc. ("Mohawk") entered into a letter of intent to acquire the Company which contained certain provisions for liquidated damages payable to Mohawk if the Company did not close such transaction with
Mohawk.   Interface exercised its  right of first refusal  as
discussed in Note 6 and, therefore, the Company may have incurred a liability to Mohawk of up to $750,000 under such
liquidated  damages provision.   Certain shareholders  have
agreed  to  indemnify  the  Company  for up  to $350,000 of  such
liquidated  damages  if  the  Company    becomes obligated to
make such payments.

                                APPENDIX A
                                                      Execution
                                                   Counterpart

   _________________________________________________________________

                              INTERFACE, INC.

                   _____________________________________

                              December 3, 1993
                    ____________________________________


                                ACQUISITION

                                     OF

                      PRINCE STREET TECHNOLOGIES, LTD.

                                    AND

                       PRINCE STREET HOLDING COMPANY



   _________________________________________________________________

                           ACQUISITION AGREEMENT
                      PRINCE STREET TECHNOLOGIES, LTD.
                       PRINCE STREET HOLDING COMPANY


                             TABLE OF CONTENTS

    Section                                                      Page
     -------                                                     ----
    1.   MERGER . . . . . . . . . . . . . . . . . . . . . . . ...   2
         1.1  Agreement to Cause Merger . . . . . . . . . . . ...   2
         1.2  Conversion of Shares  . . . . . . . . . . .. . . ..   2
         1.3  Payment of Merger Consideration . . .. . . . . . ..   3
         1.4  Adjustment to Merger Consideration  . . . . . . . ..  4
         1.5  Determination of Shareholder EBIT Shortfall
                Adjustment Amount . . . . . . . . . . . . . . ...   4
         1.6  Resolution of Merger Consideration Dispute . . . ..   5
         1.7  Closing . . . . . . . . . . . . . . .. . . . . . ..   5
         1.8  Transactions and Documents at Closing . . . . . . ..  6
         1.9  Default by One Shareholder  . . . . . . . . . . . ..  6

    2.   ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . ...   7

         2.1  Purchaser's Access and Inspection . . . . . . . ...   7
         2.2  Confidentiality . . . . . . . . . . . . . .. . . ..   7
         2.3  Cooperation . . . . . . . . . . . . .. . . . . . ..   8
         2.4  Expenses  . . . . . . . . . . .. . . . . . . . . ..   8
         2.5  Brokers . . . . . . . . .. . . . . . . . . . . . ..   9
         2.6  Covenant Against Competition . . . . . . . . . . ..   9
         2.7  Termination of Certain Contracts . . . . . . . . ..  11
         2.8  Publicity . . . . . . . . . . . . . . . . . . . . .. 11
         2.9  Other Proceedings At Closing  . . . . . . . . . . .. 11
        2.10  Hart-Scott-Rodino Filing  . . . . . . . . . . . . .. 11
        2.11 Registration Statement  . . . . . . . . . . . . . ..  12
        2.12 Affiliates of PST and PSHC  . . . . . . . . . .. ..   12
        2.13 Restriction on Purchaser Shares . . . . . . . . . ..  12

    3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
         SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . ...  13

         3.1  Disclosure Memorandum . . . . . . . . . . . . . ...  13
         3.2  Organization and Compliance . . . . . . . .. . . ..  14
         3.3  Capitalization, Ownership of Shares and
              Related Matters . . . . . . . . . . . . . . .. . ..  14
         3.4  No Inconsistent Obligations . .. . . . . . . . . ..  16
         3.5  Corporate Records . . . .. . . . . . . . . . . . ..  16
         3.6  Consents  . . . . .. . . . . . . . . . . . . . . ..  16
         3.7  No Default  .. . . . . . . . . . . . . . . . . . ..  17
         3.8  Possession of Franchises, Licenses, Etc . . . . . .. 17
         3.9  Financial Statements  . . . . . . . . . . . . . . .. 17
        3.10 Liabilities . . . . . . . . . . . . . . . . . . . ..  17
        3.11 Title to Properties . . . . . . . . . . . . . . . ..  18
        3.12 Bank Accounts and Safety Deposit Boxes  . . . .. ..   18
        3.13 Receivables . . . . . . . . . . . . . . .. . . . ..   18
        3.14 Inventories . . . . . . . . . . . .. . . . . . . ..   19
        3.15 Returns and Consignments  . .. . . . . . . . . . ..   20
        3.16 Personal Property . . .. . . . . . . . . . . . . ..   20
        3.17 Real Property . .. . . . . . . . . . . . . . . . ..   21
        3.18 Authority to Conduct Business and
              Intellectual Property Rights  . . . . . . . . . . . .24
        3.19 Material Contracts  . . . . . . . . . . . . . . . ..  24
        3.20 Insurance . . . . . . . . . . . . . . . . . . . . ..  25
        3.21 Customers and Suppliers . . . . . . . . . . . . . ..  26
        3.22 Contingencies . . . . . . . . . . . . . . . . . . ..  26
        3.23 Taxes . . . . . . . . . . . . . . . . . . . . .. ..   27
        3.24 Parachute Payments  . . . . . . . . . . .. . . . ..   28
        3.25 Employment and Labor Matters  . . .. . . . . . . ..   28
        3.26 Employee Benefit Matters  . . . . . . . . . . . . ..  29
        3.27 Environmental Matters . . . . . . . . . . . . . . ..  32
        3.28 Absence of Certain Business Practices . . . . . . ..  33
        3.29 Government Reports  . . . . . . . . . . . . . . . ..  33
        3.30 Agreements and Transactions with Related Parties  ..  34
        3.31 Absence of Changes  . . . . . . . . . . . . . . . ..  34
        3.32 Adequacy of Purchaser's Disclosures . . . . . . . ..  37
        3.33 Full Disclosure . . . . . . . . . . . . . . . . . ..  38

    4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . ...  38

         4.1  Organization  . . . . . . . . . . . . . . . . . ...  39
         4.2  Authorization; No Inconsistent Agreements .. . . ..  39
         4.3  Full Disclosure . . . . . . . . . . .. . . . . . ..  39

    5.   CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING . . . ...  39

         5.1  Business in the Ordinary Course . . . . . . . . ...  39
         5.2  No Material Changes . . . . . . . . . . . .. . . ..  40
         5.3  Compensation  . . . . . . . . . . . .. . . . . . ..  41
         5.4  Employee Benefit Plans  . . . .. . . . . . . . . ..  41
         5.5  Notice of Change  . . . .. . . . . . . . . . . . ..  42

    6.   CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . .  42

         6.1  Proceedings and Documents Satisfactory  . . . . ...  42
         6.2  Representations and Warranties  . . . . . .. . . ..  42
         6.3  Compliance with Agreements and Conditions . . . . .. 42
         6.4  Certificate of Shareholders . . . . . . . . . . ...  42
         6.5  Certificate of Incorporation and Bylaws . . . . . .. 43
         6.6  Opinion of Counsel  . . . . . . . . . . . . . . . .. 43
         6.7  Government Consents . . . . . . . . . . . . . . . .. 43
         6.8  Other Consents  . . . . . . . . . . . . . . . . . .. 43
         6.9  Termination of Certain Contracts  . . . . . . .. ..  43
         6.10 Miscellaneous . . . . . . . . . . . . . .. . . . ..  44
         6.11  Financing  . . . . . . . . . . . .. . . . . . . ..  44
         6.12 Registration Statement  . . .. . . . . . . . . . ..  44

    7.   CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS  . . . . . ...  44

         7.1  Representations and Warranties  . . . . . . . . ...  44
         7.2  Resolutions . . . . . . . . . . . . . . . .. . . ..  44
         7.3  Payment of Purchase Price . . . . . . . . . . . . .. 44

    8.   INDEMNITIES  . . . . . . . . . . . . . . . . . . . . ...  44

         8.1  Indemnification of Purchaser  . . . . . . . . . ...  44
         8.2  Payment . . . . . . . . . . . . . . . . . .. . . ..  46
         8.3  Defense of Claims . . . . . . . . . .. . . . . . ..  46
         8.4  Computation of Indemnified Losses . . . . . . . . .. 47
         8.5  Action by Company . .. . . . . . . . . . . . . . ..  48
         8.6  No Liability or Contribution by Companies . . . . .. 48

    9.   SURVIVAL OF REPRESENTATIONS AND OTHER PROVISIONS . . ...  48

         9.1  Survival  . . . . . . . . . . . . . . . . . . . ...  48

    10.  TERMINATION  . . . . . . . . . . . . . . . . . . . . ...  49

         10.1 Termination for Certain Causes  . . . . . . . . ...  49

    11.  POWER-OF-ATTORNEY  . . . . . . . . . . . . . . . . . ...  49

         11.1 Appointment of Agent  . . . . . . . . . . . . . ...  49
         11.2 Liability of Agent  . . . . . . . . . . . .. . . ..  50
         11.3 Succession  . . . . . . . . . . . . .. . . . . . ..  50
         11.4 Irrevocable; Binding on Successors, Etc .  . . . ..  50

    12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . ...  50

         12.1 Notices . . . . . . . . . . . . . . . . . . . . ...  51
         12.2 Counterparts  . . . . . . . . . . . . . . .. . . ..  52
         12.3 Entire Agreement  . . . . . . . . . .. . . . . . ..  52
         12.4 Governing Law . . . . . . . . .. . . . . . . . . ..  53
         12.5 Successors and Assigns  .. . . . . . . . . . . . ..  53
         12.6 Partial Invalidity and Severability  . . . . . . ..  53
         12.7 Waiver  . . .. . . . . . . . . . . . . . . . . . ..  53
         12.8 Headings . . . . . . . . . . . . . . . . . . . . ..  54
         12.9 Number and Gender .. . . . . . . . . . . . . . . ..  54
         12.10 Time of Performance  . . . . . . . . . . . . . . .. 54
         12.11 Definition of Knowledge  . . . . . . . . . . . . .. 54

    13.  INDEX TO DEFINITIONS . . . . . . . . . . . . . . . . ...  54

                           ACQUISITION AGREEMENT


         THIS AGREEMENT is made this 3rd day  of December, 1993,
by and     among  Interface, Inc.,  a  Georgia corporation
("Purchaser"), and     Robert  S.   Weiner,  Randall  J.  Hatch,
Nancy  O'Donnell, John     O'Donnell,  Jacqueline  A.  Colando,
Traccton  Corp. ("Traccton"),     Prince Street Holding Company
(collectively the "PSTShareholders")     and Steven C.  Andrade,
and Robert  D. Williams (collectively with     the PST
Shareholders, the "PST/PSHC Shareholders");


                            W I T N E S S E T H:


         WHEREAS, the total authorized share capital of Prince Street Technologies, Ltd., a Georgia corporation ("PST"), consists of 10,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock, both with a par value of $.01 per share, of which 500 and 191 shares of
Class A common stock and Class B common stock,  respectively,
are  presently   issued   and outstanding  (collectively the
PST Shares", and together with the Additional PST Shares, as hereinafter defined, the "Shares"); and

         WHEREAS, the PST Shareholders are the record and beneficial owners of all the PST Shares; and

         WHEREAS, the total authorized share capital of Prince Street Holding Company, a Georgia corporation ("PSHC", and together with PST, individually a "Company" and collectively the "Companies," which terms shall include PST as the surviving corporation in the mergers provided for herein), consists of 10,000,000 shares of common stock, with a par value of $.01 per share, of which 1,692,749 shares are presently issued and outstanding (collectively the "PSHC Shares"), 10,000,000 shares of Class B common stock, with a par value of $.01 per share, of which no shares are presently issued and outstanding, and 1,000,000 shares of preferred stock, with a par value of $.01 per share, of which no shares are presently issued and outstanding; and

         WHEREAS,  the  PST/PSHC  Shareholders,  other  than
PSHC  and   Traccton, are the record and  beneficial owners of
all of the PSHC Shares (the PST/PSHC Shareholders other than PSHC being hereinafter referred to as the "Shareholders"); and

         WHEREAS, PST and Purchaser are parties to that certain Stock Subscription Warrant No. W-1 dated July 20, 1990, whereby, as of the date hereof, Purchaser is entitled to subscribe to and purchase from PST so much of the Class A common stock and Class B common stock of PST that after the exercise of such warrant would entitle Purchaser to own 30% of the outstanding common stock of PST on a fully diluted basis (the "Warrant"); and

         WHEREAS, the Shareholders have provided Purchaser with a copy of a letter of intent dated October 13, 1993, from Mohawk Industries, Inc. (the "Mohawk Letter") providing for a total valuation of the Companies of $15,000,000 on a fully-diluted basis, subject to adjustment
(the "Total Company Amount"); and

         WHEREAS, the PST/PSHC Shareholders' collective portion of the Total Company Amount on a fully-diluted basis is 70% of the Total Company Amount, or $10,500,000 in the absence of any adjustments; and

         WHEREAS, in reliance on and subject  to the terms,
conditions,  representations,  warranties,  covenants   and
agreements herein contained, Purchaser desires to acquire the PST/PSHC Shareholders' interests in PST and PSHC from the PST/PSHC Shareholders, and the PST/PSHC Shareholders desire to dispose of such interests on a tax free basis, subject and pursuant to this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  MERGER.

         1.1   AGREEMENTS  TO  CAUSE  MERGERS.  (a) On  or before
the     Closing  Date (as defined in Paragraph 1.3 below), and
prior to the     Closing  (as   defined  in  Paragraph  1.3
below),  the PST/PSHC     Shareholders shall take such actions as
shall be necessary to cause     PSHC to be merged with and into
PST (hereinafter referred to as the     "PST/PSHC  Merger.")  PST
shall be the surviving corporation in the     PST/PSHC  Merger,
and the  PST/PSHC Merger shall  be consummated in     accordance
with  an  Agreement and  Plan  of  Merger  in the form
attached  hereto as  Exhibit A  (the "PST/PSHC  Merger
Agreement").     The PST/PSHC Shareholders shall  cause PST and
PSHC to execute and     deliver the PST/PSHC Merger  Agreement,
with the approval  of their     respective  Boards of Directors
and shareholders,  on or before the     Closing  Date and prior
to the consummation of the PST/PSHC Merger.     The PST/PSHC
Merger  Agreement shall require the filing of Articles     of
Merger or Certificate of Merger  with the Secretary of State  of
  Georgia and the effectiveness of the PST/PSHC Merger at the
time of     such filing.  The PST/PSHC Shareholders shall cause
such filing and     effectiveness (the "PST/PSHC Closing")  to be
accomplished prior to     the Effective Time of the Merger (as
defined in subparagraph 1.1(b)     below).    The PST/PSHC
Merger Agreement  shall provide  that upon     consummation  of
the  PST/PSHC  Merger, by  virtue of  the PST/PSHC     Merger and
without any action  on the part of any record holder of     PST
or PSHC:

           (i) all of the PST Shares held by PSHC shall be cancelled and retired and shall cease to exist and no shares of PST or other consideration shall be delivered in respect thereof;

           (ii) all of the PST Shares held by shareholders of PST other than PSHC issued and outstanding immediately
                    prior   to  the PST/PSHC  Closing  shall continue
                    unchanged and shall continue to evidence the same number of shares of common stock of PST as the surviving corporation in the PST/PSHC Merger; and

           (iii) all of the PSHC Shares issued and outstanding immediately prior to the PST/PSHC Closing shall be converted in the aggregate into 500 shares of Class
                    B  common stock   of  PST  (the  "Additional PST
                    Shares"). In exchange for each such PSHC Share, each of the shareholders of PSHC shall be entitled to receive a portion of the Additional PST Shares in accordance with Attachment A to the form of
                     PST/PSHC   Merger   Agreement   attached to  this
                     Agreement as Exhibit A.

       (b)      At  the   Closing,  upon  the   terms, conditions,
representations,  warranties,  covenants  and
agreements contained herein, Purchaser and the Shareholders shall take such actions as shall be necessary to cause
PST  Acquisition Corp.,  a Georgia  corporation  ("Sub"),
which  is,  or  will   be,  a wholly-owned  subsidiary of
Purchaser to be merged with and into PST, as the surviving corporation in the PST/PSHC Merger. PST shall be the surviving corporation in such merger (hereinafter referred to as the "Merger"), and the Merger shall be consummated in accordance with an Agreement and Plan of Merger in the form attached hereto as Exhibit B, which shall be completed in accordance with this Agreement and executed and delivered at Closing (the "Merger Agreement"), and which shall require the filing of Articles of Merger or Certificate of Merger with the Secretary of State of Georgia and the effectiveness of the Merger at the time of such filing on the Closing Date (the "Effective
Time of the Merger").

           1.2 CONVERSION OF SHARES IN MERGER OF PST AND SUB. Upon the consummation of the Merger at Closing, by virtue of the Merger and without any action on the part of any record holder of PST or Sub:

           (a)   each  share  of the  common  stock of  Sub
issued and     outstanding  immediately prior  to the  Closing
shall  be converted     into  the right to receive continue
unchanged and shall continue to     evidence the same number of
shares of the Class B common stock of     PST  as  the surviving
corporation in  the Merger  (the "Surviving     Corporation");
and

           (b)  all  of the  PST Shares and  the Additional PST
Shares     (collectively  the "Converted  Shares") shall  in the
aggregate be     converted  into  the  right  to receive  Ten
Million  Five Hundred     Thousand  and No/100  Dollars
($10,500,000)  in the aggregate (the     "Merger
Consideration"), subject to adjustment as provided in Paragraph 1.4 below, and payable as provided in Paragraph
1.3     below.  In exchange  for each Converted Share,  former
shareholders     of PST (including former shareholders of PSHC
becoming shareholders     of  PST in  the  PST/PSHC Merger)
shall be  entitled to receive a     portion of  the aggregate
Merger Consideration in accordance with     Exhibit C, attached
to this Agreement.

           1.3      PAYMENT OF  MERGER CONSIDERATION.   Subject
to  the     following   provisions   of   this  Paragraph   1.3,
the  Merger     Consideration shall be payable in shares of Class
A Common Stock of     Purchaser  ("Purchaser Shares").    For
purposes  of paying Merger     Consideration in  Purchaser
Shares,  each Purchaser Share shall be     valued at the average
of closing sale prices for  Purchaser Shares     as reported on
the NASDAQ National Market System for the 60 trading     days
immediately preceding  the  Closing Date  (the "Closing Date
Price").   Notwithstanding the foregoing, (a)  Purchaser shall
have     the option to  pay up to 20% of  the aggregate Merger
Consideration     in  cash, with the balance payable in Purchaser
Shares, such option     to be exercised by  notice to the
Shareholders given not later than     5 days prior to Closing and
specifying the percentage of the Merger     Consideration  that
Purchaser will  pay in  cash,  and (b) if the     Closing Date
Price is  less than $12.00 per share,  Purchaser shall     be
entitled to pay the  entire Merger Consideration  at Closing in cash.  If the Merger Consideration is paid by a combination of
cash     and Purchaser  Shares as set forth  in clause (a) of
the preceding     sentence, each Converted Share shall be
converted upon consummation     of  the Merger into the right  to
receive cash and Purchaser Shares     in the same ratio as each
of the other Converted Shares, provided,     however,  that  any
fractional  shares  that  would otherwise  be     issuable based
upon the ratable portion of the Merger Consideration     to  be
paid in Purchaser Shares, may be paid in cash in lieu of issuing any fractional shares of Purchaser. At or before
Closing,     the  PST/PSHC  Shareholders  shall  cause  PST,  as
the surviving     corporation in the PST/PSHC Merger, and
Purchaser  shall cause Sub,     to  enter into,  with the
approval of  their respective Boards of     Directors,  the
Merger  Agreement  in substantially  the form  of     Exhibit B
hereto, duly completed in a manner consistent with this Agreement and providing for conversion of the Converted Shares
into     the  right to receive Purchaser Shares, to receive a
combination of     Purchaser Shares and  cash, or  to receive
cash,  as designated  by     Purchaser consistent with this
Paragraph 1.3, the Shareholders and     Purchaser  shall  duly
approve  the  Merger  in  their respective     capacities as
shareholders of the parties to  the Merger Agreement,     and the
Shareholders and Purchaser shall cause the Merger to become effective on the Closing Date by the filing of Articles of
Merger     or a Certificate of Merger with the Secretary of State
of Georgia.

           1.4      ADJUSTMENT  TO  MERGER  CONSIDERATION.    If
PST's     Adjusted  EBIT for  the fiscal  year ended  October 3,
1993 ("1993     EBIT")  is less than $2,060,371,  the Merger
Consideration shall be     subject to adjustment  by reducing the
Merger  Consideration by the     amount,  if  any,  of  the
Shareholder  EBIT  Shortfall Adjustment     Amount.   As  used
herein,  "Shareholder EBIT  Shortfall Adjustment     Amount"
shall mean an amount equal to 70% of the result of (i) 6.8,
multiplied by (ii)  $2,060,371 minus  1993 EBIT.   As used
herein,     "Adjusted  EBIT", shall  mean  PST's earnings  before
interest  and     taxes ("EBIT"),  calculated in  accordance with
generally accepted     accounting principles consistently
applied, with the adjustments to     EBIT set forth  on Exhibit
1.4.  If the  total Merger Consideration     shall be  reduced in
accordance  with the foregoing,  the allocable     portion of
the Merger Consideration into  which each Shareholder's
Converted  Shares are convertible, as set forth on Exhibit C,
shall     be correspondingly reduced by such Shareholder's
ratable portion of     the Shareholder EBIT Shortfall Adjustment
Amount, determined on the     basis of the amount of Merger
Consideration such Shareholder would     receive in the absence
of  an adjustment, as compared to the  total     Merger
Consideration in the absence of an adjustment, as set forth on Exhibit C.

           1.5      DETERMINATION   OF   SHAREHOLDER   EBIT
SHORTFALL     ADJUSTMENT  AMOUNT.    The Shareholder  EBIT
Shortfall Adjustment     Amount, if  any, shall be  determined as
follows.   Not later than     December 17, 1993  (provided
Purchaser timely responds  to any loan     confirmation  request
delivered  to it  pursuant to  PST's year-end     audit), the
Shareholders shall cause  PST to provide  to Purchaser     PST's
audited financial statements for the fiscal year ended October 3, 1993 and prepared in accordance with generally
accepted     accounting  principles  consistently   applied,
together with  an     unqualified audit opinion thereon of
Deloitte &  Touche in standard     form, and together  with
schedules certified  by PST showing PST's     computation  of
1993 EBIT.  Upon receipt thereof, Purchaser and the
Shareholders shall each be  entitled to review all work papers
and     documents  of  the  Shareholders,  PST,  PSHC,   and,  as
soon  as     practicable, Deloitte & Touche relating to the
preparation of such     audited financials and computation  of
1993 EBIT.  Unless within 7     business days after receipt  of
the financial statements, schedules     and  other documents
referred to above including but not limited to     work papers
prepared  by or  for Deloitte &  Touche, Purchaser  (i)     gives
notice, with reasonable specificity, that it disputes PST's computation of 1993 EBIT and proposes a greater adjustment to
the     amount of Merger Consideration than  any shown on PST
computations,     or (ii) gives notice that Purchaser has not
received the schedules,     work  papers  and  documents
required  to  be  provided, or  other     information that
Purchaser  has reasonably  requested be provided,     such PST
computations shall  be binding on  all parties.  In  the
event Purchaser  gives notice  in accordance  with (ii) above,
the     time periods in Paragraph  1.6 below shall be tolled  and
suspended     until  such  information is  provided  to Purchaser
in which case     Purchaser  shall have  an  additional  5
business  days from  the     delivery of all requested
information, to provide the notice in (i)     above.

           1.6      RESOLUTION  OF  MERGER CONSIDERATION DISPUTE.
 If     Purchaser gives notice  to the Shareholders that  it
disputes PST's     computation  of 1993 EBIT as provided in
Paragraph 1.4 and proposes     an adjustment to the amount of the
Merger Consideration, Purchaser     and  the Agent  shall
cooperate in  good faith with  the purpose of     reaching
agreement  in writing on Purchaser's  proposed adjustment.     If
they cannot agree on or before the fifteenth (15th) business day after  the Purchaser gives notice of its proposed adjustment to
the     Merger Consideration, then  either Purchaser or the Agent
may give     written  notice  to   the  other  that  it  proposes
to arbitrate     Purchaser's proposed  adjustment, and either
party  may then submit     the  disputed adjustments to
arbitration by the  Atlanta office of     KPMG  Peat  Marwick,
or,  if such  firm is  unable or unwilling to     serve, such
other firm of nationally recognized certified public accountants as shall be independent of and reasonably
satisfactory     to Purchaser and  the Agent  (the "Independent
Accountant"). All     work papers and related  records of
Deloitte & Touche, PST and PSHC     shall be  made  available  to
the  Independent  Accountant.   The     Independent Accountant
shall determine whether  any of Purchaser's     proposed
adjustments  are required under the  principles applicable     to
computation of the amount of the Merger Consideration as provided herein and issue its report within forty-five (45)
   business  days after  either  party  notifies  the  other that
it     proposes  to  arbitrate.    The determination  of  the
Independent     Accountant  will  be  final and  binding  upon
the  parties.  The     Shareholders  and   Purchaser  shall  each
pay   one-half of  the     reasonable  fees  of  the  Independent
Accountant  in serving  as     arbitrator hereunder.

           1.7  CLOSING.  The closing of  the transactions
contemplated     in this Agreement (the "Closing") shall take
place at the principal     offices of Kilpatrick  & Cody  in
Atlanta, Georgia,  or such  other     place  in Atlanta, Georgia,
as  is selected by  Purchaser, at 10:00     a.m. local time on
the second business day after the  date on which     (i) all
conditions  to closing contained in  Sections 6 and 7 have
been  satisfied, and (ii) any dispute between the parties
regarding     any proposed adjustment  to the Merger
Consideration as provided in     Paragraph 1.4  shall have been
resolved, but in no event later than     the date which  is 120
days after the  Registration Statement  has     been filed, and
by such date all such conditions shall be satisfied     (the
"Closing  Date"); provided, however, the  parties hereto agree to  use their  best reasonable efforts  to have  the Closing on
or     before  January  31,  1994;  provided  further,  however,
that  if     notwithstanding  the reasonable efforts of the
parties to have the     Registration Statement become effective
within the  period provided     above, the  Registration
Statement has not  become effective within     120  days after
its filing, but all other conditions to Purchaser's
obligation are  satisfied, Purchaser  shall be required  to
proceed     with Closing on  the date which is 120  days after
the Registration     Statement  is  filed and  pay all  of  the
Merger Consideration at     Closing in cash.

           1.8  TRANSACTIONS AND DOCUMENTS AT CLOSING.

           (a)  At the Closing, each PST/PSHC Shareholder shall
deliver     to Purchaser  certificates representing all PST
Shares, Additional     PST Shares,  and PSHC Shares  held (or
held prior to  the PST/PSHC     Merger)  by  such  party,  duly
endorsed  for  transfer, with all     required stock  transfer
stamps,  if any,  affixed,  and upon such     delivery  of such
certificates by  all PST/PSHC Shareholders, the     parties shall
cause the Effective Time of the Merger to occur, and
Purchaser  shall cause  the  Surviving Corporation  to  pay to
the     Shareholders  the Merger  Consideration,  (1) by  wire
transfer  of     immediately available funds,  to an Atlanta,
Georgia, account to be     designated by the  Agent in writing,
of any portion of  the Merger     Consideration  payable in
cash, and  (2) delivery  of certificates     representing all
Purchaser Shares issuable in  satisfaction of all     or  a
portion of the Merger Consideration, in either case in accordance with Paragraphs 1.3, 2.11, 2.13 and the other
provisions     of this Agreement.   Purchaser Shares  into which
Converted Shares     shall be converted  pursuant to the Merger
shall  be deemed to have     been issued at the Effective  Time
of the Merger.   All deliveries,     payments  and  other
transactions  and  documents  relating to  the     Closing shall
be interdependent and  none shall be effective unless     and
until all are effective (except for any of the same as to which the party  entitled to the benefit thereof  has waived
satisfaction     or performance thereof as a condition precedent
to Closing).

           (b)   From  time to  time and  at any  time, at
Purchaser's     request,  whether on or after the Closing Date,
and without further     consideration, the  PST/PSHC Shareholders
or their  Agent shall, at     the expense of  the PST/PSHC
Shareholders, execute and deliver such     further documents  and
instruments  of conveyance and transfer and     shall take such
further  reasonable actions as may be necessary or
convenient,  in the opinion of Purchaser, to transfer and convey
to     the Surviving Corporation all of their right, title and
interest in     and  to the Shares,  free and clear  of any and
all liens, claims,     charges  and  encumbrances, or  as  may
otherwise  be  necessary or     convenient to carry out the
intent of this Agreement.

           1.9     Default  by  One   Shareholder.    If  any
PST/PSHC     Shareholder  fails  or  refuses  to deliver  to
Purchaser  or  the     Surviving Corporation, at the Closing as
provided  in Paragraph 1.7     hereof, any  of the  Shares to be
converted or  cancelled by such     party hereunder, then such
failure or refusal shall not relieve the     other PST/PSHC
Shareholders of any obligation under this Agreement,     and
Purchaser, at its option and without prejudice to its rights against such defaulting party, may either proceed with the
Merger,     or refuse to proceed  and thereby terminate all of
its obligations     hereunder, without any  liability to any of
the PST/PSHC Sharehold-    ers as a result of such termination.

    2.  ADDITIONAL AGREEMENTS.

           2.1    PURCHASER'S  ACCESS  AND INSPECTION.    The PST/PSHC
    Shareholders   shall   provide   Purchaser   and   its  authorized
    representatives full access during normal business hours from and after the date hereof until the Closing to all of the Companies' assets, properties, contracts, commitments, books and records for the purpose of making such investigation as Purchaser may desire,
    including,   without  limitation,   having  surveys  made  of  the
    Companies' Real Property (as defined in Paragraph 3.17(a) below), and the Shareholders shall furnish Purchaser such information concerning the Companies' affairs as Purchaser may request. The PST/PSHC Shareholders shall cause the personnel of each Company to assist Purchaser in making such investigation and shall cause the counsel, accountants, engineers, consultants and other non-employee representatives of each Company to be reasonably available to Purchaser for such purposes. Purchaser agrees that it will not require access to or assistance from any personnel of the Companies or any of their counsel, accountants, engineers, consultants and
    other  non-employee   representatives  other  than   as reasonably
    necessary and  customary in performing due  diligence in connection
    with a business combination.   No investigation made heretofore or
    hereafter by Purchaser shall limit or affect the representations or warranties of the Shareholders hereunder, each of which shall survive any such investigation.

           2.2   CONFIDENTIALITY.    If  the transactions contemplated
herein are not consummated, then Purchaser shall return to the Shareholders all documents and other written information furnished by the Shareholders or any Company to Purchaser pursuant to this Agreement, and Purchaser shall not reveal to any third party any of the Companies' trade secrets or confidential business information learned as a result of disclosures made pursuant to this Agreement, provided that the obligations of Purchaser hereunder shall not apply to:

           (a) any information which was known to Purchaser prior to its disclosure by the Shareholders or a Company;

           (b) any information which was in the public domain (it being agreed that information disclosed by Companies to Mohawk Industries, Inc., subject to a confidentiality agreement is not, merely because of such disclosure, in the public domain prior to the disclosure thereof by the Shareholders or a Company to Purchaser;

           (c) any information which comes into the public domain through no fault of Purchaser; or

           (d)      any information which is disclosed to Purchaser by
    a  third  party   (which  term  shall  not  include   the counsel,
    accountants, employees and other non-employee representatives of  a

    Company or the Shareholders) having a legal right to make such disclosure.

           Nothing herein relieves any party hereto of any duties pursuant to any other agreement.

           2.3 COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their best efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the
    parties  to  consummate   the  transactions  contemplated  hereby.
    Without the prior written consent of the other parties, no party hereto shall take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by such party herein not to be true, correct and complete as of the Closing.

           2.4  EXPENSES.  Except as noted below, the expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for Purchaser, shall be paid by Purchaser.
    PST may pay up to $500,000 of valid and verifiable bona fide expenses (including brokerage commissions, if any to Bollinger, Wells, Lett & Co., Inc., but not any such brokerage commissions based on any consideration  to the PST/PSHC Shareholders  in excess of $12,000,000) associated with the negotiation and closing of this Agreement, whether incurred by the Shareholders or either Company.
    Such $500,000 of expenses may also include attorney fees and accounting fees associated with negotiation of the Mohawk Letter.
    All other expenses incurred by the Shareholders or the Companies in
    connection  with  the   negotiation,  authorization,  preparation,
    execution and performance of  this Agreement or the negotiation  of
    the   Mohawk   Letter   shall   be  paid   by   the Shareholders.
    Notwithstanding any of the foregoing to the contrary, Purchaser and Shareholders shall each pay fifty percent (50%) of all costs and out-of-pocket expenses (including, but not limited to, fees and
    expenses   of  Purchaser's   attorneys,   accountants   and  other
    professionals,  and   filing  fees   paid  to  the  Commission  or
    otherwise), incurred by Purchaser with respect to the preparation and filing of the Registration Statement and any other costs and expenses related to the registration of the Purchaser Shares pursuant to Paragraph 2.11.

           2.5 BROKERS. Each party hereto represents and warrants that, with the exception of Bollinger, Wells, Lett & Co., Inc., which has acted for the Shareholders and PST, no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each party shall indemnify the other parties and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party; provided that the Shareholders shall indemnify Purchaser, Sub, PST, PSHC and the Surviving Corporation and hold them harmless for any such commissions or compensation to Bollinger, Wells, Lett & Co., Inc. in excess of that permitted to be paid pursuant to Paragraph 2.4.


           2.6  COVENANT AGAINST COMPETITION.

               (a) In order to induce Purchaser to enter into this Agreement and acquire the Shares as provided herein, and in partial consideration thereof, Robert S. Weiner ("Weiner") agrees that, for a period beginning on the Closing Date and ending on the fourth
    (4th) anniversary date thereof, he will not, without the prior written consent of Purchaser, for his own account or jointly with
    another,  directly  or   indirectly,  for  or  on  behalf  of  any
    individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                         (i)  engage  in,  consult  with, or own,
                    control, manage or otherwise participate in the ownership, control or management of a business engaged in the manufacture, purchase for resale, sale, or distribution within any part of the Company Territory (as defined in subparagraph (c) below) of broadloom carpet (including without limitation tufted carpet in any roll width, including but not limited
                    to   6   foot    widths)   or   carpet tile
                    ("Products"),  except as  an  employee and on
                    behalf  of   PST,   Purchaser,  Sub   or  any
                    affiliated entities of Purchaser, and except that this provision shall not prohibit Weiner from engaging in, consulting with, or owning,
                    controlling,     managing     or    otherwise
                    participating in the ownership, control or management of a Residential Manufacturer (as defined in subparagraph (c) below); or

                         (ii)   solicit, call upon,  or attempt to
                    solicit  the  patronage  of   any individual,
                    partnership,   corporation  or   other  legal
                    entity having an office or place of business within the Company Territory and to whom PST sold any Products during the 12 monthperiod immediately preceding the Closing Date, for the purpose of obtaining the patronage of any
                    such individual, partnership, corporation or other legal entity for the purchase of any Products from anyone other than PST, except
                    as  an   employee  and  on   behalf  of PST,

                    Purchaser, Sub or any affiliated entities of Purchaser; or

                         (iii)    solicit  or induce,  or  in any
                    manner  attempt  to  solicit  or  induce, any
                    person employed  by  either Company  to leave
                    such   employment,   whether   or   not such
                    employment is pursuant to a written contract with either Company or otherwise.

               (b) Each Shareholder agrees that he will not, without the prior written consent of Purchaser, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise, use or authorize any other person to use the name "Prince Street" or "Prince Street Technologies", or any name similar thereto, in connection with the manufacture, assembly, purchase for resale, sale, or distribution of any Products.

               (c) For the purposes of this Paragraph 2.6, the term "Company Territory" means the continental United States and Canada, which is the territory within which PST has offices and conducts its business and within which PST's customers and accounts are located and PST solicits substantially all of its patronage. For
    the  purposes   of  this  Paragraph  2.6,   the  term "Residential
    Manufacturer" shall mean an individual, partnership, corporation or
    other   legal  entity  which  manufactures,  sells  or distributes broadloom carpet solely and exclusively for use in the residential end user market (the "Residential Market") and which neither manufactures, sells or distributes any Products for use in any
    market  other  than  the   Residential  Market,  nor controls,  is
    controlled by, or is under common control with, any individual, partnership, corporation or other legal entity which manufactures, sells or distributes any Products for use in any market other than the Residential Market.

              (d) Notwithstanding anything herein to the contrary (i) it shall not be a breach of the covenants contained in Paragraph
    2.6(a) for any Shareholder to own not more than two percent (2%) of the capital stock of any corporation whose shares are publicly traded, and (ii) the covenants described in this Paragraph 2.6 shall apply only if the transactions contemplated by this Agreement are consummated at the Closing.

               (e) If .58 of the aggregate Merger Consideration, after any adjustment as provided in Paragraph 1.4, is less than $5 million, then Purchaser may, at its option, elect to enter into an employment agreement with Weiner, which guarantees a minimum annual compensation of $150,000 for a four year period commencing the Closing Date and provides for Weiner to perform such duties as are defined by PST's Board of Directors and Weiner agrees to enter into such employment as a condition to the Closing. Purchaser agrees to negotiate in good faith in order to cause Weiner to be paid a salary pursuant to such employment agreement that is commensurate with the duties he provides to PST and generally comparable to similarly situated executives of Purchaser. If Purchaser elects to enter into such employment agreement, the provisions of this
    Section 2.6 shall cease to apply at such time as the employment agreement is terminated by PST without cause and not before. The provisions of this Section 2.6 shall not apply if Purchaser elects not to enter into such employment agreement with Weiner.

           2.7 TERMINATION OF CERTAIN CONTRACTS. If the transactions contemplated herein are consummated at the Closing, then the Companies shall terminate on or prior to Closing, without further liability of the Companies to any Shareholder or to any other party (except to the extent such liability was accrued prior to or relates to a period prior to such termination), all contracts presently in force between the Companies and any Shareholder or any relative or affiliate of any Shareholder.

           2.8 Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual agreement of the parties hereto; provided, however, that Purchaser is a publicly held company and may make
    such  announcements   and  disclosures  as  may   be necessary  or
    convenient to comply with the rules and regulations of the National Association of Securities Dealers, Inc. and any and all applicable federal and state securities laws; provided, further, with respect to any public announcement of the subject matter hereof, Purchaser agrees to use its best efforts consistent with such rules, regulations and laws to discuss the contents of such announcement with the Agent to obtain his comments prior to making such announcement.


           2.9      OTHER  PROCEEDINGS  AT CLOSING.    At  the Closing,
    Purchaser shall cancel the Warrant without exercise.

           2.10 HART-SCOTT-RODINO FILING. Within 15 days after the execution and delivery of this Agreement, each party that is required to file a notification report under the rules and
    regulations  promulgated  under  the   Hart-Scott-Rodino Antitrust
    Improvements Act shall file such notification report in all places and with all parties as so required thereunder.

           2.11  REGISTRATION STATEMENT.

               (a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") the issuance of Purchaser Shares pursuant to the Merger. Purchaser and
           the   PST/PSHC   Shareholders   shall,  and   the  PST/PSHC
           Shareholders  shall cause  PST  to, (i)  use all reasonable
           efforts   to  have   the  Registration   Statement declared
           effective  under   the  Securities   Act  at  the earliest
           practicable time; and (ii) prepare and file any other filings required under the Securities Act, the Securities Exchange Act of 1934, as amended, or any other federal or state securities or blue sky laws relating to the Merger and the other transactions contemplated hereby at the earliest practicable time.

               (b) The information to be provided by PST, PSHC, and the Shareholders for use in the Registration Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, not misleading at the time the Registration Statement or other documents are filed with the Commission, and at the time the Registration Statement is declared effective by the Commission.

           2.12   AFFILIATES OF PST  AND PSHC.   Prior to the time the
    Registration Statement is declared effective by the Commission, PST, PSHC and the Shareholders shall deliver to Purchaser a letter identifying all persons whom they believe are "affiliates" of PST or PSHC as that term is used in Rule 145 under the Securities Act
    (the "Affiliates").

           2.13  RESTRICTION ON PURCHASER SHARES.

               (a) Each Shareholder agrees that, on any single day during the period commencing on the Closing Date and continuing through the third anniversary date thereof (the "Restriction Period"), the Shareholder shall not sell or otherwise dispose of any  Purchaser Shares in excess of the Day's Maximum Sale Number in
    effect for that  particular day.   As used  herein, "Day's Maximum
    Sale Number" shall mean  a number of Purchaser Shares  that changes daily and is determined separately for each day in the Restriction Period on which any Shareholder proposes to sell or dispose of Purchaser Shares as the number equal to (i) 100,000 shares (the
    "Base  Monthly  Number"),  minus   (ii)  the  aggregate number  of
    Purchaser Shares sold  or disposed  of by all  of the Shareholders during the  30 calendar day period ending on the day before the day for which the Day's Maximum Sale Number is being computed; provided, however, that in computing the Day's Maximum Sale Number for any day during the period commencing with the Closing Date and continuing through the 30th calendar day after the Closing Date, the  Base  Monthly Number  shall be  deemed  to be  250,000 shares,
    instead of 100,000 shares.   The Day's Maximum Sale Number for any
    day during the Restriction Period shall  constitute a maximum limit
    on   the  aggregate  sales  of  Purchaser  Shares  by  all of  the
    Shareholders on that day.  If more than one Shareholder proposes to sell or dispose of Purchaser Shares on the same day during the Restriction Period, Purchaser shall be entitled to accept aggregate requests for transfers up to the Day's Maximum Sale Number for that day on a "first come - first served" basis or any other reasonable basis. The foregoing restriction shall apply whether or not Rule
    145 under the Securities Act or any other restriction on transfer applies to such Shareholder or any other Shareholder, whether or not such Shareholder or any other Shareholders are "affiliates" of Purchaser as defined in Rule 144 under the Securities Act, and notwithstanding that the Purchaser Shares may not be restricted
    securities  within the  meaning  of Rule  144.   Anything  in this
    Agreement to the contrary notwithstanding, it is acknowledged and agreed that this Paragraph 2.13 shall not be interpreted or construed as being in lieu of any volume limitations or other restrictions provided in Rule 145 or any successor provision thereto; and each Shareholder acknowledges and understands that Rule 145, as the same may now be in effect or hereafter amended, may impose on such Shareholder and the Purchaser Shares additional

    or different volume limitations on sales of Purchaser Shares. Each Shareholder agrees to comply with any applicable restrictions of Rule 145, and further agrees that he, she or it will not offer to sell, sell or otherwise dispose of any of the Purchaser Shares
    issued  to  such  Shareholder   except  pursuant  to  an effective
    registration statement or another exemption from registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 145.

               (b)   With respect to  any such sale  or disposition any
    Shareholder   shall  make   in   accordance   with  the  preceding
    subparagraph (a) (and, if applicable, Rule 145), such Shareholder will furnish to Purchaser upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement and such rule.

               (c)  There   shall  be   placed   on  all  certificates
    representing Purchaser Shares issued to the Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions of this Agreement and of applicable securities laws.

    3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS.

           To induce Purchaser to enter into this Agreement, the transactions contemplated herein, and to issue the Purchaser Shares, the Shareholders jointly and severally represent, warrant and covenant to Purchaser as follows:

           3.1      DISCLOSURE  MEMORANDUM.    The   Shareholders have
    heretofore caused the Companies to deliver to  Purchaser a memoran-
    dum (the "Disclosure Memorandum") containing certain information regarding the Companies, the PST Shares, and the PSHC Shares as indicated at various places in this Agreement; in each case all disclosures in the Disclosure Memorandum relate solely to PST or the PST Shares, except where the Disclosure Memorandum expressly states that a disclosure relates to PSHC or the PSHC Shares. All information set forth in the Disclosure Memorandum is true, correct, complete and set forth in a manner that is not misleading as of the date of this Agreement. Unless otherwise indicated, all capitalized terms used in the Disclosure Memorandum shall have the
    same  meanings as  in  this Agreement.    All documents  and  other
    writings furnished to Purchaser pursuant to this Agreement or the Disclosure Memorandum are true, correct and complete as of the date furnished and any and all modifications or amendments of the same
    have  been delivered  to  Purchaser.   At all  times  prior to  and


    including the Closing Date, the Shareholders shall promptly provide Purchaser with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty or covenant made in this Agreement, the Disclosure Memorandum or any other document or writing furnished to Purchaser pursuant to this Agreement.

           3.2      ORGANIZATION  AND COMPLIANCE.   Each  Company is a
    corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with its principal office and place of business at the location specified in Schedule 3.2 of
    the  Disclosure  Memorandum.   Neither  Company  has any interest,
    direct or indirect, and has no commitment to purchase or otherwise acquire any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise, except that PSHC is at the date of this Agreement and will be until consummation of the PST/PSHC Merger a shareholder of PST. Each Company has all requisite corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted and such properties are owned or leased. Each Company has complied in all material respects with all federal, state and local laws, rules, regulations and ordinances with respect to its operations and the conduct of its business. Each Company is duly licensed,
    qualified  or   domesticated  as  a  foreign   corporation in  the
    jurisdictions listed as to it in Schedule 3.2 of the Disclosure Memorandum, which are all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license, qualification or domestication necessary.
    Schedule 3.2 of the Disclosure Memorandum lists (a) all locations where each Company owns property, has an office or place of business or maintains any inventory, (b) all names under which each Company has operated during the past five years, if different from its present corporate name, and (c) all former subsidiaries, if any, of each Company existing within a five year period prior to the date hereof.

           3.3      CAPITALIZATION,  OWNERSHIP  OF  SHARES AND RELATED
    MATTERS.
               (a) PST has an authorized share capital consisting solely of 10,000,000 shares of Class A common stock, par value $.01 per share, and 10,000,000 shares of Class B common stock, par value
    $.01 per share, of which 500 and 191 shares of Class A and Class B common stock, respectively, are issued and outstanding at the date of this Agreement, and are owned of  record and beneficially by the
    PST Shareholders as set forth in Exhibit C attached hereto. Immediately prior to the Effective Time of the Merger, PST will have issued and outstanding no  shares of its Class A  common stock and 691 shares of its Class B common stock, as set forth in Exhibit
    C attached hereto. PSHC has an authorized share capital consisting solely of 10,000,000 shares of Common Stock, par value $.01 per share, of which 1,692,749 shares are issued and outstanding at the date and are owned  of record and beneficially by  the Shareholders as set forth  on Exhibit  C attached hereto,  10,000,000 shares  of
    Class B common stock, with  a par value of $.01 per share, of which no shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, with a par value of $.01 per share, of which no shares are issued and outstanding as of the date
    hereof.   All the foregoing issued shares  of PST and PSHC are duly
    and  validly   issued,  fully  paid  and   nonassessable  and were
    authorized, offered, issued and sold in accordance with all applicable federal and state securities laws. None of such shares were issued in violation of the preemptive rights of any past or present shareholder of either Company. Prior to the Effective Time of  the Merger, the PST/PSHC Merger will have been consummated, and the  foregoing issued shares of  PSHC shall have  been converted to the Additional PST Shares, as provided in Paragraph 1.1. After issuance pursuant to the PST/PSHC Merger, the Additional PST Shares
    shall  have   been  duly  and   validly  issued,  fully  paid  and
    nonassessable  and   authorized,  offered,   issued  and sold  in
    accordance with  all applicable federal and  state securities laws.
    None of the Additional PST Shares will be issued in violation of preemptive rights of any past or present shareholder of either Company.

               (b) Except as set forth on Schedule 3.3(b), neither Company has any outstanding securities convertible into its share capital or rights to subscribe for or to purchase, or any options for  the purchase of,  or any agreements  or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its share capital. Neither Company is subject to any obligation (contingent or otherwise) to repurchase  or otherwise acquire or retire  any of its share capital except pursuant to this Agreement, that certain Shareholders Agreement dated December 30, 1988 with respect to PST and that  certain Shareholders  Agreement dated September  18, 1987
    with  respect to  PSHC.   Neither  Company  has any  liability  for
    dividends declared or accrued, but unpaid, with respect to any of its share capital.

               (c) Each PST/PSHC Shareholder is the sole owner (or joint owner with another Shareholder) of the number of shares of the Companies shown in Exhibit C attached hereto in each case free and clear of any and all claims, liens, charges, encumbrances and restrictions of any kind whatsoever, and has the full right, power and capacity on his own behalf to enter into and perform this Agreement in accordance with its terms. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any PST/PSHC Shareholder is or may become obligated to sell, transfer or assign any of the Shares or any of the PSHC Shares, other than the Shareholders Agreement. Each PST/PSHC Shareholder has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

           (d) All shares of either Company which have been purchased or redeemed by such Company have been repurchased or redeemed in accordance with all applicable federal, state and local laws, rules, regulations, and ordinances, including, without limitation, all federal and state securities laws. The repurchase or redemption by either Company of its shares has not and will not with the giving of notice or the lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of such Company.

           3.4      NO  INCONSISTENT OBLIGATIONS.   Except as disclosed
    in Schedule 3.4 of the Disclosure Memorandum, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default under (a) any term or provision
    of   any  material   indenture,  note,  mortgage,   bond,  security
    agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, (b) any applicable writ, order, judgment, decree, law, rule, regulation, or ordinance, (c) any applicable ruling or order of any administrative or governmental body, or (d) any other commitment or restriction to which either Company or any Shareholder is a party or by which any of them or any of their respective assets or properties is subject or bound;
    nor will such actions result in (i) the creation of any claim, lien, charge or encumbrance on any of the Shares or the PSHC Shares or on any of the Companies' assets or properties, or (ii) the acceleration of any obligation of either Company, or (iii) the forfeiture of any material right or privilege of either Company.

           3.5 CORPORATE RECORDS. The share records and minute books of each Company heretofore furnished to Purchaser by the Shareholders reflect fully all issuances, transfers and redemptions of its share capital, correctly show the total number of shares issued and outstanding on the date hereof, correctly show all corporate action taken by the directors and shareholders of the Company (including actions taken by consent without a meeting), and contain copies or originals of its articles of incorporation and all amendments thereto, its bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders.

           3.6 CONSENTS. The execution and delivery of this Agreement by the PST/PSHC Shareholders and the consummation of the transactions contemplated by this Agreement (a) do not require the consent, approval or action of, or any filing with or notice to, any person, firm or other entity, or any public, governmental or judicial authority, except as specified in Schedule 3.6 of the Disclosure Memorandum, (b) do not require the consent or approval of any of the Companies' other shareholders or members of either Company's board of directors pursuant to any business combination, takeover or other similar law, rule, regulation or ordinance, and
    (c) do not impose any other term, condition or restriction on the Purchaser or the Shares pursuant to any business combination, takeover or other similar statute, rule or regulation.

           3.7 NO DEFAULT. Neither Company is in material default under or in violation of (a) its articles of incorporation or bylaws, or (b) any writ, order, judgment, decree, law, rule, regulation, or ordinance, or (c) any applicable ruling or order of any administrative or governmental body.

           3.8      POSSESSION  OF  FRANCHISES,  LICENSES,  ETC.   The
    Companies   possesses   all   material  franchises,  certificates,
    licenses,   permits   and   other   authorizations   from  public,
    governmental,   regulatory  or  judicial   authorities,  free from
    burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets, and the Companies are not in violation in any material respect of any thereof.

           3.9 FINANCIAL STATEMENTS. Prior to the date hereof, the PST Shareholders have caused PST to deliver to Purchaser copies of the PST's Balance Sheet as at September 27, 1992, September 29, 1991 and September 30, 1990, and Statements of Income, Retained Earnings and Cash Flows for the fiscal years then ended, together with the report thereon of Deloitte & Touche, independent certified public accountants. All of such financial statements (including any related notes and schedules thereto) (the "Audited Financial
    Statements") are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and present fairly the financial condition of PST as at the respective dates thereof and the results of its operations and its cash flows for the periods then ended. The PST/PSHC Shareholders have also caused PST to deliver to Purchaser copies of PST's unaudited Balance Sheet as at October 3, 1993 (the "PST Unaudited Balance Sheet"), and unaudited Statements of Income, Retained Earnings and Cash Flows for the twelve-month period then ended, and PSHC to deliver to Purchaser a copy of PSHC's unaudited Balance Sheet as at November 30, 1993 (the "PSHC Unaudited Balance Sheet") (such unaudited Statements of Income, Retained Earnings and Cash Flows, together with the PST Unaudited Balance Sheet, and the PSHC Unaudited Balance Sheet, collectively the "Unaudited Financial Statements"). Except as disclosed in Schedule 3.9 of the Disclosure Memorandum, the Unaudited Financial Statements (including any related notes and schedules thereto) are true and correct, have been prepared from the books and records of PST and PSHC in accordance with generally accepted accounting principles applied on a basis consistent with prior years, and present fairly the financial conditions of PST and PSHC as at the date thereof and the results of PST's operations for the twelve-month period then ended.

           3.10 LIABILITIES. Neither Company has any debt, liability or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise (including, without limitation, (a) liability for any foreign, federal, state or local taxes up to but not including the Closing, (b) product or warranty liability arising from or by virtue of the production, manufacture, sale, lease, distribution, delivery or other transfer or disposition of personal property of any type, kind or variety, or (c) unfunded liabilities with respect to any pension, profit-sharing or employee stock ownership plan, whether operated by either Company or any other entity, covering employees of either Company), except (i) those of PST reflected on the Balance Sheet as at September 27, 1992 referred to in Paragraph 3.9 above (the "Audited Balance Sheet") or reflected on the PST Unaudited Balance Sheet as at October 3, 1993, or the PSHC Unaudited Balance Sheet as of November
    30, 1993, (ii) liabilities incurred by PST in the ordinary course of business since October 3, 1993 (the "Reference Date"), or PSHC since the date of preparation of the PSHC Unaudited Balance Sheet, and (iii) as specifically disclosed in Schedule 3.10 of the Disclosure Memorandum.

           3.11 TITLE TO PROPERTIES. PST owns or leases all assets necessary to conduct its business as conducted during the periods covered by the Audited Financial Statements. PST has good and marketable title to all of its owned properties and assets, real and personal, moveable and immovable, tangible and intangible, including, without limitation, those reflected in the Audited Balance Sheet, free and clear of any and all claims, liens, charges, restrictions and encumbrances of any kind or character except (a) as since sold or otherwise disposed of in the ordinary course of business, (b) as expressly set forth in the Audited Financial Statements as securing specific liabilities (with respect to which no default exists), (c) as disclosed in Schedule 3.11 of the Disclosure Memorandum, (d) liens for real estate taxes which are not past due, and (e) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of PST and have arisen only in the ordinary course of business. Without limiting or being limited by any specific representation regarding PSHC, except as disclosed on Schedule 3.11 of the Disclosure Memorandum, PSHC does not now, nor has it ever, owned, controlled or managed any assets except its PST Shares, and does not now, nor has it ever, conducted any business operations since its organization except providing certain management services.

           3.12 BANK ACCOUNTS AND SAFETY DEPOSIT BOXES. Schedule 3.12 of the Disclosure Memorandum contains a list of each and every bank in which either Company maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon or have access thereto.

           3.13  RECEIVABLES.  If PST has factored substantially all of its accounts receivable which may be factored under customary commercial terms during the preceding two fiscal years, then all notes receivable and accounts receivable shown on the Audited Balance Sheet and all such receivables held by PST on the date hereof were and are valid obligations that arose in the ordinary
    course  of business and to  the best knowledge  of the Shareholders are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or
    counterclaim.    Otherwise,  all   notes  receivable  and  accounts
    receivable  shown  on  the  Audited  Balance  Sheet  and  all  such receivables held by PST on the date hereof were and are valid and collectible obligations of the respective makers thereof and were not and are  not subject to any offset or  counterclaim.  In either case,  except for amounts  reserved against on  the Audited Balance
    Sheet and, with  respect to  notes and accounts  arising after  the date  of  the Audited  Balance Sheet  and  outstanding on  the date hereof,  except for a  percentage thereof  equal to  the percentage
    which  said   reserved  amounts   on  the  Audited   Balance  Sheet
    constituted of  the aggregate of  notes and accounts  receivable at
    the date  of  the Audited  Balance  Sheet.   Schedule  3.13 of  the
    Disclosure Memorandum contains an accurate and complete aging schedule, as of a date no earlier than the Reference Date, of all
    of   PST's  receivables   (including  accounts   receivable,  loans
    receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 30 days.

           3.14   INVENTORIES.  The  inventories of PST  (including all
    raw materials, component parts, work-in-process and finished goods)
    shown on the Audited Balance Sheet, and the inventories produced or acquired by PST subsequent to the date thereof, (a) if finished goods, are merchantable and conform in all material respects to customary trade standards for merchantable goods, except to the extent reserves are taken and (b) if not finished goods, are of a quality and quantity suitable and usable for the production or completion of finished goods, for sale in the ordinary course of
    PST's  business as  first  quality  goods,  except  to  the  extent
    reserves are taken.   Except  as reflected in  the Audited  Balance
    Sheet or disclosed in  Schedule 3.14 of the  Disclosure Memorandum, none of such items of inventory is obsolete or below standard quality, and each such item of inventory reflected on the Audited Balance Sheet is so reflected on the basis of a complete physical count. Each item of inventory reflected on the Audited Balance Sheet, the Unaudited Balance Sheet, and the books and records of
    PST is valued at the lower of cost or market in accordance with generally accepted accounting principles consistently applied, PST has recognized all loss resulting from the obsolescence, physical deterioration, changes in prices, discontinuation of product lines or any other change resulting in the valuation of any item of inventory below cost. Except as disclosed in Schedule 3.14 of the
    Disclosure  Memorandum,  (i)   all  firm,  noncancelable   purchase
    commitments   of  PST   for   inventory   goods   ("Firm   Purchase
    Commitments") have been reflected in the Audited Balance Sheet and the Unaudited Balance Sheet to the extent required in accordance with generally accepted accounting principles, (ii) PST has not entered into any Firm Purchase Commitments in excess of $50,000 since the date of the PST Unaudited Balance Sheet, and (iii) no inventory has been acquired by PST for a specific customer contract. All products manufactured or purchased by either Company for sale to its customers, including all finished goods in its inventories, meet in all material respects the standards of (A) all applicable federal, state and local laws, rules, regulations and ordinances pertaining to the legality of the manufacture and sale of such products, and (B) all representations and warranties made by such Company to its customers. Except as disclosed on Schedule
    3.14, none of the goods sold or otherwise distributed by either Company or their respective predecessors prior to the date of Closing shall be, nor has the Company or its predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise. Except as disclosed in Schedule 3.14 of the Disclosure Memorandum, neither Company has given nor shall it give any express warranty with respect to any goods or products sold or services performed prior to the Closing Date.

           3.15   RETURNS  AND CONSIGNMENTS.   Except  as set  forth in
    Schedule 3.15 of the Disclosure Memorandum, no customer of either Company has any right to return any goods for credit or refund pursuant to any agreement, understanding or practice that the Company will take back goods which are unsold. Without limiting the generality of the foregoing, neither Company presently has any goods in the possession of its customers on consignment or on a similar basis.

           3.16  PERSONAL PROPERTY.

               (a) Except as set forth in Schedule 3.16(a) of the Disclosure Memorandum, all of the machinery, equipment, vehicles, vessels and all other tangible personal property owned or leased by either Company and used or useable in its business are in good condition and repair, subject to normal wear and tear, suited for the  use  intended  and  operated in  conformity  in  all  material
    respects  with  all   applicable  laws,   rules,  regulations   and
    ordinances, including, without  limitation, all applicable building and zoning laws, ordinances, and regulations. All leases pursuant to which either Company is lessee or lessor of any personal property are valid and effective as to such Company in accordance
    with their terms.   There is not under  any of such leases (i) any
    default or, to the knowledge of the Shareholders, any claimed default by any Company or event of default or event which with notice or lapse of time, or both, would constitute a default by any Company and in respect of which any Company has not taken adequate steps to prevent a default on its part from occurring, or (ii) to the knowledge of the Shareholders any existing default by any lessee of either Company or any event of default or event which with notice or lapse of time, or both, would constitute a default by any lessee. Except as disclosed on Schedule 3.16(a), neither the Companies nor the Shareholders have any knowledge of any defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

               (b) Except as disclosed in Schedule 3.16(b) of the Disclosure Memorandum, to the knowledge of the Shareholders, all lessors of any machinery, equipment or other tangible personal property leased by either Company have fully and completely performed and satisfied their respective duties and obligations under such leases, and neither Company has any claims, actions or causes of action against any such lessor for failure to fully and
    completely   perform  and  satisfy   its  duties   and obligations
    thereunder.

           3.17  REAL PROPERTY.

               (a) PST owns or has the right to occupy and use all real property which is used or useable in its business (the "Real Property"). Schedule 3.17(a) of the Disclosure Memorandum identifies each parcel or tract of the Real Property by location, size and improvements (if any) and describes the nature of PST's interest therein and use thereof.

               (b) Except as disclosed in Schedule 3.17(b), PST has good and marketable fee simple title to all Real Property owned by it, and all buildings, structures and other improvements thereon and all fixtures thereto which are used or useable in its business, including, without limitation, all such property reflected on the Audited Balance Sheet.

               (c)  All agreements with  respect to leases,  easements,
    rights  of  way,  licenses,   usufructs  and  other   non-ownership
    interests granted to or by either Company in any Real Property (collectively the "Real Property Leases") are valid and in full
    force and effect  in accordance  with their terms.   The  Companies
    have furnished Purchaser with copies of all written Real Property Leases, all of which are identified on Schedule 3.17(c) of the Disclosure Memorandum, and Schedule 3.17(c) of the Disclosure Memorandum summarizes the terms of all verbal Real Property Leases.
    All copies of the  Real Property Leases furnished to  Purchaser are true,  correct and  complete  and have  not  been modified  in  any
    respect.    There is  not  under any  Real  Property Lease  (i) any
    default or, to the knowledge of the Companies or any of the Share-holders, any claimed default by either Company or event of default or, to the best knowledge of the Shareholders, event which with notice or lapse of time, or both, would constitute a default by such Company and in respect of which such Company has not taken adequate steps to prevent a default on its part from occurring, or
    (ii) to the knowledge of either Company or any of the Shareholders, any existing default by any other party to the Real Property Lease, or any  event of default  or event  which with notice  or lapse  of time, or both, would constitute a default by any other party to the
    Real Property Lease.   The interest  of each Company  in and  under
    each Real Property Lease is unencumbered and subject to no present claim, contest, dispute, action or, to the best knowledge of the Shareholders, threatened action at law or in equity or otherwise.

               (d) Each Company is lawfully in possession of all Real Property which is the subject of a Real Property Lease and with respect to which such Company is a lessee or has been granted an interest in such Property ("Leased Real Property"); and all conditions precedent to the obligation of such Company to take possession and continue to occupy all Leased Real Property has been fulfilled. Such Company is presently occupying the entirety of each parcel of the Leased Real Property for the purposes set forth in the Real Property Lease with respect thereto.

               (e) All of the Real Property is free from any use or occupancy restrictions, except those disclosed in Schedule 3.17(e)
    and those imposed by applicable zoning laws, ordinances and regulations, and from all special taxes or assessments, except those generally applicable to other properties in the tax districts
    in  which the  Real  Property is  located.   No  options have  been
    granted to others to purchase, lease or otherwise acquire any interest in the Real Property, or any part thereof owned by either Company. PST has the exclusive right of possession of each tract
    comprising the Real Property.   There is lawfully available  to all
    of the Real Property water, gas, sewers, electricity, and telephone service sufficient to allow the Companies' business to continue to be conducted as heretofore  conducted by the Companies, and  all of which  are now being  utilized by the  Companies.  All  of the Real
    Property    has reasonably  suitable  ingress and  egress  and each
    parcel of  Real Property has reasonably suitable access to existing
    paved  roads  and other  public rights  of way.    All of  the Real
    Property is free and clear of any liens, charges, claims, security interests, encumbrances or other restrictions, whether existing of record or otherwise, except the following (as to which no event of default has occurred by either Company): (i) liens for ad valorem taxes which are not past due, (ii) easements for the erection and maintenance of public utilities serving the Real Property, and
    (iii) the items specifically set forth in Schedule 3.17(e) of the Disclosure Memorandum.

               (f)  The  present use  of and  improvements on  the Real
    Property are in substantial conformity with all applicable laws, rules, regulations and ordinances, including, without limitation, all applicable zoning laws, ordinances and regulations and with all deed restrictions of record, and the Shareholders have no knowledge of any proposed change therein that would affect any of the Real Property or its use. There exists no conflict or dispute to the best knowledge of Shareholders with any regulatory authority or other person relating to any Real Property or the activities thereon. All improvements on the Real Property are located within the lot lines (and within the mandatory set-backs from such lot lines established by zoning ordinance or otherwise) and not over areas subject to easements or rights of way to the best knowledge of Shareholders.

               (g) All buildings and improvements on the Real Property are in good condition and repair, suited for the operation of the Companies' business and are in substantial compliance with all applicable material laws, rules, regulations, and ordinances, including, without limitation, all applicable material building, electrical, plumbing, gas, fire, environmental and other regulatory laws, rules, regulations, and ordinances, and neither Company has received any notice of any violation or alleged violation of any thereof. To the best knowledge of the Shareholders, no toxic or hazardous materials were used in the construction or improvements of any building located on the Real Property.

               (h) Neither PST, PSHC nor any other person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any material payment obligation, that would or might serve as the basis for any claim, lien, charge or encumbrance in favor of the person or entity which performed the work.

               (i) All requisite certificates of occupancy and other material permits or approvals required with respect to the improve-ments on any of the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

               (j) Except as set forth in Schedule 3.17(j) of the Disclosure Memorandum, PST owns unencumbered title in and to the improvements, if any, on the Leased Real Property.

               (k) Except as set forth in Schedule 3.17(k) of the Disclosure Memorandum, no rent or use fee has been paid in advance, no security deposit has been paid and no brokerage commission is payable by either Company with respect to any Real Property Lease.

               (l) Neither Company has received any notice that the owner of any Leased Real Property has made any assignment, pledge or hypothecation of such Real Property Lease or the rents or use fees due thereunder, except as set forth in Schedule 3.17(l) of the Disclosure Memorandum.

               (m) Prior to the date hereof, the PST/PSHC Shareholders have caused the Companies to deliver to Purchaser true and correct copies of all deeds, easements, servitudes, mortgages, title insurance policies and other documents relating to or affecting the title to the Real Property, and all of the same are identified on
    Schedule 3.17(m) of the Disclosure Memorandum.

           3.18    AUTHORITY  TO   CONDUCT  BUSINESS  AND  INTELLECTUAL
    PROPERTY  RIGHTS.    To the  knowledge  of  the  Companies and  the
    Shareholders, each Company has the means, rights and information required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by such Company, including, without limitation, the means, rights and information required to manufacture, process, offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademark, service mark, or other proprietary rights. Schedule 3.18 of the
    Disclosure   Memorandum   describes  all   proprietary  inventions,
    designs, ideas, processes, methods and other know-how of each Company which are valuable in the operation of such Company's business and, with respect to each such item, indicates whether such  Company holds any  patent or patent  application therefor (in each such case, identifying the date(s) and jurisdiction(s) in which the patent was granted or applied for and the number of such patent or application) or has sought any advice as to the patent-ability of the same (in each such case, summarizing such advice) or believes it has trade secret protection therefor (in each such case, providing a description of the measures which have been taken to protect  the secrecy of the  item).  Neither Company  is a party to, either as  licensor or licensee, or is bound  by or subject to, any license agreement for any patent, process, trademark, service mark, trade name or copyright, except as described in Schedule 3.18 of the Disclosure Memorandum.  All patents, copyrights, trademarks,
    service   marks,   trade  names,   and  applications  therefor  or
    registrations thereof, owned or  used by either Company  listed in Schedule 3.18 of the Disclosure Memorandum, and, to the extent indicated thereon, have been duly registered in, filed in or issued by the U.S. Patent and Trademark Office or the corresponding agency or office  of the states of the  United States or foreign countries
    indicated.   There are no  rights of third  parties with respect to
    any trademark, service mark, trade secrets, trade name, patent, patent application, invention or device which would have a material adverse effect on the operations or prospects of either Company.
    Each  Company  has  complied   with  all  applicable  laws,  rules,
    regulations and ordinances relating to the filing or registration of "fictitious names" or trade names.

           3.19 MATERIAL CONTRACTS. Schedule 3.19 of the Disclosure Memorandum contains a list of all existing written or oral material contracts and commitments of each Company ("Company Contracts"),
    including,  without  limitation,   all  employment  and  consulting
    contracts,  union  contracts,  distributorship agreements,  leases,
    lease   purchase  agreements,  licenses,  stock  options,  employee benefit plans, deferred compensation agreements, group life, health and accident insurance, any other type of insurance, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale or transfer of each Company's share capital, bonds or other securities, and  any contract which involves a  payment of more than $25,000 or has a term or requires performance over a period of more than one year, except purchase or sales orders
    arising  in the ordinary course  of business.   The PST/PSHC Share-
    holders have heretofore caused each Company to deliver to Purchaser a true, correct and complete copy of each of the written Company Contracts and a complete and accurate summary of each oral Company Contract on the aforesaid list to the extent requested. None of the  Company Contracts constitute  a restraint  of trade under any
    applicable  state or federal law.   Each Company  has performed all
    material obligations to be performed by it as of the date of this Agreement under all Company Contracts to which it is a party or by which it is  bound.  Neither  Company is in  default or in  arrears
    under any  of  the terms  thereof.    No condition  exists  or  has
    occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or accelerate the maturity of, or otherwise modify, any Company Contract, and all Company Contracts are in full force and effect as to the Company shown as a party thereto. To the best knowledge and belief of the Shareholders, no default by any other party to any Company Contract is known or claimed by the Company to exist, and neither Company is a party to any contract, agreement or commitment which will likely result in a loss to such Company upon completion of performance or which cannot readily be fulfilled or performed by such Company in accordance with its terms without undue or unusual expenditures of money or effort.

           3.20 INSURANCE. Schedule 3.20 of the Disclosure Memorandum contains a complete list and description of all fire, theft, casualty, life, title, automobile, liability and other policies of insurance maintained by either Company, all of which are, and will be maintained through the  Closing Date, in full force  and effect.
    All premiums due thereon have been paid and neither Company has received any notice of cancellation with respect thereto. All such policies taken together to the best knowledge of Shareholders provide adequate coverage to insure the properties and business of the Companies against such risks and in such amounts as are prudent and customary; and without  limiting the foregoing, subject to  any specified deductibles as set forth in Schedule 3.20 of the Disclosure Memorandum, the Companies' insurance coverage as in effect as of the Closing and for periods prior thereto will insure the Companies from and  against any and all losses,  damages, costs and expenses which Purchaser may suffer or incur as a result of any claim (as to which the applicable statute of limitations permits an action) that products manufactured or sold by either Company (or any of its predecessors for whose acts and omissions either Company is legally responsible) in  connection with such Company's business were  defective in  any respect which  resulted in  an injury  to a
    third party.   Neither  Company will  as  of the  Closing have  any
    liability for premiums or for retrospective premium adjustments for any period prior to the Closing, except as set forth in Schedule

    3.20 of the Disclosure Memorandum. The Shareholders have heretofore caused each Company to deliver to Purchaser a true, correct and complete copy of each such insurance policy requested by Purchaser. Schedule 3.20 of the Disclosure Memorandum also lists and describes all occurrences to the best knowledge of the PST/PSHC Shareholders which may form the basis for a claim by or on behalf of either Company under any such policy; and such Company has timely given notice of all such occurrences to the appropriate insurer and has not waived (either intentionally or inadvertently) its right to make the related claim under any such policy.

           3.21    CUSTOMERS  AND  SUPPLIERS.    Schedule 3.21 of  the
    Disclosure Memorandum sets forth the names and addresses of any sole source suppliers of significant goods, equipment or services to either Company (other than public utilities) with respect to which practical alternative sources of supply are not available, and the names and addresses of each customer of either Company that purchased $100,000 in goods or services from such Company in any of the five prior years or that accounted for 5% or more of such Company's gross revenues in any such year ("Significant Customers"). The Shareholders are not aware, except as disclosed in Schedule 3.21 of the Disclosure Memorandum: (a) that any supplier (including, without limitation, suppliers of energy) or Significant Customers of either Company intends to discontinue or substantially diminish or change its relationship with either Company or the terms thereof, or (b) that any supplier of either Company (including, without limitation, suppliers of energy) intends to increase prices or charges for goods or services presently supplied.

           3.22  CONTINGENCIES.   Except as set forth in Schedule 3.22
    of the Disclosure Memorandum, there are no actions, suits, claims, demands or proceedings pending or, to the best knowledge of the Shareholders, threatened against, by or affecting either Company in any court or before any arbitrator, private alternative dispute resolution system or governmental agency, nor do there exist any other "loss contingencies" (as such term is defined in Statement of Financial Standards No. 5 of the Financial Accounting Standards Board), the eventual outcome of which might have a material adverse effect on either Company or on the operation of its business or on its  assets  or  which would  prevent  or  impede  the transactions
    contemplated  by this Agreement.   Except as set  forth in Schedule
    3.22 of the Disclosure Memorandum, neither Company has been charged with, nor, to the best knowledge of the Shareholders, is it under investigation with respect to any charge concerning, any violation of any provision of any federal, state or other applicable law, rule, regulation, or ordinance, or order, decree or governmental restriction with respect to its business. Except as disclosed in
    Schedule 3.22, there are no unsatisfied judgments against either Company or any consent decrees, writs, restraining orders, or preliminary or permanent injunctions to which either Company is subject.

           3.23  TAXES.   Except as  disclosed in Schedule 3.23 of the
    Disclosure  Memorandum, all  taxes (including,  without limitation, all income, property, sales,  use, customs, franchise, value added, ad valorem, withholding, employees' income withholding, and social security taxes, and all other taxes imposed on either Company or its income, properties, sales, franchises, operations or Employee Benefit Plans or trusts), and all deposits in connection therewith required by applicable law, imposed by any federal, state, local or foreign jurisdiction, or by any other governmental unit or taxing authority, and all interest and penalties thereon (all of the foregoing hereafter collectively referred to as "Taxes"), which are due and payable by both Companies for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed,
    have  been set  up on  the books  of PST.   From  the date of this
    Agreement to but not including the Closing, the Companies shall pay all Taxes as and when the same become due and  payable except those that are being disputed in good faith, and shall set up reserves on
    PST's books in amounts adequate to cover all liabilities for Taxes arising out of the operation of the Companies prior to but not including the Closing. Except as disclosed in Schedule 3.23, there is not now to the knowledge of the Shareholders any proposed assessment against either Company of additional Taxes of any kind.
    Each Company has duly  filed all federal, state, local  and foreign tax returns and reports (including, without limitation, returns for
    estimated  tax),  and  all   returns  and  reports  of   all  other
    governmental units or taxing authorities having jurisdiction, with respect to all Taxes, all such returns and reports show the correct and proper amount due, and all Taxes shown on such returns or reports and all assessments received by either Company have been paid to the extent  that such Taxes, or any estimates thereon, have
    become due.   There are no waivers or agreements  by either Company
    for the  extension of time  for the assessment  of any Taxes.   The
    federal  income tax returns of  each Company have  been examined by the Internal Revenue Service through the date set forth in Schedule
    3.23 of the Disclosure Memorandum, and, except as set forth therein, all the deficiencies proposed and indicated as a result of the examination of such tax returns have been paid and settled.
    Schedule 3.23 of the Disclosure  Memorandum sets forth any position taken by either Company on its federal income tax returns for unexamined years which is substantially at variance with the published position of the Internal Revenue Service. PSHC has been duly  qualified and operating as  an S Corporation  pursuant to the
    Code at all times from October 1, 1989, and shall continue to be an
    S  Corporation until its existence is terminated by its merger into
    PST.  PST is and  at all times has been a C Corporation pursuant to
    the  Code.   Neither  Company is  a  "United States  real  property
    holding  corporation" within  the meaning  of the  Internal Revenue
    Code of 1986, as amended.

           3.24 PARACHUTE PAYMENTS. Neither of the Companies nor the Shareholders have taken any actions or entered into any agreements providing compensation to employees or officers, the effect of which will continue after the Closing Date, or any other agreement of a similar nature. Except as set forth on Schedule 3.24, neither of the Companies nor any subsidiary or affiliate of either of them has made any payment which constitutes an "excess parachute payment" within the meaning of Section 280(G) of the Code, and no payment by either Company or any subsidiary or affiliate of either of them required to be made under any contract or other agreement will, if made, constitute an "excess parachute payment" within the meaning of Section 280(G) of the Internal Revenue Code. The consummation of the transactions contemplated by this Agreement will not entitle any employee of either Company to severance pay nor will it accelerate the time of payment, vesting or increase the amount of any compensation or benefits due to any employee of either Company.

           3.25  EMPLOYMENT AND LABOR MATTERS.

               (a)  Schedule 3.25(a) of the Disclosure Memorandum lists
    all employees and agents who on the date hereof perform services on a regular basis in the business operations of or for either Company and whose annualized rate of compensation exceeds $50,000 per year. Except as described on Schedule 3.25(a), no such employee or agent has terminated his employment, nor, to the best knowledge and belief of the Shareholders, plans not to continue his employment with the  Company with which he  or she is employed  after the date
    hereof  or after the  Closing Date.   To the best  knowledge of the
    Shareholders,    except  as  shown  on   Schedule  3.25(a)  of  the
    Disclosure Memorandum, no employee or agent shown on such list has suffered any major illness or hospitalization within the past three years.

               (b)  Except  as set  forth  in Schedule  3.25(b) of  the
    Disclosure Memorandum, (i) neither Company is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, (ii) no union or other collective bargaining unit has been certified or recognized by either Company as representing any employee nor, to the knowledge of the Shareholders, is a union or other collective bargaining unit seeking recognition for such purpose, (iii) there are no controversies pending, or to the knowledge of the Shareholders threatened, between either Company and any labor union or collective bargaining unit representing, or seeking to represent, any of its employees, and (iv) there has been no attempt by any union or other labor organization to organize any of the employees of either Company at any time in the past five years to the knowledge of the Shareholders. Each Company has substantially complied with all obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor or labor related laws applicable to persons employed in connection with such Company's business, including, without limitation, those laws, rules and regulations relating to wages, hours, health and safety, payment of
    social  security  withholding  and  other  taxes, maintenance   of
    workers' compensation insurance, labor and employment relations and employment discrimination.

               (c) Except as set forth in Schedule 3.25(c) of the Disclosure Memorandum, each Company has substantially complied with
    all  federal,   state  and  local  laws,   rules,  regulations  and
    ordinances respecting health, safety and working conditions of its employees noncompliance with which could reasonably be expected to subject such Company to risk of material adverse consequences, including, without limitation, the Occupational Safety and Health
    Act of 1970,  Pub. L. 91-596, as amended,  and all similar federal, state and local laws, rules, regulations and ordinances, and has provided Purchaser with copies of all reports filed and notices provided  under any  such laws,  rules, regulations  and ordinances
    during  the last  five  years to  the  extent requested.    Neither
    Company's operations involve any risk unusual for the carpet industry to the health or safety of its employees (including, but not by way of limitation, any risk associated with hazardous airborne contaminants or hazardous chemicals or waste materials) and, except as disclosed in Schedule 3.25(c) of the Disclosure Memorandum, to the best knowledge of the Shareholders no employee of either Company has suffered any adverse health consequence or personal injury as a result of his or her working conditions or employment by either Company within the past five years.

           3.26  EMPLOYEE BENEFIT MATTERS.

           (a) Schedule 3.26(a) lists all plans, programs, and similar agreements, commitments or arrangements maintained by or on behalf of either Company or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of either Company ("Plan" or "Plans"). Except as set forth on
    Schedule 3.26(a), only current and former employees of PST participate in the Plans. To the extent requested, copies of all Plans and, to the extent applicable, all related trust agreements, actuarial reports, summary plan descriptions, prospectuses, Annual Report Form 5500s and Internal Revenue Service determination letters, and any related documents requested by Purchaser, have been delivered to Purchaser, and all of the same are true and correct and have not been amended, modified or supplemented.

           (b)      With respect to each  Plan, except as set forth  on
    Schedule 3.26(b):   (i)  no litigation  or administrative  or other
    proceeding  is  pending   or,  to   the  best   knowledge  of   the
    Shareholders, threatened involving such Plan; (ii) such Plan has been administered and operated in substantial compliance with, and has been amended to comply with all applicable laws, rules, and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code; (iii) each Company and its predecessors, if any, have made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of the Plans or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing
    Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan; (iv) such Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claimsincurred to the date hereof, or the Unaudited Balance Sheet contains adequate reserves or paid-up insurance has been provided, therefor;
    (v) on the Closing Date such Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing
    Date, or adequate reserves will be set up on PST's books and records, or paid-up insurance will be provided, therefor; and (vi) such Plan has been administered and operated only in the ordinary and usual course and substantially in accordance with its terms, and there has not been in the four years prior hereto any material increase in the liabilities of such Plan.

           (c) Schedule 3.26(c) lists each Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, including any terminated pension plans and Multiemployer Benefit Plans, which covers or covered any employee of either Company ("ERISA Plan").

           (d) None of the ERISA Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA ("Multiemployer Benefit Plan"), which is contributed to by an employer other than PST or an entity under common control with PST. Neither Company is or has ever been a party to or obligated in any manner to contribute to, or otherwise participate in, any Multiemployer Benefit Plan.

           (e) With respect to each ERISA Plan, except as set forth on Schedule 3.26(c), neither such Plan, nor any trustee, administrator, fiduciary, agent or employee thereof, has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor has any such person been involved in or caused such Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

           (f)      Of  the   ERISA  Plans,  only  the   Prince Street
    Technologies, LTD 401(K) Retirement Plan (collectively the "Company Plans") are "employee pension benefit plans" within the meaning of
    Section 3(2) of  ERISA.  With respect to  each Company Plan, except
    as   set  forth  on  Schedule  3.26(f):    (i)  such  Company  Plan
    constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code; (ii) all minimum funding standards required by law with respect to the funding of benefits payable or to be payable under such Company Plan have been met;
    (iii) there is no "accumulated funding deficiency" within the meaning of Code Section 412 under such Company Plan; (iv) no reportable event as described in Section 4043 of ERISA has occurred, or is continuing, with respect to such Company Plan, and neither Company has incurred any liability to the Pension Benefit Guaranty Corporation; (v) if such Company Plan is a defined benefit plan, the fair market value of the assets of the Company Plan trust are not less than the actuarial present value of benefits (both vested and nonvested) accrued under such Company Plan with respect to participants and beneficiaries, determined on a termination basis and as though all such accrued benefits were fully vested and nonforfeitable as of the Closing Date, taking into consideration the subsidies required under the Code and the regulations and rulings thereunder and using the ongoing actuarial methods and assumptions of such Company Plan, which methods and assumptions are reasonable both individually and in the aggregate; and (vi) if the Company Plan is a defined contribution plan, it is funded in an amount equal to the participants' account balances, whether or not vested.

           (g) Each Plan which covers, or is intendedprimarily to cover, only employees who are located in a country other than the United States ("Foreign Plan") is listed on Schedule 3.26(g) and, except as set forth on Schedule 3.26(g): (i) each Foreign Plan covers only employees of PST or an employer which is a part of the same controlled group of corporations as PST; (ii) each Foreign Plan has been funded, administered and operated in compliance with the laws of the jurisdiction(s) to which it is subject; and (iii) with respect to each Foreign Plan, adequate reserves have been provided on the Unaudited Balance Sheet with respect to the liabilities for such Plans, and from the date thereof to the Closing Date PST has and shall continue to provide for adequate reserves therefor on PST's books and records.

           (h)      Except as set forth on Schedule 3.26(h), neither of
    the Companies nor any of the  Plans, has any obligation to provide, or liability  for, health care,  life insurance  or other  benefits
    after  termination  of  employment   ("Post-employment  Benefits"),
    except for retirement benefits under the Company Plans or except as required by Section 601 of ERISA and Section 4980B of the Code.
    With respect to (i) all persons terminated or retired on the Closing Date, and (ii) active employees and other participants and beneficiaries, to the extent Post-employment Benefits (other than qualified retirement plan benefits under the Company Plans) have been, or are reasonably expected to be, earned by service to the Closing Date, paid-up insurance or plan funding will be provided, or the books and records of PST will contain adequate reserves in an amount not less than the present value of all such benefits, determined as though all such Post-employment Benefits were fully vested and nonforfeitable and assuming the continuation of all such Plans, using actuarial methods and assumptions which are reasonable individually and in the aggregate. As of the Closing Date, notice of the unavailability of continuation coverage (as defined in Section 602 of ERISA and Section 4980B of the Code) will have been provided to all persons entitled thereto and all persons electing such coverage have been or will be provided such coverage.

           (i)      Except as set forth on Schedule 3.26(i), neither of
    the   Companies  nor  any   member  of  the   controlled group  of
    corporations or businesses of which it is a part has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Pension Plan.

           (j)      To  the  extent  either  Company  or Purchaser  is
    adopting  or  continuing  any   Plan,  nothing  contained  in this
    Agreement shall limit or restrict Purchaser's right from and after the Closing Date to amend or to modify any of the Plans in such manner as the Purchaser deems appropriate or to terminate any of the Plans.

           3.27   ENVIRONMENTAL MATTERS.   Each Company (including its
    predecessors for whose acts and omissions it is responsible) have complied in all material respects with all applicable laws, rules, regulations and ordinances relating to pollution and environmental
    control.   All hazardous  or toxic waste,  materials and substances
    on, in, under or off-site from the Real Property, have been properly removed and disposed of, and no past or present disposal, spill or other release of, or treatment, transportation or other handling of, hazardous waste, materials or substances on, in, under or off-site from any Real Property, or adjacent property, will subject such Company to corrective or compliance action or any
    other liability.   Adequate reserves have  been established on  the
    Audited  Balance   Sheet  to  cover  all   costs  of environmental
    compliance of the Companies  and such reserves will be  adequate on
    the  Closing  Date.   Schedule  3.27 of  the  Disclosure Memorandum
    contains a true, accurate and complete description of (a) all permits, regulatory plans and compliance schedules with respect to
    either  Company  or  its   properties  and  assets,  and   (b)  all
    litigation,  investigations,  inquiries,  and   other  proceedings,
    rulings, orders or citations pending, or to the knowledge of the Shareholders, threatened or contemplated by government officials with respect to  either Company  or its properties  and assets,  in each  case relating to  emissions or  potential emissions  into the
    environment  of   solids,  liquids,  gases,  heat,   light,  noise,
    radiation and other forms of matter or energy ("Emissions") or the proper disposal of materials, including solid waste materials ("Disposals"). The Shareholders have delivered to Purchaser true, accurate and complete copies of the permits, regulatory plans and compliance schedules, if any, described in Schedule 3.27 of the Disclosure Memorandum to the extent requested. The terms of such permits, regulatory plans and schedules have not been modified from
    those  set forth  in the  copies delivered  to Purchaser.   Neither
    Company is in violation of any of  the permits, plans or compliance
    schedules  described   in  or  required  to  be  described  in  the
    Disclosure Memorandum  or of any law,  rule, regulation, ordinance,
    order or decree regulating  Emissions and Disposals.   Each Company
    has received  all permits and  approvals with respect  to Emissions
    and Disposals required  for the  operation of its  business.   Each
    Company has kept all records and made all filings required by applicable laws, rules, regulations and ordinances with respect to Emissions and Disposals.

           3.28 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither of the Companies, nor any officer, employee or agent of either Company, nor any other person acting on behalf of either Company, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of either Company (or assist either Company in connection with any actual or proposed transaction) which (a) might subject either Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of both Companies as reflected in the Audited or Unaudited Financial Statements or (c) if not continued in the future, might adversely affect in a material manner either Company's assets, business, operations, cash flows or prospects or which might subject either Company to suit or material penalty in any private or governmental litigation or proceeding.

           3.29 GOVERNMENT REPORTS. Schedule 3.29 of the Disclosure Memorandum contains a full, accurate and complete list, and the Shareholders have heretofore furnished Purchaser to the extent requested with complete copies of, all reports, if any, filed during the past five years, by either Company with (a) the Equal
    Employment  Opportunity  Commission,   Federal  Trade   Commission,
    Department    of   Justice,   Occupational    Safety   and   Health
    Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency and Securities and Exchange Commission or (b) any state or local agency which performs equivalent functions.

           3.30 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 3.30 of the Disclosure Memorandum, neither Company is directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to, (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Shares, (ii) any person related by blood, adoption or marriage to any such party, (iii) any director or officer of either Company, (iv) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation, or
    (v) any partnership in which any such party is a general partner (any or all of the foregoing being herein referred to as "Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule 3.30 of the Disclosure Memorandum,
    (A) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the business of either Company, and (B) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (X) which is or which within the last three years has been a competitor, customer or supplier of either Company or has done business with either Company, or (Y) which as of the date hereof sells or distributes products or services which are similar or related to either Company's products or services.

           3.31 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement or as may be set forth in Schedule 3.31 of the Disclosure Memorandum, since the Reference Date:

               (a)  there has  been no change in  the business, assets,
    liabilities,   results  of   operations,  financial  condition  or
    prospects of either Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have been or will be, in the aggregate, materially adverse to the business or condition (financial or otherwise) of either Company;

               (b) there has been no damage, destruction or loss to the properties or business of either Company, whether or not covered by insurance, which has or will have a material adverse effect on such properties or business, or the operations, or prospects of the Company;

               (c) the business of each Company has been operated in the ordinary course and consistent with its prior practices, and not otherwise;

               (d) the properties and assets of each Company used or useable in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

               (e) the books, accounts and records of each Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

               (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the share capital of either Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the share capital or other securities of either Company;

               (g) there has been no (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by either Company to any director, officer, manager, or to any other employee or agent of either Company earning $50,000 or more per annum, (ii) general increase in the compensation or in the rate of compensation payable or to become payable to hourly or salaried employees earning less than $50,000 per annum ("general increase" for the purpose hereof shall mean any increase generally applicable to a class or group of employees and shall not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally applicable to a class or group thereof), (iii) employee hired at a salary in excess of $50,000 per annum, or (iv) payment of or commitment to pay any bonus, profit share or other extraordinary compensation to any employee;

               (h) there has been no change in the articles of incorporation or bylaws of either Company;

               (i) there has been no labor dispute, organizational effort by any union or unfair labor practice charge involving either Company;

               (j) there has been no issuance or sale by either Company of any of its authorized share capital, bonds, notes, debentures or other corporate securities, or any options, warrants or other rights with respect thereto, nor any modification or amendment of the rights of the holders of any outstanding share capital, bonds, notes, debentures or other corporate securities of, either Company, or any options, warrants or other rights with respect thereto;

               (k) there has been no mortgage, charge, lien, claim or other encumbrance or security interest (other than liens for current taxes which are not past due) created on or in any asset or assets of either Company or assumed by either Company with respect to any asset;

               (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by either Company, except current liabilities incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which individually or in the aggregate adversely affects the business or financial condition of either Company;

               (m) no indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) has been discharged or satisfied, other than current liabilities reflected in the Audited Balance Sheet of PST, and current liabilities of PST incurred since the date thereof in the ordinary course of business and consistent with its prior practice;

               (n) there has been no sale, transfer, lease or other disposition of any asset or assets of either Company, except sales of inventory by PST in the ordinary course of business, and no debt to, or claim or right of, either Company has been cancelled, compromised, waived or released;

               (o) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of either Company under any contract, agreement or lease, or governmental license, permit or permission;

               (p) neither Company has not made any loans which remain outstanding on the date hereof to a Related Party or guaranteed or entered into any agreement in the nature of a guarantee for the benefit of any Related Party;

               (q) there have been no amendments or other corporate actions having the effect of an amendment increasing past or future contributions of any kind whatsoever to any Employee Benefit Plan of either Company;

               (r) neither Company has paid for or agreed to pay for, or otherwise incurred, any expenses with respect to any products or services which were delivered or rendered to, or for the benefit of, or guaranteed the indebtedness or any other obligation of, any person, firm or corporation, including, without limitation, the Shareholders or any Related Party, other than PST;

               (s) neither Company has (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim or
    (ii) made any payment to any party of more than $10,000 in settlement of any suit, proceeding, arbitration, claim or counter-claim;

               (t) PST has not discontinued or determined to discontinue the production or sale of any products previously produced or sold by such Company, representing more than one percent (1.0%) of such Company's annual sales during the period covered by the Audited Financial Statements;

               (u) neither Company has transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, trade secret, invention or similar rights, or modified any existing rights with respect thereto;

               (v) neither Company has acquired any capital shares or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm, or corporation; and

               (w) PST has not failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then-current market price or upon terms and conditions more onerous than those normal, customary and consistent with its prior practices (which are prudent business practices prevailing in the industry), or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry.

           3.32  ADEQUACY OF PURCHASER'S DISCLOSURES.

               (a) Each Shareholder individually hereby acknowledges the receipt of a copy of the following documents or information:
    (i) an executed copy of this Agreement; (ii) Purchaser's 1992 Annual Report to Shareholders; (iii) Purchaser's Definitive Proxy Statement Relating to its 1993 Annual Shareholders Meeting; (iv) Purchaser's Annual Report on Form 10-K for its Fiscal Year Ended January 3, 1993; (v) Purchaser's Quarterly Report on Form 10-Q for the First, Second and Third Quarters of its 1993 Fiscal Year; (vi) Purchaser's Report on Form 8-K dated July 6, 1993; and (vii) Purchaser's Report on Form 8-K/A dated September 1, 1993.

               (b) Each Shareholder has had an opportunity to ask questions of and receive answers from Purchaser concerning the terms and conditions of the transactions outlined in this Agreement, and to obtain additional information necessary to verify the accuracy of the information concerning Purchaser furnished in the other documents listed in subparagraph (a) above.

               (c)  Without  limiting  the foregoing,  each Shareholder
    has had  the  opportunity to  become  familiar with  the business,
    financial   condition,  management,  prospects  and operations  of
    Purchaser (and of PST and PSHC); such documents as each Shareholder has requested pertaining to Purchaser's business have been made available for inspection and review (to the extent they exist or reasonably could be made available; and each Shareholder has (or their  representatives) have  had a  reasonable opportunity  to ask
    questions  of,  receive  answers   from,  and  obtain   information
    regarding  Purchaser  and  its  business.    Each  Shareholder  has
    knowledge  and   experience  in  financial  and   business  matters
    sufficient to enable such Shareholder to utilize the information made available to such Shareholder in connection with the Merger, and each Shareholder's investment in the Purchaser's Class A Common Stock, to evaluate the merits and risks associated therewith (including without limitation the potential tax effects of the transactions contemplated herein as to the Shareholder or whether the transactions contemplated herein qualify as a tax free exchange of such Shareholders' stock, all as to which Purchaser makes no representation or warranty whatsoever) and to make an informed decision with respect thereto.

           3.33 FULL DISCLOSURE. No representation, warranty or covenant contained in this Agreement, the Merger Agreement or in the Disclosure Memorandum or any other written statement delivered pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement nor shall such representations, warranties and covenants taken as a whole omit any statement necessary in order to make any material statement not misleading. There is no fact known to the
    Shareholders  which  adversely  affects,   or  in  the future  may
    adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets or the condition, financial or otherwise, of either Company which has not been disclosed in this
    Agreement,  the   Disclosure  Memorandum   or  in   the documents,
    certificates and written statements furnished to Purchaser for use in connection with the transactions contemplated hereby.

    4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

           As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents, warrants and covenants as follows:

           4.1      ORGANIZATION.   Purchaser  is  a  corporation duly
    organized, validly existing and in good standing under the laws of the State of Georgia.

           4.2      AUTHORIZATION;    NO    INCONSISTENT   AGREEMENTS.
    Purchaser has full  corporate power and authority  to make, execute and perform this Agreement, and the transactions contemplated hereby. This Agreement and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary corporate action on the part of Pur-
    chaser.   This  Agreement has  been duly  and validly executed and
    delivered on behalf of Purchaser by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will constitute a violation or breach of the articles of incorporation or the bylaws of Purchaser or any provision of any contract or other instrument to which Purchaser is a party or by which any of the assets of Purchaser may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation to which Purchaser is subject, or will result in the creation of any lien, charge, or encumbrance on any of the assets of Purchaser or acceleration of any debt.

           4.3 FULL DISCLOSURE. No representation or warranty of Purchaser in this Agreement, nor any statement or certificate furnished or to be furnished by Purchaser pursuant hereto or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

    5.  CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING.

           The PST/PSHC Shareholders covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Purchaser, between the date hereof and the Closing Date:

           5.1 BUSINESS IN THE ORDINARY COURSE. The business of each Company shall be conducted only in the ordinary and usual course and consistent with prior practices, without the creation of any additional indebtedness for borrowed money. Without limiting the generality of the foregoing:

               (a) Neither Company will enter into any contract of the kind described in Paragraph 3.19 hereof and, except as otherwise expressly provided herein, neither Company will enter into any contract nor effect any transaction with any Related Party;

               (b) Neither Company shall enter into any contracts, agreements or other arrangements to sell, distribute or supply goods or services to any customer or any third party except PST in the ordinary course of its business at prices and on terms consistent with the prior operating practices of PST;

               (c) Except for sales by PST of inventory and normal disposal of used motor vehicles and equipment in the ordinary course of its business, neither Company shall sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of any of the assets or properties of such Company or any interest therein;

               (d) All contracts on commitments of either Company for the purchase of raw materials, products, services and supplies shall be entered into only by PST in the ordinary course of business as is necessary to enable PST to conduct its normal business operations and to maintain its normal inventory of raw materials and finished goods, at prices and on terms consistent with the prior operating practices of PST;

               (e) Each Company shall maintain, preserve and protect all of its assets and properties, whether real or personal, tangible or intangible, in good condition, except for ordinary wear and tear and damage by fire or other casualty; and each Company shall maintain in full force and effect all insurance policies referred to in Paragraph 3.20 hereof or other insurance equivalent thereto;

               (f) The books, records and accounts of each Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accor-dance with generally accepted accounting principles; and

               (g) The PST/PSHC Shareholders shall use their best efforts, and shall cause each Company to use its best efforts, to preserve each Company's business organization, to keep available the services of each Company's present employees, to preserve the good will of each Company's suppliers, customers and others having business relations with such Company, and to assist each Company in retaining the services of key employees and agents of each Company after the Closing Date on terms satisfactory to Purchaser.

           5.2 NO MATERIAL CHANGES. No action shall be taken by the Shareholders or either Company which shall materially alter the organization, capitalization, or financial structure, practices or operations of either Company. Without limiting the generality of the foregoing:

               (a)  No  change  shall  be   made  in  the articles  of
    incorporation or bylaws of either Company;

               (b) No change shall be made in the authorized or issued share capital of either Company, nor shall any of the shares be transferred beneficially or of record;

               (c) Neither Company shall issue or grant any right or option to purchase or otherwise acquire any share capital or other security of either Company;

               (d) No dividend and other distribution or payment shall be declared or made with respect to any share capital of either Company, and neither Company shall, directly or indirectly, redeem, purchase or otherwise acquire any of its share capital;

               (e) No change shall be made affecting the banking arrangements of either Company; and

               (f) Neither Company shall liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

           5.3      COMPENSATION.   No  increase shall  be made in the
    compensation payable or to become payable to any director, officer, employee or agent of either Company, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except the payment of bonuses as set forth in Schedule 3.31 of the Disclosure Memorandum.

           5.4      EMPLOYEE BENEFIT PLANS.

               (a) Neither Company shall cause or permit any ERISA Plan to be involved in any transaction which constitutes a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; and each Company shall timely make all filings, returns and reports, and timely give all notices which are required under ERISA or the Code.

               (b) With respect to the Company Plans, each Company shall take such actions, and refrain from such actions, as are necessary to maintain the qualification of each such Plan under
    Section 404(a) of ERISA, and the exemption of each such Plan under Code Section 501(a).

               (c) Each Company shall timely make all contributions and other payments to its Plans which it is obligated to make as of the date hereof. Other than contributions or payments declared or obligated to be paid to the Plans as of the date hereof, no contribution shall be declared for or paid to any Plan including, without limitation, Company Plans.

               (d) No amendment or change to the provisions of any Company Plan of either Company shall be made or adopted prior to the Closing Date.

           5.5      NOTICE  OF CHANGE.    The Shareholders  shall give
    Purchaser prompt written notice of any change of any of the information contained in the representations and warranties made in
    Section 3 or elsewhere in this Agreement, or in the Disclosure Memorandum, which occur prior to the Closing.

    6.  CONDITIONS TO OBLIGATIONS OF PURCHASER.

           All obligations of Purchaser under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Purchaser:

           6.1      PROCEEDINGS  AND  DOCUMENTS   SATISFACTORY.    All
    proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers relating thereto shall be reasonably satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have timely received copies of such documents and papers, all in form and substance satisfactory to Purchaser and its counsel, as reasonably requested by Purchaser or its counsel in connection therewith.

           6.2 REPRESENTATIONS AND WARRANTIES. The representa-tions and warranties contained in Section 3 of this Agreement, the Merger Agreement, the Disclosure Memorandum and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of either Company or the Shareholders in connection with the transactions contemplated by this Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time.

           6.3 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Shareholders and each Company shall have performed and complied with all agreements and conditions required by this Agreement and each other agreement or instrument to which they or any of them is a party relating to the transactions contemplated by this Agreement to be performed or complied with by each such party prior to or on the Closing Date.


           6.4      CERTIFICATE  OF  SHAREHOLDERS.    The Shareholders
    shall have delivered to Purchaser a certificate, executed by each of the Shareholders, or on behalf of each of the Shareholders by their Agent, dated the Closing Date, certifying in such detail as Purchaser may reasonably request as to (a) the fulfillment and satisfaction of the conditions specified in Paragraphs 6.2 and 6.3 above, and (b) the absence of any material adverse change in the business of either Company prior to the Closing Date.

           6.5 CERTIFICATE OF INCORPORATION AND BYLAWS. There shall be delivered to Purchaser a copy of each Company's articles of incorporation, certified by the Secretary of State of such Company's state of incorporation not more than 15 days prior to the Closing Date, and a copy of its bylaws certified by the Secretary or an Assistant Secretary of such Company on the Closing Date. The articles of incorporation and bylaws shall be in the form attached
    to  the  Disclosure  Memorandum.     The  Shareholders  shall have
    delivered to Purchaser certificates, dated not more than five days prior to the Closing Date, from the Secretary of State of the state of each Company's incorporation and of each other state where either Company is qualified to transact business as to the good standing of such Company under the laws of such states.

           6.6 OPINION OF COUNSEL. Purchaser shall have received from Kaufman, Chaiken & Sorensen, counsel for the Companies and the Shareholders, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser and addressing those matters as shown on Exhibit D attached hereto and such other matters customarily covered in opinions of sellers' counsel in the sale of business context.

           6.7 GOVERNMENT CONSENTS. Purchaser shall have received from any and all persons, firms and other legal entities, or any public or governmental authorities, bodies or agencies or judicial authority having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation thereof, and all notices required to be given to government authorities shall have been given and all applicable waiting periods shall have expired.

           (a) OTHER CONSENTS. The Shareholders shall have delivered to Purchaser such consents and approvals from each Company's lessors, lenders and other persons, firms and other entities having business relations with either Company as are necessary in Pur- chaser's reasonable opinion for the continuation in full force and effect after the Closing (a) of each Company's leases, loan arrangements, and other contracts and agreements and (b) of each Company's business in the same manner as conducted prior to the Closing.

           6.8 TERMINATION OF CERTAIN CONTRACTS. Each Company shall have terminated, without further liability of such Company to the
    Shareholders  or   any  other   party,  any  agreements  with  the
    Shareholders   or  their  affiliates   or  relatives described  in
    Paragraph 2.7 hereof.

           6.9 MISCELLANEOUS. Purchaser and its counsel shall have received such other opinions, certifications and documents from each Company or the Shareholders as Purchaser and its counsel may reasonably request.

           (a) FINANCING. Purchaser shall have secured adequate financing for the payment of any cash portion of the Merger Consideration.

           6.10  REGISTRATION  STATEMENT.   The Registration Statement
    shall have been declared effective by the Commission under the Securities Act; no stop order shall have been issued with respect thereto and all necessary approvals under state securities or blue sky laws with respect thereto shall have been received.

    7.  CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS.

           All of the obligations of the Shareholders under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing Date, any or all of which may be waived in whole or in part by the
    Shareholders:

           7.1      REPRESENTATIONS     AND     WARRANTIES.        The
    representations and warranties contained in Section 4 of this Agreement and in the Merger Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such date.

           7.2 RESOLUTIONS. Purchaser shall have delivered to the Shareholders duly adopted resolutions of the Board of Directors of Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, authorizing and approving the execution of this Agreement by Purchaser and all other action necessary to enable Purchaser to comply with the terms of this Agreement.

           7.3      PAYMENT OF  PURCHASE PRICE.   Purchaser shall have
    caused the Merger Consideration due at Closing to be paid as provided in Section 1.

    8.  INDEMNITIES.

           8.1      INDEMNIFICATION  OF  PURCHASER.   The Shareholders
    shall,  jointly and  severally,  indemnify and  hold harmless Pur-
    chaser, its affiliates, their officers and directors and each Company (hereinafter collectively called "Indemnitees"), from and against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement pursuant to Paragraph 8.3(c) (all of the foregoing
    being   hereinafter  called  "Indemnified   Losses"), suffered  or
    incurred by any Indemnitee by reason of, or arising out of:

               (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of the Shareholders or the Companies or any of them contained in this Agreement or in any
    certificate,   schedule,  instrument   or  document  delivered  to
    Purchaser by or on behalf of the Shareholders pursuant to the provisions of this Agreement, including, without limitation, the Disclosure Memorandum and the Merger Agreement;

               (b)  all  liabilities  and  obligations of,  or claims,
    demands  or   actions  against,   either  Company  of   any nature
    whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, existing as of the Reference Date, to the extent not a liability of PST reflected or reserved against in full in the Audited Balance Sheet, which are not disclosed in this Agreement or the Disclosure Memorandum, including, without limitation: (i) any tax liabilities of PST (to the extent not so reflected or reserved against) accrued in respect of, or measured by PST's income for any period or portion of a period prior to the Reference Date or arising out of transactions entered into or any state of facts existing prior to such date; and (ii) any claims or liabilities arising out of any act or omission of either Company or any of its agents or employees or any claims or liabilities with respect to defective, or allegedly defective, goods or services; and


               (c)  all  liabilities and  obligations  of,  or claims,
    demands  or   actions  against,   either  Company  of   any nature
    whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, arising out of the conduct of its business between the Reference Date and the Closing Date other than in the ordinary course, including, without limitation, any presently existing contract or commitments of the character described in Paragraph
    3.19 hereof and not listed in the Disclosure Memorandum, or any contract or commitment entered into or made by either Company between the date hereof and the Closing Date which contravenes the provisions of Section 5 hereof, any act or omission of either Company or any of its agents or employees, or any claims or liabilities with respect to defective goods or allegedly defective goods, which are not disclosed in this Agreement or the Disclosure Memorandum.

           The total amount of Indemnified Losses paid hereunder shall be limited to fifty percent (50%) of the Merger Consideration, provided that any Indemnified Losses attributable to a knowing misrepresentation or knowing nondisclosure will not be so limited so long as the total amount of Indemnified Losses paid hereunder do not exceed the full amount of the Merger Consideration. Provided, that Indemnified Losses shall not include any losses arising out of any situation or circumstances that was disclosed in writing prior to the Closing Date by the Companies or the Shareholders, whether in the Disclosure Memorandum or otherwise, to any executive officer of Purchaser. Provided, further, however, that the limitations contained in this paragraph shall not apply to any Indemnified Losses suffered or incurred by any Indemnitee by reason of, or arising out of, any liabilities and obligations of, or claims, demands or actions against PSHC, including without limitation any tax liabilities of PSHC.

           8.2      PAYMENT.   The Shareholders  shall, subject to the
    provisions of Paragraphs 8.3 and 8.4 hereof, reimburse the Indem-nitees, within 20 days after written demand on the Shareholders, for any Indemnified Loss; provided, however, that payment shall be required to be made hereunder only to the extent that the aggregate Indemnified Losses exceed one-half percent (1/2%) of the Merger Consideration.

           8.3      DEFENSE OF CLAIMS.

               (a) Should any claim or action by a third party arise after the Closing Date for which the Shareholders are liable under the terms of this Agreement, the Indemnitees shall notify the Shareholders promptly after such claim or action arises and is known to Indemnitees, and shall give the Shareholders a reasonable opportunity:

                           (i)  to take part  in any examination of the
          books and records of the Companies;

                          (ii) to conduct any proceedings or negotia-tions in connection therewith and necessary or appropriate to defend the Indemnitees;

                         (iii) to take all other required steps or proceedings to settle or defend any such claim or action; and

                         (iv) to employ counsel to contest any such claim or action in the name of the Indemnitees or otherwise.

    The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Shareholders. If the Shareholders wish to assume the defense of such claim or action, they shall give written notice to the Indemnitees within 30 days after notice from the Indemnitees of such claim or action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Shareholders, in which event they shall notify Indemnitees at least 10 days prior to such reasonably required response date), and the Shareholders shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitees; provided that Indemnitees may participate in such defense at their own expense and shall, in any event, have the right to control the defense of the claim or action.

                         (b) If the Shareholders shall not assume the defense of, or if after so assuming they shall fail to defend, any such claim or action,  the Indemnitees may defend against  any such claim or action in such manner as they may deem appropriate (provided that the Shareholders may participate in such defense at their own expense) and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate, and the Shareholders jointly and severally shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connec-
    tion  with  the defense  against and  settlement  of such claim or
    action.   If no settlement of such claim or litigation is made, the
    Shareholders jointly and severally shall satisfy any judgment rendered with respect to such claim or in such action, before Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitees in the defense of such claim or litigation.

                         (c) If a judgment is rendered against any of the Indemnitees in any action covered by the indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the Indemnitees, the Shareholders shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the Shareholders' expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Shareholders shall forthwith pay such judgment or discharge such lien before any of the Indemnitees is compelled to do so.

                    8.4  COMPUTATION OF INDEMNIFIED LOSSES.  The amount
    of any Indemnified Loss  otherwise payable to Indemnitees hereunder shall be reduced: (a) by the amount of any insurance proceeds received by the Companies as compensation for the damage or loss caused by the act, omission, fact or circumstances giving rise to the  Indemnified Loss; (b) if  the payment of  any Indemnified Loss will provide the Companies  with income tax deductions  or credits, by the  amount of the  tax savings realized  by the Companies as a result of such deductions or credits, which amount shall be discounted to its present value as of the date of the payment of the  Indemnified  Loss by  the Companies  at  the rate  of interest
    charged   on  such  date   by  the  Internal   Revenue Service  on
    underpayment of taxes; and (c) by the net amount recovered by PST during the Survival Period (as defined in Section 9 below) in respect of accounts receivable and other amounts owing to PST which were charged against PST's reserve for doubtful accounts in periods prior to the Reference Date, or which were written off by PST prior to such date, after deducting all costs of collection, including, without limitation, all court costs, attorneys' fees and similar
    expenses.   Notwithstanding any provision  to the contrary  in this
    Agreement, the Shareholders shall have no responsibility after the Closing for any income tax liabilities of PSHC, PST or the Surviving Corporation for any period, except that the Shareholders shall  be responsible for any such income tax liabilities solely to
    the   extent   such   liabilities   are   inconsistent   with  the
    representations and warranties contained in Paragraph 3.23, and any such inconsistent liabilities shall constitute Indemnified Losses hereunder until the expiration of the applicable statute of limitations for such taxes.

                    8.5  ACTION  BY COMPANY.    The  failure of either
    Company to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Company or any
    of  the  other Indemnitees  hereunder.   Waivers  of any rights of
    either Company must be in writing and signed by Purchaser as well as such Company. Any compromise, settlement or other resolution of a claim of either Company hereunder shall be binding on such Company only if approved in advance and in writing by Purchaser.

                    8.6 NO LIABILITY OR CONTRIBUTION BY COMPANIES. Neither Company shall have any liability to any Shareholder as a
    result   of   any   breach   of  warranty,  misrepresentation   or
    nonfulfillment or breach of any agreement of either Company in this Agreement, the Merger Agreement or in any certificate, schedule, instrument or document delivered to Purchaser pursuant to the provisions of this Agreement, including, without limitation, the Disclosure Memorandum, and no Shareholder shall have any right of contribution against either Company on account of any event arising prior to or as of the Closing Date.

    9.  SURVIVAL OF REPRESENTATIONS AND OTHER PROVISIONS.

                    9.1   Survival.   The  representations, warranties,
    covenants, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by Purchaser and the consummation of the  Merger and  the  other transactions  contemplated herein and, unless a different time period is set forth elsewhere in this Agreement with respect to the operation, effect or survival of a
    specific   representation,   warranty,   covenant,  agreement   or
    indemnification, shall  continue in full  force and effect for the period (the "Survival Period") beginning on the Closing Date and continuing until and including the first business day after the expiration of two years from and after (a) the Closing Date or (b)
    with respect to Indemnified Losses arising out of the matters described in Section 8.1(b)(i) above, the date on which the federal income tax return of PST or PSHC, as the case may be, for the period including the Closing Date shall be filed with the Internal Revenue Service. Provided, however, that the Survival Period shall be  extended automatically to include any  time period necessary to
    resolve  a   claim  for  indemnification  which   was  made  before
    expiration of the Survival Period but not resolved prior to its expiration; and, provided further, that any such extension shall apply only  as to claims  asserted and not  so resolved within the
    Survival  Period.   Notwithstanding  any  of the  foregoing to the
    contrary, the representations and warranties made by Shareholders in Section 3.32 shall survive indefinitely.

    10.  TERMINATION.

                    10.1    TERMINATION  FOR  CERTAIN  CAUSES.    This
    Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon such termination of this Agreement, no party hereto shall have any liability to the other:

                         (a) By Purchaser, if a material adverse change in the financial condition or business of either Company shall have occurred, or any substantial part of the assets of either Company are destroyed due to fire or other casualty.

                         (b) By Purchaser, if the terms, covenants or conditions of this Agreement to be complied with or performed by the Shareholders at or before the Closing shall not have been complied with or performed and such noncompliance or nonperformance shall not have been waived by Purchaser.

                         (c) By Purchaser, if there is any fact or condition with respect to the business of either Company, either Company's assets or contracts, or any obligation of either Company which materially and adversely affects such business, assets, contracts or obligations or the value or continuance of such business.

                         (d)    By any  party, if  any action, suit or
    proceeding shall have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain
    substantial  damages   in  respect   of,  this  Agreement  or  the
    consummation of the transactions contemplated herein, which, in the good faith opinion of such party and legal counsel to such party,
    would   cause  the   consummation   of  the   transactions  herein
    contemplated to subject that party to a significant risk of material loss.


    11.  POWER-OF-ATTORNEY.

                    11.1   APPOINTMENT OF AGENT.   The Shareholders and
    each of them, hereby irrevocably constitute and appoint Robert S. Weiner (the "Agent") as their agent and attorney-in-fact to modify, amend or otherwise change this Agreement, or any of its terms or
    provisions   (including   modifications,   amendments  or  changes
    subsequent to Closing), to take all actions and to execute all documents (including all actions and documents required under
    Section  6  hereof)  necessary   or  desirable  to consummate  the
    transactions contemplated by this Agreement, to tender their Shares pursuant to the Merger Agreement and to accept Merger Consideration in connection therewith and to take all actions and to execute all documents which may be necessary or desirable in connection
    therewith  (including,   without   limitation,  delivery   of  the
    certificates for their Shares and execution of such powers of attorney or other instruments as may be necessary to comply with the Merger Agreement), to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification under
    Section 8 hereof, and to perform any other act arising under or pertaining to this Agreement, the Merger Agreement and the transactions contemplated hereby. The Shareholders, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to this Agreement shall be deemed to be valid service of process upon the Shareholders, and any claim by Purchaser against the Shareholders, or any of them, in respect to this Agreement may be asserted against, and settled with, said Agent. The Agent shall be deemed to have accepted the appointment herein upon his execution of this Agreement.

                    11.2 LIABILITY OF AGENT. Nothing contained herein shall be deemed to make the Agent personally liable to the other Shareholders because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Agent shall not incur any liability to the other Shareholders for losses, damages, liabilities or expenses, except for his own wilful default.

                    11.3 SUCCESSION. In the event of the death, dis-ability, incompetency or resignation of the original Agent, the
    successor agent  shall be Randall  J. Hatch.   In the event of the
    death, disability, incompetency or resignation of any successor Agent, the Shareholders shall, within 30 days after notice from Purchaser, determine by simple majority vote and designate a successor Agent or Agents, as the case may be, who shall have all of the rights, powers and authority conferred in this power of attorney, and if the Shareholders fail so to designate such successor Agent(s) within such period, Purchaser may petition a court of appropriate jurisdiction for appointment of such successor Agent(s).

                    11.4 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on
    and  against   the  respective  heirs,   personal representatives,
    successors and assigns of the Shareholders, and each of them, and this power of attorney shall not be revoked or terminated by the death, disability, bankruptcy or incompetency of the Shareholders, or any of them, but shall continue to be binding and enforceable by the Agent, Purchaser and their respective successors and on and against the heirs, personal representatives, successors and assigns of the Shareholders in the manner provided herein.

    12.  MISCELLANEOUS.

                    12.1  NOTICES.

                         (a) All notices, requests, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, certified or registered first class mail, return receipt requested, to the intended recipient thereof at its address set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately if given by hand delivery to the recipient's address, or facsimile, or three days after mailing (if given or made by letter addressed to a location within the country in which it is posted), and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses of the parties for purposes of this Agreement are:

     (i)  If to Purchaser:         Interface, Inc.
                                   Orchard Hill Road
                                   P.O. Box 1503
                                   LaGrange, Georgia  30241
                                   Attention:  Daniel T. Hendrix

           With copies to:         Interface, Inc.
                                   2859 Paces Ferry
                                   Suite 2000
                                   Atlanta, Georgia  30339
                                   Attention:  David W. Porter

                                   Kilpatrick & Cody
                                   Suite 2800
                                   1100 Peachtree Street
                                   Atlanta, Georgia 30309
                                   Attention:  G. Kimbrough
                                          Taylor

     (ii) If to the PST/PSHC       Robert S. Weiner
          Shareholders:            1016 Old Powers Ferry Road
                                   Atlanta, Georgia  30327

                                   Jacqueline A. Colando
                                   7609 Woodland Lane
                                   Burr Ridge, Illinois  60525

                                   Nancy O'Donnell
                                   12 Weathervane Hill
                                   Westport, Connecticut  06880

                                   John O'Donnell
                                   12 Weathervane Hill
                                   Westport, Connecticut  06880

                                   Randall J. Hatch
                                   4702 Ageratum Court
                                   Acworth, Georgia  30102

                                   Traccton Corp.
                                   c/o Robert S. Weiner
                                   1016 Old Powers Ferry Road
                                    Atlanta, Georgia  30327

                                   Prince Street Holding Company
                                   c/o Robert S. Weiner
                                   1016 Old Powers Ferry Road
                                   Atlanta, Georgia  30327

                                   Robert D. Williams
                                   1011 Housley Road
                                   Marietta, Georgia  30066

                                   Steven E. Andrade
                                   78 Rockridge Court
                                   Danville, California  94512

           With a copy to:         Kaufman, Chaiken & Sorensen
                                   Suite 720
                                   400 Perimeter Center Ter., N.E.
                                   Atlanta, Georgia  30346-1234
                                   Attention:  Robert J. Kaufman


          (b) In accordance with the provisions of Section 12 hereof, all notices, requests, demands or other communications by Purchaser shall be deemed to have been duly given to all the Shareholders if such notices, requests, demands or communications are duly given in accordance with this Paragraph 12.1 to Robert S. Weiner or such other party or parties appointed as the Agent(s) of the Shareholders.

          (c) Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     12.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     12.3   ENTIRE  AGREEMENT.   This Agreement  and the  other Written
    agreements executed and delivered by Purchaser and the Shareholders
    or   any  of  them  of  even  date  herewith  supersede  all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation the offer contained in the form of agreement dated November 15, 1993, executed and delivered by Purchasers and delivered to the Agent on behalf of the PST Shareholders, which offer shall be deemed terminated hereby), and this Agreement and such other agreements contain the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     12.4  GOVERNING LAW.   The validity  and effect of this  Agreement
    shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     12.5  SUCCESSORS  AND ASSIGNS.   This Agreement  shall be binding
    upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

     12.6    PARTIAL  INVALIDITY  AND  SEVERABILITY.    All rights and
    restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdic-tion, it is the intention of the parties that the remaining terms hereof, or part thereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     12.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.8    HEADINGS.   The  headings  as  to  contents of particular
    paragraphs of this Agreement are inserted for convenience and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

     12.9 NUMBER AND GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

     12.10  TIME OF PERFORMANCE.  Time is of the essence.

     12.11 DEFINITION OF KNOWLEDGE. The words "known", "to the knowledge of", "to the best knowledge of" or words of similar import employed in this Agreement with reference to any person or entity shall be conclusively presumed to mean that the person or entity has made reasonable and diligent efforts under the cir-cumstances to become knowledgeable.

    13.  INDEX TO DEFINITIONS.

     The definitions for the following defined terms used in this Agreement can be found as follows:

     Defined Term                       Paragraph or Section


    Additional PST Shares . . . . . . . . . . .  1.1(a)
    Adjusted EBIT . . . . . . . . . . . . . . .  1.4
    Affiliates  . . . . . . . . . . . . . . . .  2.12
    Agent . . . . . . . . . . . . . . . . . . . 11.1
    Audited Balance Sheet . . . . . . . . . . .  3.10
    Audited Financial Statements  . . . . . . .  3.9
    Base Monthly Amount . . . . . . . . . . . .  2.13(a)
    Closing . . . . . . . . . . . . . . . . . .  1.7
    Closing Date  . . . . . . . . . . . . . . .  1.7
    Closing Date Price  . . . . . . . . . . . .  1.3
    Code  . . . . . . . . . . . . . . . . . . .  3.26(b)
    Commission  . . . . . . . . . . . . . . . .  2.11
    Company . . . . . . . . . . . . . . . . . . . Introductory Recitals
    Company Contracts . . . . . . . . . . . . .  3.19
    Company Plans . . . . . . . . . . . . . . .  3.26(f)
    Company Territory . . . . . . . . . . . . .  2.6(c)
    Converted Shares  . . . . . . . . . . . . .  1.2(c)
    Day's Maximum Sale Number . . . . . . . . .  2.13
    Disclosure Memorandum . . . . . . . . . . .  3.1
    Disposals . . . . . . . . . . . . . . . . .  3.27
    Effective Time of the Merger  . . . . . . .  1.1
    Emissions . . . . . . . . . . . . . . . . .  3.27
    EBIT  . . . . . . . . . . . . . . . . . . .  1.4
    EBIT Shortfall Adjustment Amount  . . . . .  1.4
    1993 EBIT . . . . . . . . . . . . . . . . .  1.4
    ERISA . . . . . . . . . . . . . . . . . . .  3.26(b)
    ERISA Plan  . . . . . . . . . . . . . . . .  3.26(c)
    Firm Purchase Commitments . . . . . . . . .  3.14
    Foreign Plan  . . . . . . . . . . . . . . .  3.26(g)
    HSR Act . . . . . . . . . . . . . . . . . .  1.7
    Indemnified Losses  . . . . . . . . . . . .  8.1
    Indemnitees . . . . . . . . . . . . . . . .  8.1
    Independent Accountant  . . . . . . . . . .  1.6
    Leased Real Property  . . . . . . . . . . .  3.17(d)
    Merger  . . . . . . . . . . . . . . . . . .  1.1
    Merger Agreement  . . . . . . . . . . . . .  1.1
    Merger Consideration  . . . . . . . . . . .  1.2(c)
    Mohawk Letter . . . . . . . . . . . . . . . . Introductory Recitals
    Multiemployer Benefit Plan  . . . . . . . .  3.26(d)
    Multiemployer Pension Plan  . . . . . . . .  3.26(f)
    PSHC  . . . . . . . . . . . . . . . . . . . . Introductory Recitals
    PSHC Shares . . . . . . . . . . . . . . . . . Introductory Recitals
    PST . . . . . . . . . . . . . . . . . . . . . Introductory Recitals
    PST Shareholders  . . . . . . . . . . . . . . Introductory Recitals
    PST/PSHC Closing  . . . . . . . . . . . . .  1.1(a)
    PST/PSHC Merger . . . . . . . . . . . . . .  1.1(a)
    PST/PSHC Merger Agreement . . . . . . . . .  1.1(a)
    PST/PSHC Shareholders . . . . . . . . . . . . Introductory Recitals
    PST Shares  . . . . . . . . . . . . . . . . . Introductory Recitals
    Plan  . . . . . . . . . . . . . . . . . . .  3.26(a)
    Post-employment Benefits  . . . . . . . . .  3.26(h)
    Prince Street . . . . . . . . . . . . . . .  2.6(b)
    Prince Street Technologies  . . . . . . . .  2.6(b)
    Products  . . . . . . . . . . . . . . . . .  2.6(i)
    PSHC Unaudited Balance Sheet  . . . . . . .  3.9
    PST Unaudited Balance Sheet . . . . . . . .  3.9
    Purchaser . . . . . . . . . . . . . . . . . . Introductory Recitals
    Purchaser Shares  . . . . . . . . . . . . .  1.3
    Real Property . . . . . . . . . . . . . . .  3.17(a)
    Real Property Leases  . . . . . . . . . . .  3.17(c)
    Reference Date  . . . . . . . . . . . . . .  3.10
    Registration Statement  . . . . . . . . . .  2.11
    Related Parties . . . . . . . . . . . . . .  3.30
    Residential Manufacturer  . . . . . . . . .  2.6(c)
    Restriction Period  . . . . . . . . . . . .  2.13(a)
    Securities Act  . . . . . . . . . . . . . .  2.11
    Shareholders . . . . . . . . . . . . . . . .Introductory Recitals
    Shares . . . . . . . . . . . . . . . . . . .Introductory Recitals
    Significant Customers . . . . . . . . . . .  3.21
    Sub . . . . . . . . . . . . . . . . . . . .  1.1
    Surviving Corporation . . . . . . . . . . .  1.2
    Survival Period . . . . . . . . . . . . . .  9.1
    Taxes . . . . . . . . . . . . . . . . . . .  3.23
    Total Company Amount  . . . . . . . . . . . . Introductory Recitals
    Traccton  . . . . . . . . . . . . . . . . . . Introductory Recitals
    Unaudited Financial Statements  . . . . . .  3.9
    Warrant . . . . . . . . . . . . . . . . . . . Introductory Recitals


          IN WITNESS WHEREOF, the parties have executed this Agreement under seal or caused this Agreement to be duly executed under seal by their duly authorized officers as of the day and year first above written.


                                         INTERFACE, INC.

(CORPORATE SEAL)                    By:________________________

    Attest:                         Title:_____________________

    ______________________
    Secretary

                                 SHAREHOLDERS:

                                ______________________(SEAL)
                                Robert S. Weiner


                                ______________________(SEAL)
                                Randall J. Hatch


                                ______________________(SEAL)
                                Nancy O'Donnell


                                ______________________(SEAL)
                                John O'Donnell


                                ______________________(SEAL)
                                Jacqueline A. Colando


                                ______________________(SEAL)
                                Steven C. Andrade


                                ______________________(SEAL)
                                Robert D. Williams



                                   TRACCTON CORP.


                                   By:_______________________
                                    Name:____________________
                                        Title:_______________

                                   (CORPORATE SEAL)


                                   Attest:____________________
                                          Secretary



                                   PRINCE STREET HOLDING COMPANY


                                   By:_______________________
                                   Name:___________________
                                        Title:______________-

                                   (CORPORATE SEAL)


                                   Attest:______________________
                                           Secretary

                                 EXHIBIT A

                      AGREEMENT AND PLAN OF MERGER OF
                     PRINCE STREET TECHNOLOGIES, LTD.,
                                    AND
                       PRINCE STREET HOLDING COMPANY


     This Agreement and Plan of Merger, made and entered into as of the ____ day of _____________, 199_ (hereinafter referred to as the "Agreement"), by and between PRINCE STREET TECHNOLOGIES, LTD., a Georgia corporation (hereinafter sometimes referred to as "PST") and PRINCE STREET HOLDING COMPANY, a Georgia corporation (hereinafter sometimes referred to as "PSHC") (said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations"):

                            W I T N E S S E T H:

     The Boards of Directors of each of the Constituent Corporations deem it advisable and for the benefit of each of said corporations and their respective shareholders that PSHC merges into PST and that PSHC thereafter ceases its separate existence as a corporation under Georgia law.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

                              ARTICLE ONE
                       NAMES OF MERGING CORPORATIONS

     1.01 The names of the corporations proposed to be merged are PRINCE STREET TECHNOLOGIES, LTD., a corporation organized under the laws of the State of Georgia and PRINCE STREET HOLDING COMPANY, a corporation organized under the laws of the State of Georgia.

                                ARTICLE TWO

                           SURVIVING CORPORATION

     2.01 PSHC shall merge into PST, which shall survive the merger (sometimes hereinafter referred to as the "Surviving Corporation"), and thereafter the separate corporate existence of PSHC shall cease (the "Merger").

                               ARTICLE THREE

                               EFFECTIVE TIME

     3.01 EFFECTIVE TIME. This Merger shall be effective upon the filing of Articles of Merger or a Certificate of Merger with the Secretary of State of Georgia, pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, as amended (hereinafter referred to as the "Effective Time").

     3.01 ABANDONMENT. Notwithstanding any other provisions of this Agreement, this Agreement may be abandoned by mutual consent of the Boards of Directors of PST and PSHC, at any time prior to the Effective Time.

                                ARTICLE FOUR

                            TERMS AND CONDITIONS

     4.01 ARTICLES OF INCORPORATION. The Articles of Incorporation of PST as they exist on the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

     4.02  BY-LAWS.   The By-Laws of PST as they exist on the Effective
   Time shall be and remain the By-Laws of the Survivin' Corporation until the same shall be altered, amended or repealed as therein provided.

     4.03 DIRECTORS AND OFFICERS. The directors and officers of PST duly elected and serving as of the date of this Agreement shall be and remain the directors and officers of the Surviving Corporation and they shall serve in office until their successors have been duly elected or appointed and have qualified.

     4.04  EFFECT  OF MERGER.   Upon the  Effective Time, the separate
    existence of PSHC shall cease and all its properties, rights, privileges and franchises, of whatever nature and description, including every devise or bequest that PSHC would have been capable of taking, and including choses in action, shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed. Notwithstanding this provision, confirmatory deeds, assignments and other like instruments, when deemed desirable to evidence such transfer, vesting or devolution of any property right, privilege or franchise, may at any time, or from time to time, be made and delivered in the name of PSHC as appropriate, by its last acting officers thereof, or by the corresponding officers of the Surviving Corporation. The Surviving Corporation shall be liable for all the debts and obligations, including tax liabilities, of PSHC, and any claim existing or any action or proceeding pending by or against PSHC may be prosecuted to judgment or decree as if such Merger had not taken place, or the Surviving Corporation, upon motion of such corporation or any party, may be substituted as a party in place of either of the corporations so merged, and such judgment or decree against either of the corporations so merged shall be constituted a lien upon the property of the Surviving Corporation. The Merger, however, shall not impair in any way the rights of creditors or liens upon the property of any corporation a party to this Merger.

     4.05  FILING  OF ARTICLES OR CERTIFICATE OF MERGER.   The acts and
    things required to be done by the Georgia Business Corporation Code
     (the "Georgia Code") in order to make this Agreement effective, including the filing of Articles of Merger or a Certificate of Merger in the manner prescribed in the Georgia Code, shall be attended to by the proper officers of the parties hereto as soon as practicable.
                                ARTICLE FIVE

                   MANNER AND BASIS OF CONVERTING SHARES

     5.01  Upon the Effective Time of the Merger:

                    (a) All of the Class A Common Stock of PST issued and outstanding at the Effective Time shall be cancelled and retired and no consideration shall be delivered in respect thereof.

                    (b) Each share of the Class B Common Stock of PST issued and outstanding immediately prior to the Effective Time shall continue unchanged and shall continue to evidence the same number of shares ofClass B Common Stockof the Surviving Corporation.

                    (b) All of the Common Stock of PSHC issued and outstanding at the Effective Time (the "Exchanged Shares") shall be exchanged and be converted into solely the right to receive the
    Class B Common Stock of PST as provided in Attachment A attached hereto and incorporated herein by reference (the "Additional PST Shares"). The former shareholders of PSHC holding Exchanged Shares shall surrender their respective certificates representing such shares ("Certificates) to the officers of the Surviving Corporation for the cancellation of such Certificates on the books of PSHC and exchange thereof for Certificates of the Surviving Corporation as issuer. Until such surrender and exchange, each Certificate shall represent that number of the Additional PST Shares into which the Exchanged Shares originally represented by such Certificates have been converted.

                    (d) The Additional PST Shares into which the Exchanged Shares have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such Exchanged Shares, including without limitation any obligations of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by PSHC on such Exchanged Shares prior to the date hereof and which remain unpaid at the Effective Time, and at and after the Effective Time there shall be no further registration or transfers on the stock transfer books of PSHC of the Exchanged Shares which were outstanding immediately prior to the Effective Time except as contemplated in this Agreement. If, after the Effective Time, Certificates representing Exchanged Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged, as provided in Subsection
    (b).
                                ARTICLE SIX

                          MISCELLANEOUS PROVISIONS

     6.01 Approval by Directors. Each of PST and PSHC represents and warrants to the other that this Agreement has been duly adopted, ratified and approved by its Board of Directors in a manner consistent with the Articles of Incorporation and By-Laws of each of such corporation and in accordance with the Georgia Code.

     6.02 APPROVAL BY SHAREHOLDERS. Each of PST and PSHC represents and warrants to the others that this Agreement has been submitted to and duly approved by its shareholders, in each case by a vote not less than the minimum required for approval hereof by the
    respective   Articles  of   Incorporation  and   By-Laws  of  such
    corporation and by the Georgia Code.

     6.03   CONFORMITY WITH STATE LAW.   The matters set  forth in this
    Agreement shall be considered to be modified to the extent required by the laws of the State of Georgia, so that nothing contained herein shall be construed to be in any way violative of such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              PRINCE STREET TECHNOLOGIES, LTD.



                              By:_______________________________
                                 Name:   Robert S. Weiner
                                 Title:  Chief Executive Officer


                              PRINCE STREET HOLDING COMPANY



                              By:_____________________________
                             Name: _______________________
                             Title:_______________________


                                                              Attachment "A"
                                                                    to
                                                        Agreement and Plan of Merger
                                                                  between
                                                        Prince Street Holding Company
                                                                    and
                                                      Prince Street Technologies, Ltd.


                              STOCK IN          STOCK IN                 STOCK IN                   STOCK IN
                            PRINCE STREET     PRINCE STREET            PRINCE STREET              PRINCE STREET
                           HOLDING COMPANY  TECHNOLOGIES LTD.        TECHNOLOGIES LTD.          TECHNOLOGIES LTD.       PERCENTAGE
  SHAREHOLDER              PRE-MERGER         PRE-MERGE      ISSUED (CANCELLED) IN MERGER       AFTER MERGER         AFTER MERGER
                           OF PST AND PSHC   OF PST AND PSHC          OF PST AND PSHC            OF PST AND PSHC          OF PST
                               COMMON       CLASS A   CLASS B        CLASS A   CLASS B           CLASS A    CLASS B       AND PSHC
________________________________________________________________________________________________________________________________
 Robert S. Weiner         1,085,991.5       --       114            --      320.7773            --       434.7773       62.9200
 John and Nancy O'Donnell     206,609       --        40            --       61.0276            --       101.0276       14.6205
 Randall J. Hatch           149,182.5       --         8            --       44.0651            --        52.0651        7.5348
 Jacqueline A. Colando        113,816       --        22            --       33.6187            --        55.6187        8.0490
 Steven C. Andrade              80,10       --        --            --       23.6621            --        23.6621        3.4243
 Robert D. Williams             57,043      --        --            --       16.8492            --        16.8492        2.4384
 Traccton Corp.                  --         --         7            --         --               --         7.0000        1.0130
Prince Street Holding
       Company                      --        500        --         (500)         --               --         0.0000         --
                         --------------------------------------------------------------------------------------------------------
                               1,692,750      500       191         (500)      500.0000            --        691.0000     100.0000

                               EXHIBIT B

                      AGREEMENT AND PLAN OF MERGER OF
                     PRINCE STREET TECHNOLOGIES, LTD.,
                                    AND
                           PST ACQUISITION CORP.


     This Agreement and Plan of Merger, made and entered into as of the ____ day of _____________, 199_ (hereinafter referred to as the "Agreement"), by and between Prince Street Technologies, Ltd., a
     Georgia corporation  (hereinafter sometimes referred  to as PST")
    and PST  Acquisition  Corp.,  a  Georgia  corporation  (hereinafter sometimes referred to as "Sub") (said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations"):

                            W I T N E S S E T H:

     The Boards of Directors of each of the Constituent Corporations deem it advisable and for the benefit of each of said corporations and their respective shareholders that Sub merges into PST and that Sub thereafter ceases its separate existence as a corporation under Georgia law.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

                            ARTICLE ONE

                       NAMES OF MERGING CORPORATIONS

     1.01 The names of the corporations proposed to be merged are PRINCE STREET TECHNOLOGIES, LTD., a corporation organized under the laws of the State of Georgia and PST ACQUISITION CORP., a corporation organized under the laws of the State of Georgia.

                                ARTICLE TWO

                           SURVIVING CORPORATION

     2.01 Sub shall merge into PST, which shall survive the merger (sometimes hereinafter referred to as the "Surviving Corporation"), and thereafter the separate corporate existence of Sub shall cease (the "Merger").

                               ARTICLE THREE

                               EFFECTIVE TIME

     3.01   EFFECTIVE TIME.   This Merger  shall be effective upon the
    filing of Articles of Merger or a Certificate of Merger with the Secretary of State of Georgia, pursuant to Section 14-2-1105 of the
     Georgia Business Corporation Code, as amended (hereinafter referred to as the "Effective Time").

     3.01 ABANDONMENT. Notwithstanding any other provisions of this Agreement, this Agreement may be abandoned by mutual consent of the Boards of Directors of PST and Sub, at any time prior to the Effective Time.

                               ARTICLE FOUR

                            TERMS AND CONDITIONS

     4.01 ARTICLES OF INCORPORATION. The Articles of Incorporation of PST as they exist on the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

     4.02 BY-LAWS. The By-Laws of Sub as they exist on the Effective Time shall become the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

     4.03 DIRECTORS AND OFFICERS. The directors and officers of Sub duly elected and serving as of the date of this Agreement shall become the directors and officers of the Surviving Corporation and they shall serve in office until their successors have been duly elected or appointed and have qualified.

     4.04 EFFECT OF MERGER. Upon the Effective Time, the separate existence of Sub shall cease and all its properties, rights, privileges and franchises, of whatever nature and description, including every devise or bequest that Sub would have been capable of taking, and including choses in action, shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed. Notwithstanding this provision, confirmatory deeds, assignments and other like instruments, when deemed desirable to evidence such transfer, vesting or devolution of any property right, privilege or franchise, may at any time, or from time to time, be made and delivered in the name of Sub as appropriate, by its last acting officers thereof, or by the corresponding officers of the Surviving Corporation. The Surviving Corporation shall be liable for all the debts and obligations, including tax liabilities, of Sub, and any claim existing or any action or proceeding pending by or against Sub may be prosecuted to judgment or decree as if such Merger had not taken place, or the Surviving Corporation, upon motion of such corporation or any party, may be substituted as a party in place of either of the corporations so merged, and such judgment or decree against either of the corporations so merged shall be constituted a lien upon the property of the Surviving Corporation. The Merger, however, shall not impair in any way the rights of creditors or liens upon property of any corporation a party to this Merger.

     4.05 FILING OF ARTICLES OR CERTIFICATE OF MERGER. The acts and things required to be done by the Georgia Business Corporation Code
     (the "Georgia Code") in order to make this Agreement effective, including the filing of Articles of Merger or a Certificate of Merger in the manner prescribed in the Georgia Code, shall be attended to by the proper officers of the parties hereto as soon as practicable.

                                ARTICLE FIVE

                   MANNER AND BASIS OF CONVERTING SHARES

     5.01  Upon the Effective Time of the Merger:

                    (a) Each share of the Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Class B Common Stock of the Surviving Corporation.

                    (b) All of the Class A Common Stock of PST issued and outstanding, if any, at the Effective Time shall be cancelled and retired and no consideration shall be delivered in respect thereof.

                    (c)  All of the  Class B Common Stock of PST issued
    and  outstanding at  the  Effective Time  (the "Exchanged  Shares")
    shall be exchanged and be converted solely into the right to receive in the aggregate [(i) _____ shares of the Class A Common Stock of INTERFACE, INC., a Georgia corporation and holder of all of the  issued and outstanding shares of  Sub., and (ii) $________
    in  cash]<F1>  (the  "Merger Consideration").    In exchange for  the
    Exchanged Shares, the former holders  of the Exchanged Shares shall
    be   entitled  to  receive  a  portion   of  the  aggregate Merger
    Consideration  as  provided in  Attachment  A  attached hereto  and
    incorporated herein by reference.   The former shareholders of  PST
    holding   Exchanged  Shares   shall   surrender  their  respective
    certificates  representing  such  shares  to the  officers of  the
- ---------------
[FN]
<F1> To be  completed at Closing to reflect the amount and components of the
     Merger Consideration, as provided in the Acquisition Agreement.

    Surviving Corporation for the exchange thereof and the cancellation of such certificates on the books of PST[, and reissuance of certificates of Interface, Inc. as issuer and representing the shares of Interface, Inc. into which the Exchanged Shares have been converted.]<F1>

                   (d) All Merger Consideration payable or issuable upon any of the Exchanged Shares shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Exchanged Shares, including without limitation any obligations of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by PST on such Exchanged Shares prior to the date hereof and which remain unpaid at the Effective
     Time, and at and after the Effective Time there shall be no further registration or transfers on the stock transfer books of the
    Surviving   Corporation  of   the  Exchanged   Shares  which   were
    outstanding  immediately  prior to  the  Effective  Time except  as
    contemplated  in this  Agreement.   If, after  the Effective Time,
    certificates representing Exchanged Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged, as provided in Subsection (b).

                                ARTICLE SIX

                          MISCELLANEOUS PROVISIONS

     6.01 APPROVAL BY DIRECTORS. Each of PST and Sub represents and warrants to the other that this Agreement has been duly adopted, ratified and approved by its Board of Directors in a manner consistent with the Articles of Incorporation and By-Laws of each of such corporation and in accordance with the Georgia Code.

     6.02 APPROVAL BY SHAREHOLDERS. Each of PST and Sub represents and warrants to the others that this Agreement has been submitted to and duly approved by its shareholders, in each case by a vote not less than the minimum required for approval hereof by the
    respective   Articles  of   Incorporation  and   By-Laws  of  such
    corporation and by the Georgia Code.

     6.03   CONFORMITY WITH STATE LAW.   The matters set  forth in this
    Agreement shall be considered to be modified to the extent required by the laws of the State of Georgia, so that nothing contained herein shall be construed to be in any way violative of such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              PRINCE STREET TECHNOLOGIES, LTD.



                              By:_______________________________
                                 Name:   Robert S. Weiner
                                 Title:  Chief Executive Officer


                              PST ACQUISITION CORP.



                              By:_____________________________
                              Name: __________________________
                              Title:_______________________

                                                              EXHIBIT "C"
                                                                    to
                                                          Acquisition Agreement

                              STOCK IN          STOCK IN                 STOCK IN                   STOCK IN
                            PRINCE STREET     PRINCE STREET            PRINCE STREET              PRINCE STREET
                           HOLDING COMPANY  TECHNOLOGIES LTD.        TECHNOLOGIES LTD.          TECHNOLOGIES LTD.       PERCENTAGE
SHAREHOLDER                PRE-MERGER       PRE-MERGER          ISSUED (CANCELLED) IN MERGER       AFTER MERGER         AFTER MERGER
                           OF PST AND PSHC   OF PST AND PSHC          OF PST AND PSHC            OF PST AND PSHC          OF PST
                               COMMON       CLASS A   CLASS B        CLASS A   CLASS B           CLASS A    CLASS B       AND PSHC
________________________________________________________________________________________________________________________________
 Robert S. Weiner         1,085,991.5       --       114            --      320.7773            --       434.7773       62.9200
 John and Nancy O'Donnell     206,609       --        40            --       61.0276            --       101.0276       14.6205
 Randall J. Hatch             149,182.5     --         8            --       44.0651            --        52.0651        7.5348
 Jacqueline A. Colando        113,816       --        22            --       33.6187            --        55.6187        8.0490
 Steven C. Andrade              80,10       --        --            --       23.6621            --        23.6621        3.4243
 Robert D. Williams            57,043       --        --            --       16.8492            --        16.8492        2.4384
 Traccton Corp.                  --         --         7            --         --               --         7.0000        1.0130
 Prince Street Holding
       Company                   --        500        --         (500)         --               --         0.0000         --

                    --------------------------------------------------------------------------------------------------------
                               1,692,750      500       191         (500)      500.0000            --        691.0000     100.0000

                              ALLOCABLE
                             PORTION OF
                               MERGER
                          CONSIDERATION<F1>
                            _____________

                           $6,606,601.32
                            1,535,151.93
                              791,148.87
                              845,146.18
                              359,554.16
                              256,029.96
                              106,367.58
                                    0.00
                          --------------
                          $10,500,000.00
    -----------------------------------

    <F1> Aggregate Merger Consideration is subject to adjustment pursuant to the Acquisition Agreement

                                 Exhibit D
                                ---------

         The opinion of counsel for the Companies and the PST/PSHC Shareholders, shall be to the effect that:

              (a) This Agreement has been duly and validly executed and delivered by each of the PST/PSHC Shareholders and constitutes the valid and legally binding obligation of each PST/PSHC Shareholder, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally;

              (b)  Neither   the  execution   and   delivery  of  this
    Agreement,  nor   the  consummation   of  the  mergers   and  other
    transactions contemplated herein, resulted or will result in a violation or breach of the articles of incorporation or bylaws of the Companies or, to the knowledge of such counsel, result in a violation or breach of, or constitute a default under, any term or provision of any agreement or other instrument, order, judgment, decree, law, rule, regulation, contract or any restriction, to which any PST/PSHC Shareholder or the Companies are a party or by which any of them or any of their respective properties are subject or bound, nor, to the knowledge of such counsel, will such actions result in (i) the creation of any lien, encumbrance or charge on any of the PST Shares, the Additional PST Shares, or the PSHC
     Shares or on any of the assets of the Companies, or (ii) the acceleration of any obligation of the Company;

             (c) PST is, and prior to the PST/PSHC Merger PSHC was, a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and entitled to own or lease the properties of the Companies and to carry on their businesses as and in the places where such properties are now owned or leased or such businesses are now conducted, and, to the knowledge of such counsel, the Companies have complied in all material respects with
    all  federal,  state  and   local  laws,  rules, regulations,  and
    ordinances which are applicable to their operations and the conduct of their businesses. PST is, and prior to the PST/PSHC Merger PSHC was, duly qualified and licensed to do business as a foreign corporation in each jurisdiction where a failure to qualify or acquire a license would have a material adverse effect on the business or financial condition of the Companies;

              (d) PST has an authorized share capital of 10,000,000 shares of Class A common stock, par value $.01 per share, of which none are issued or outstanding, and 10,000,000 shares of Class B common stock, par value of $.01, of which 691 shares of Class B common stock are duly and validly issued and outstanding, fully paid and non-assessable, and said shares are owned beneficially and of record by the Shareholders as set forth in Exhibit C of this
    Agreement  under  the  column   heading  "Stock  In  Prince Street
    Technologies Ltd. After Merger of PST and PSHC"; immediately prior to the PST/PSHC Merger, PST had authorized share capital as set forth in the preceding clause, of which 500 shares of Class A common stock and 191 shares of Class B common stock were duly and validly issued and outstanding, fully paid and non-assessable, and said shares were owned beneficially and of record by the PST Shareholders as set forth in Exhibit C of this Agreement; immediately prior to the PST/PSHC Merger, PSHC had authorized share capital of 10,000,000 shares of Common Stock, par value $.01 per share, of which 1,692,749 shares were duly and validly issued and outstanding, fully paid and non-assessable, and said shares were owned beneficially and of record by the PSHC Shareholders as set forth in Exhibit C of this Agreement 10,000,000 shares of Class B common stock, with a par value of $.01 per share, of which no shares were issued and outstanding, and 1,000,000 shares of preferred stock, with a par value of $.01 per share, of which no shares were issued and outstanding; the PST/PSHC Merger and the PST/PSHC Merger Agreement were approved by the requisite action of the Boards of Directors and shareholders of PST and PSHC, the PST/PSHC Merger has become effective, and all of the issued and outstanding shares of PSHC have been cancelled pursuant to the
    PST/PSHC Merger Agreement;   the certificates for the Shares to be
    delivered pursuant to the Agreement represent 100% of all of the issued and outstanding share capital of the Companies; and to the knowledge of such counsel, there are no options, warrants or other rights outstanding to acquire any share capital or securities of the Companies;

              (e)  To  the  knowledge of  such  counsel,  there are  no
    actions, suits, claims, investigations or proceedings pending or threatened against the Companies at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality that would, if decided adversely, after consideration of all defenses, have a
    material  adverse  effect   on  the  assets  or  operation of  the
    businesses of the Companies;

              (f) To the knowledge of such counsel, (i) the Companies have not breached any material provision of any contract or agreement listed in the Disclosure Memorandum, and (ii) the Companies are not and will not, with the passage of time, the giving of notice or otherwise, be in default under the terms of any such contract or agreement;

              (g)  The   transactions   contemplated   by  the  Merger
    Agreement have been approved by the requisite action of the Board of Directors and shareholders of PST and when the Merger is effected, the Shares will be converted into the right to receive the Merger Consideration and the outstanding shares of Sub shall be converted into all of the issued and outstanding shares of PST.

              (h) All proceedings required by law or by the provisions Companies in connection with the transactions contemplatedherein obligation to consummate the transactions contemplated in this Agreement have been fulfilled.

                                EXHIBIT 1.4

                            Adjustments to EBIT

                    In calculating Adjusted EBIT, as used in the Agreement, the EBIT shall be adjusted as follows:

                         1. Factoring commissions shall be treated as an item of "Other Expense", i.e., below the Income from Operations line.

                         2.   Loan   Discount  Amortization  shall  be
                    treated as interest expense.

                                 APPENDIX B

            Article 13 of the Georgia Business Corporation Code
    14-2-1301.  Definitions.

    As used in this article, the term:

         (1) "Beneficial  shareholder"  means  the  person   who is  a
    beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code
    Section 14-2-1302.

         (3) "Corporation"  means  the  issuer  of  shares  held  by  a
    dissenter  before  the  corporate   action,  or  the  surviving  or
    acquiring corporation by merger or share exchange of that issuer.

         (4) "Dissenter" means a shareholder who is entitled to dissent
    from  corporate  action  under   Code  Section  14-2-1302 and  who
    exercises  that right  when  and in  the  manner required  by  Code

    Sections 14-2-1320 through 14-2-1327.

         (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

         (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (8) "Shareholder"   means  the   record  shareholder  or  the
    beneficial shareholder. (Code 1981, Section 14-2-1301, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1993 p. 1231, Section 16.)

    14-2-1302.  Right to Dissent.

        (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
             (1) Consummation  of  a  plan   of  merger  to which  the
         corporation is a party:

                 (A) If approval of the shareholders of the corpora-tion is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                 (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

             (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

             (3) Consummation  of   a  sale  or  exchange   of all  or
         substantially all  of  the property  of the  corporation if  a shareholder vote  is required on the sale or exchange pursuant to Code Section 14-2-1202, but not  including it sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

             (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                 (A) Alters or abolishes a preferential right of the shares;

                 (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                 (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securi-ties;

                 (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;



                 (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code

             Section 14-2-604; or

                 (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

             (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of thus chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting share-holders are entitled to dissent and obtain payment for their share's.
         (b) A shareholder entitled to dissent and obtain payment for his shams under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the share-holder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorpora-tion is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

             (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

             (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides other-wise. (Code 1981, Section 14-2-1302, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, 58.)

    14-2-1303.  Dissent by Nominees and Beneficial Owners.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters'
    rights.   The rights of a partial dissenter under this Code section
    are determined as if the shares as to which he dissents and his other shares were registered in the names of different sharehold-ers. (Code 1981, Section 14-2-1303, enacted by Ga. L. 1988, p. 1070,
    Section  1.)

   14-2-1320.  Notice of Dissenters' Rights.

         (a) If proposed corporate action creating dissenters'rights under Code Section 14-2-1302 is submitted to a vote at a sharehold-ers' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Code
    Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken. (Code
    1981, Section 14-2-1320, enacted by Ga. L.  1988, p. 1070, Section  1;
    Ga. L. 1993,  p.  1231, Section 17.)

    14-2-1321.  Notice of Intent to Demand Payment.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

             (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effected; and

             (2) Must not vote his shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of  subsection (a) of this Code  section is not entitled to payment
    for  his shares  under  this article.    (Code 1981,  Section 14-2-1321,
    enacted by Ga. L. 1988, p. 1070,

    14-2-1322.  Dissenters' Notice.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters'notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

             (1) State where the payment demand must be sent  and where
         and  when  certificates  for   certificated  shares must   be
         deposited;

             (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

             (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection
        (a) of this Code section is delivered; and

             (4) Be accompanied by a copy of this article. (Code 1981, Section 14-2-1322, enacted by Ga. L. 1988, p. 1070, Section 1.)

    14-2-1323.  Duty to Demand Payment.

         (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

        (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1991, Section 14-2-1323, enacted by Ga.
    L. 1988, p. 1070, Section 1.)

    14-2-1324.  Share Restrictions.

         (a) The corporation may restrict the transfer of uncertifi-cated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.  (Code 1981, Section 14-2-1324, enacted by Ga.
   L. 1988, p. 1070, Section 1.)





    14-2-1325.  Offer of Payment.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

        (b)  The offer of payment must be accompanied by:

             (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

             (2) A statement of the corporation's estimate of the fair value of the shares;

             (3) An explanation of how the interest was calculated;

             (4) A statement of the dissenters' rights to demand payment under Code Section 14-2-1327; and

             (5) A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.
    (Code 1981, Section 14-2-1325, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, Section 59; Ga. L. 1993, p. 1231, Section 18.)

    14-2-1326.  Failure to Take Action.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1991, Section 14-2-1326, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1990, p. 257, Section 20.)

    14-2-1327.  Procedure if Shareholder Dissatisfied with Payment or
             Offer.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

            (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

             (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325;

             (1) The  shareholder may  demand the  information required under  subsection  (b)  of  Code Section  14-2-1325, and  the corporation shall provide  the information to the shareholder within  ten days  after receipt  of a  written demand for the information; and

             (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due (Code 1981, Sectopm 14-2-1327, enacted by Ga. L. 1988, p. 1070,
          Section 1;
         Ga. L. 1989, p. 946, Section 60; Ga.  L. 1990, p. 257, Section
         21; Ga.  L. 1993, p. 1231, Section 19.)

    14-2-1330.  Court Action.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued
    interest.   If the  corporation does  not  commence the proceeding
    within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in thus State, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, Section 14-2-1330, enacted by Ga. L. 1988, p. 1070, Section 1;
    Ga.  L.  1989, p. 946, Section 61; Ga. L. 1993, p. 1231, Section 20.)

    14-2-1331.  Court Costs and Counsel Fees.


         (a) The court in an  appraisal proceeding commenced under Code
    Section  14-2-1330 shall  determine  all costs  of the proceeding,
- -
    including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.



         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable;

             (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substan-tially comply with the requirements of Code Sections 14-2-132 through 14-2-1327; or

             (2) Against either the corporation or a dissenter, in favor or any other party, if the court finds that the party against whom the fees and expenses are acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, Section 14-2-1331, enacted by Ga. L. 1988, p. 1070, Section 1.)

    14-2-1332.  Limitation of Actions.

         No action by any dissenter to enforce dissenters' rights shall be brought more  than three  years after the  corporate action  was taken,  regardless of whether notice of the corporate action and of the right to  dissent was  given by the  corporation in compliance with  the provisions of Code Section 14-2-1320 and Code
    Section 14- 2-1322.   (Code 1981, Section 14-2-1332, enacted by Ga. L. 1988,
    p. 1070, Section 1.)

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


    Item 20.  Indemnification of Directors and Officers.

         As permitted under Georgia law, the Registrant's articles of incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

         Article VII of the bylaws of the Registrant authorizes indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable to the Registrant or adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

         Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

         The provisions of the Registrant's bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

         The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

    Item 21.  Exhibits and Financial Statement Schedules.

         (a)  The  following  exhibits  are   filed  as  part  of this
    Registration Statement:

    Exhibit
    Number        Description of Exhibit

    2.1 Acquisition Agreement dated December 3, 1993, by and among the Registrant, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton Corp., Prince Street Holding Company, Steven C. Andrade and Robert D. Williams.

    2.2 Agreement for Purchase of Capital Stock of Bentley Mills, Inc., dated June 8, 1993 (included as Exhibit
                  2.1 to the Registrant's current report on Form 8-K, filed with the Commission on July 7, 1993 and incorporated herein by reference).

    3.1 Articles of incorporation (composite as of September 8, 1988) (included as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended January 3, 1993 (the "1992 10-K") previously filed with the Commission and incorporated herein by reference) and Articles of Amendment (Series A Preferred Stock Designation), dated June 17, 1993 (included as

                  Exhibit 4.1 to the Registrant's current report on Form 8-K, filed with the Commission on July 7, 1993 and incorporated herein by reference).

    3.2 Bylaws, as amended (included as Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended April 1, 1990, previously filed with the Commission and incorporated herein by reference).

    4.1 See Exhibits 3.1 and 3.2 for provisions in the Registrant's articles of incorporation, as amended, and bylaws defining the rights of holders of Common Stock of the Registrant.

    4.2 Form of Indenture between the Registrant and The Citizens & Southern National Bank (now known as
                 NationsBank of Georgia, N.A.), as Trustee (including
                  Specimen Debenture as Exhibit A) (included as Exhibit 4(a) to the Registrant's registration statement on Form S-3, File No. 33-23903, previously filed with the Commission and incorporated herein by reference).

    4.3 Registration Rights Agreement (holders of Series A Preferred Stock), dated June 22, 1993 (included as
                  Exhibit 4.2 to the Registrant's current report on Form 8-K, filed with the Commission on July 7, 1993 and incorporated herein by reference).

    5 Opinion of Kilpatrick & Cody as to the legality of the shares.*

    10.1 Factoring Agreement, dated April 19, 1989, between BancBoston Financial Company and Interface Flooring Systems, Inc. (included as Exhibit 10.1 to the Registrant's annual report on Form 10-K for the year ended December 30, 1990, previously filed with the Commission and incorporated herein by reference).

    10.2 Promissory Note of the Registrant and Interface Flooring Systems, Inc., dated March 15, 1989, payable to the order of BancBoston Financial Company
                 (included as Exhibit 10.2 to the Registrant's annual
                  report on Form 10-K for the year ended January 1, 1989 (the "1989 10-K"), previously filed with the Commission and incorporated herein by reference), and First Amendment, dated January 4, 1990, Second Amendment, dated June 13, 1991, and Third Amendment, dated June 15, 1992, to Promissory Note of the Registrant and Interface Flooring Systems, Inc., dated May 15, 1989, payable to BancBoston Financial Company (included as Exhibit 10.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended July 4, 1993 previously filed with the Commission and incorporated herein by reference).

    10.3 Plan for Reimbursement of Medical and Dental Care Expenses, dated May 3, 1978 (included as Exhibit
                  10.19 to the Registrant's registration statement on Form S-1, File No. 2-82188, previously filed with the Commission and incorporated herein by reference).

    10.4 Salary Continuation Plan, dated May 7, 1982 (included as Exhibit 10.20 to the Registrant's registration statement on Form S-1, File No. 2-82188, previously filed with the Commission and incorporated herein by reference).

    10.5          Salary Continuation Agreement (included as Exhibit
                  10.23 to the Registrant's registration statement on Form S-1, File No. 2-82188, previously filed with the Commission and incorporated herein by reference).

    10.6 Amendment No. 3, dated July 28, 1992, to Interface, Inc. Key Employee Stock Option Plan dated March 1, 1983 (included as Exhibit 10.6 to the 1992 10-K, previously filed with the Commission and incorporated herein by reference).

    10.7          Interface, Inc. Key Employee Stock Option Plan
                 (1993), effective as of March 1, 1993 (included as
                  Exhibit 10.7 to the 1992 10-K, previously filed with the Commission and incorporated herein by reference).

    10.8 Interface, Inc. Offshore Stock Option Plan (included as Exhibit 10.15 to the Registrant's 1989 10-K, previously filed with the Commission and incorporated herein by reference), and Amendment No. 1 thereto (included as Exhibit 10.11 to the Registrant's annual report on Form 10-K for the year ended December 29, 1991, previously filed with the Commission and incorporated herein by reference).

    10.9 Interface, Inc. Retirement Plan and Trust, dated April 14, 1986, by and between the Registrant and Layton T. Gordy and Daniel T. Hendrix, as Trustees, and Amendment No. 1 thereto dated October 28, 1987 (included as Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended April 3, 1988, previously filed with the Commission and incorporated herein by reference), and Amendment No. 2 thereto dated March 29, 1988 (included as
                  Exhibit 10.11 to the Registrant's 1989 10-K, previously filed with the Commission and incorporated herein by reference).

    10.10 Interface, Inc. 401(k) Savings and Investment Plan and Trust, effective as of October 1, 1988 (included as Exhibit 10.12 to the Registrant's annual report on 1989 10-K, previously filed with the Commission and incorporated herein by reference).

    10.11 Voting Agreement, dated April 13, 1993, among certain shareholders of the Registrant (included as Exhibit
                  10.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended April 4, 1993, previously filed with the Commission and incorporated herein by reference).

    10.12(a) Amended and Restated Credit Agreement, dated as of June 30, 1992, among the Registrant (and certain of its direct and indirect subsidiaries), Trust Company Bank and The First National Bank of Chicago (included as Exhibit 10.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended July 5,1992, previously filed with the Commission and incorporated herein by reference), and Second Amended and Restated Credit Agreement, dated as of June 11, 1993, among the Registrant (and certain of its direct and indirect subsidiaries), Trust Company Bank and The First National Bank of Chicago (included as Exhibit
                  10.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended July 4, 1993, previously filed with the Commission and incorporated herein by reference).

          (b) First Amendment to Second Amended and Restated Credit Agreement dated as of December 1, 1993, among the Registrant (and certain direct and indirect subsidiaries), Trust Company Bank and The First
                  National Bank of Chicago.

    10.1 (a) Loan Agreement, dated as of November 1, 1989,between Interface Flooring Systems, Inc. and West Point Development Authority (included as Exhibit 10.24(a) to the Registrant's 1989 10-K, previously filed with the Commission and incorporated herein by reference).

         (b) Indenture of Trust, dated as of November 1,1989, between West Point Development Authority and Trust Company Bank, as Trustee (included as Exhibit 10.24(b) to the Registrant's 1989 10-Kpreviously filed with the Commission and incorporated herein by reference).

         (c) Letter of Credit Agreement, dated as of November 1, 1989, among Interface Flooring Systems, Inc., the Registrant and Trust Company Bank (included as
                  Exhibit 10.24(c) to the Registrant's 1989 10-K previously filed with the Commission and incorporated herein by reference).

         (d) Irrevocable Letter of Credit, dated November 2, 1989, established by Trust Company Bank in favor of Trust Company Bank, as Trustee, in the initial principal amount of $4,000,000 (included as Exhibit 10.24(d) to the Registrant's 1989 10-K previously filed with the Commission and incorporated herein by reference).

          (e) Pledge and Security Agreement, dated as of November 1, 1989, by Interface Flooring Systems, Inc. in favor of Trust Company Bank (included as Exhibit 10.24(e) to the Registrant's 1989 10-K previously filed with the Commission and incorporated herein by reference).

          (f) Security Deed and Security Agreement, dated as of November 1, 1989, between Interface Flooring Systems, Inc. and Trust Company Bank, as Credit Bank (included as Exhibit 10.24(f) to the Registrant's 1989 10-K previously filed with the Commission and incorporated herein by reference).

    10.14 Revolving Credit Loan Agreement, dated as of August 5, 1991, between Interface Flooring Systems, Inc. and Trust Company Bank (included as Exhibit 10.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 29, 1991, previously filed with the Commission and incorporated herein by reference); Amendment No. 1 thereto dated June 30,
                  1992 (included as Exhibit 10.19 to the Registrant's 1992 10-K, previously filed with the Commission and incorporated herein by reference); and Second
               Amendment, dated August 5, 1993 (included as Exhibit
                  10.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended October 3, 1993, previously filed with the Commission and incorporated herein by reference).

    21.           Subsidiaries of the Registrant.

    23(a)         Consent of BDO Seidman.

      (b)         Consent of Deloitte & Touche.

      (c)         Consent of Kilpatrick & Cody (included in Exhibit 5).*

    24. Power of Attorney (included on the Signature Page to this Registration Statement).

    ___________________________________
    *  To be filed by amendment.

    (b) The following Financial Statement Schedules of the Registrant are incorporated herein by reference to the Registrant's annual report on Form 10-K for the year ended January 3, 1993:

              Schedule V     --   Property, Plant and Equipment

              Schedule VI    --   Accumulated  Depreciation, Depletion
                                  and  Amortization of  Property, Plant
                                  and Equipment

              Schedule VIII  --   Valuation and Qualifying Accounts and
                                        Reserves

              Schedule X     --   Supplementary Income Statement
                                      Information

    Item 22.  Undertakings.

         (a) (i) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (ii) Insofar as indemnification  for liabilities  arising
    under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act
    and is, therefore, unenforceable.   In the  event that a claim  for
    indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities


    being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt
    means.   This  includes  information contained  in documents filed
    subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on January 12, 1994.


                                   INTERFACE, INC.



                                   By:   s/ Ray C. Anderson
                                    ----------------------
                                         Ray C. Anderson
                                         Chairman of the Board,
                                            President and
                                         Chief Executive Officer


                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray C.Anderson as attorney-in-fact, with power of substitution and resubstitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed following persons in the capacities indicated on the 13th day of January, 1994.



     s/ Ray C. Anderson         Chairman of the Board, President and
    --------------------        Chief Executive Officer
    Ray C. Anderson         (Principal Executive Officer)



 s/ Daniel T. Hendrix       Vice President-Finance, Chief
- ----------------------      Financial Officer and Treasurer
Daniel T. Hendrix           (Principal Financial and Accounting
                                Officer)


     s/ Donald H. Lee          Director
    ----------------------
    Donald H. Lee



     s/ Donald E. Russell       Director
    ----------------------
    Donald E. Russell
    s/ Grant E. Todd           Director
    ----------------------
    Grant E. Todd

     s/ C. Edward Terry         Director
    ____________________
    C. Edward Terry


     s/ David Milton            Director
    ____________________
    David Milton


     s/ Leonard G. Saulter      Director
    ______________________
    Leonard G. Saulter


     s/ Carl I. Gable           Director
    ______________________
    Carl I. Gable


     s/ J. Smith Lanier, II     Director
    _______________________
    J. Smith Lanier, II


    --------------------------  Director
    Clarinus C. Th. van Andel


     s/ James C. Abegglen       Director
    _______________________
    James C. Abegglen


     s/ David G. Thomas         Director
    _______________________
    David G. Thomas

     s/ Arie Glimmerveen         Director
    ____________________
   Arie Glimmerveen